Exhibit 4.3

FIRSTENERGY CORP.

SAVINGS PLAN

Amended and Restated as of January 1, 2014

FIRSTENERGY CORP.

SAVINGS PLAN

Amended and Restated as of

January 1, 2014

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2.26	Eligible Rollover Distribution	22
2.27	Employee	22
2.28	Employee Contribution	23
2.29	Employee Contribution Account	23
2.30	ERISA	23
2.31	Excess Aggregate Contributions	24
2.32	Excess Contributions	24
2.33	Excess Deferral	25
2.34	Forfeiture Suspense Account	25
2.35	GPU Nonbargaining Participant	25
2.36	GPU Nonbargaining Plan	25
2.37	Highly Compensated Employee	25
2.38	Investment Committee	26
2.39	Investment Fund	26
2.40	Leased Employee	26
2.41	Matching Contribution	27
2.42	Member	27
2.43	Named Fiduciary	27
2.44	Non-deferred Cafeteria Plan Contribution	27
2.45	Non-deferred Contributions	28
2.46	Normal Retirement Date	28
2.47	Offer	28
2.48	Participating Company	28
2.49	PAYSOP	28
2.50	PAYSOP Contributions	28
2.51	Plan	29
2.52	Plan Year	29
2.53	Qualified Matching Contributions	29
2.54	Qualified Nonelective Contributions	29
2.55	Rollover Contribution	29
2.56	Roth Elective Contribution	30
2.57	Roth Non-exclusion Period	30
2.58	Self-Managed Brokerage Account	31
2.59	Service	31
2.60	Severance from Employment	31
2.61	Spouse	33
2.62	Supplement	34
2.63	Termination Date	34
2.64	Testing Compensation	34
2.65	Trust Agreement	37
2.66	Trustee	37
2.67	Trust Fund	37
2.68	Units	38
2.69	Valuation Date	38
2.70	U-3 Participant	38
2.71	180 Participant	38

2.72	777 Participant	38
2.73	Other Terms Defined	38

Article 3 Eligibility and Participation		40

3.1	Eligibility and Enrollment	40
3.2	Bargaining Unit Employees	41
3.3	Automatic Enrollment	42
3.4	Default Investment Upon Enrollment	43
3.5	Transfer Between Employers	44

Article 4 Employee Contributions		45

4.1	Basic Contributions	45
4.2	Supplementary Contributions	45
4.3	Catch-up Contributions	45
4.4	Deferred and Non-deferred Cafeteria Plan Contributions	47
4.5	Change in Rate or Type of Employee Contributions	47
4.6	Crediting of Employee Contributions	48
4.7	Rollover Contributions	49

Article 5 Company Contributions		52

5.1	Company Contributions	52
5.2	Matching Contributions	52
5.3	Profit Sharing Contributions	54
5.4	PAYSOP Contributions	54
5.5	Qualified Matching Contributions	54
5.6	Qualified Nonelective Contributions	55
5.7	Allocation of Company Contributions	56
5.8	Return of Company Contributions	56
5.9	Allocation and Use of Forfeitures	57

Article 6 Limitations on Contributions		59

6.1	Limitation of Amount of Elective Deferrals	59
6.2	Actual Deferral Contribution Test	62
6.3	Limitation on Non-deferred Contributions and Matching Contributions	69
6.4	Deductibility Limit	75
6.5	Limitation on Total Contributions	75

Article 7 Suspension of Contributions		78

7.1	Voluntary Suspension	78
7.2	Involuntary Suspension	78
7.3	Rules Governing Suspensions	78

Article 8 Investment of Contributions		79

8.1	Investment Funds	79
8.2	Member Investment Direction of Contributions	83
8.3	Change in Investment Direction	83
8.4	Transfer Between Investment Funds	84
8.5	Investment of Amounts not Maintained in a Member’s Account	84
8.6	Dividends on Shares of Company Stock	84
8.7	Voting Rights and Other Rights Regarding Investment Funds	87
8.8	Application of ERISA Section 404(c)	88

Article 9 Maintenance and Valuation of Members’ Accounts		89

9.1	Maintenance of Accounts and Subaccounts	89
9.2	Valuation of Account	94
9.3	No Interest in Specific Property	95

Article 10 Vesting		96

10.1	Employee Contribution Account	96
10.2	Company Contribution Account	96
10.3	Tax Deductible Employee Contribution Account	96

Article 11 Withdrawal Prior to Termination of Employment		97

11.1	Right to Withdraw	97
11.2	Disability Withdrawal	99
11.3	Withdrawal Because of Immediate and Heavy Financial Need	99
11.4	Withdrawal of PAYSOP Contributions	103
11.5	Diversification	103
11.6	Manner of Effecting Withdrawal	103

Article 12 Distributions and In-Plan Roth Rollovers		105

12.1	Severance from Employment	105
12.2	Death	106
12.3	Installment Distribution Method	107
12.4	Distribution of Less than Entire Account Balance	108
12.5	Distribution Shall Consist of Cash and Company Stock	108
12.6	Maximum Deferral of Distribution	110
12.7	Minimum Distribution Timing Requirement	110
12.8	Minimum Distributions Requirements	111
12.9	Special Rules for Accumulated Payments Portion Subaccount	121
12.10	Direct Transfer Election	128
12.11	Automatice Cash-Outs	129
12.12	Identity or Whereabouts of Payee Unknown	129
12.13	Reliance on Records	131
12.14	Domestic Relations Orders	132
12.15	Infants or Incompetents Entitled to Payment	132
12.16	In-Plan Roth Rollovers	132

Article 13 Loans to Members		134

13.1	Loans to Members	134
13.2	Loans to 180 or 777 Participants	134
13.3	Loan Program	135

Article 14 Designation of Beneficiaries in the Event of Death		136

14.1	Designation of Beneficiaries	136
14.2	Distribution of Death Benefit	137
14.3	Default Beneficiary	137

Article 15 Administration of the Plan		138

15.1	Administrator and Named Fiduciary of the Plan	138
15.2	Successor Administrator	138
15.3	Powers and Duties of Administrator	138
15.4	Rules and Forms for Plan	139
15.5	Authorization or Release of Member’s Spouse as Condition for Benefits	139
15.6	Accounts	140
15.7	Rights of Administrator to Employ and Rely Upon Experts	140
15.8	Liability Regarding Administration of the Plan	141
15.9	Administration Expenses	141
15.10	Management of Plan Assets	143
15.11	Committee Members	144
15.12	Acceptance of Appointment and Resignation of Committee Members	144
15.13	Committee Business Operations	144
15.14	Committee Delegation	144
15.15	Committee Expenses and Compensation	144
15.16	Committee Members Not Required to Give Bond or Other Security	145
15.17	Claims Procedure/Claims Review Procedure	145
15.18	Claims Procedures for Other Claims under ERISA	150
15.19	Fiduciaries of Plan May Serve in More Than One Capacity	157
15.20	Indemnification of Committee, Employees and Fiduciaries	157
15.21	Responsibility of Fiduciaries	158
15.22	Electronic Media	158

Article 16 Trustee and Trust Fund		159

16.1	Trustee of the Plan	159
16.2	Authority to Appoint and Remove Trustee	159
16.3	Trust Fund Sole Source of Payments for Plan	159

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Article 17 Tendering and Voting of Company Stock		160

17.1	Tenders for Company Stock	160
17.2	Voting Company Stock	168

Article 18 Amendments and Supplements		172

18.1	Amendment and Modification	172
18.2	Condition for Merger or Consolidation of Plan	172
18.3	Adoption of Supplements	172
18.4	Amendment of Supplements	173
18.5	Retroactive Amendment	173
18.6	Applicability of Amendments to Members Who Terminated Employment Prior to the Restatement Date	173
18.7	Drafting Intent	174

Article 19 Termination of the Plan		175

19.1	Termination of the Plan	175
19.2	Distributions upon Complete or Partial Termination	175

Article 20 Top-heavy Plan Provisions		177

20.1	Definitions	177
20.2	Applicability	179
20.3	Contributions	179

Article 21 Participating Companies		181

21.1	Designation of Participating Companies	181
21.2	Withdrawal From Plan of Participating Company	181
21.3	List of Participating Companies	182
21.4	Delegation of Authority	182

Article 22 General Provisions		183

22.1	Plan Is Not an Employment Contract	183
22.2	Prohibition Against Assignment or Alienation of Benefits	183
22.3	Governing Law	185
22.4	Compliance with USERRA	185
22.5	Actions May Be in Writing or Other Methods	187

Article 1

Purpose and Scope of the Plan

1.1 Purposes. The purposes of the Plan are to encourage employee thrift by providing a convenient way for employees to save on a regular and long-term basis, provide a way for employees to elect to defer a percentage of compensation each year and to have such amount contributed by a Participating Company to the Plan on his or her behalf, create added employee interest in the affairs of FirstEnergy Corp., provide a means for becoming a stockholder of FirstEnergy Corp., supplement retirement, disability and death benefits, and create a competitive compensation program through the establishment of a tax-qualified plan under which employee contributions are supplemented by contributions of FirstEnergy Corp. and its subsidiaries which have adopted the Plan.

1.2 Stock Bonus Portion. A portion of the Plan is a stock bonus plan. The FirstEnergy Common Stock Fund comprises the stock bonus portion of the Plan. Prior to January 1, 2014, the FirstEnergy Contributions Stock Fund and the Employee Contributions Stock Fund comprised the stock bonus portion of the Plan. The stock bonus portion of the Plan is an ‘employee stock ownership plan’ within the meaning of Code Section 4975(e)(7) and ERISA Section 407(d)(6) and is designed to invest primarily in ‘qualifying employer securities’ within the meaning of Code Section 4975(e)(8) and ‘employer securities’ within the meaning of Code Sections 404(k)(6) and 409(l). The PAYSOP subaccount, a subaccount of the FirstEnergy Common Stock Fund, a part of the stock bonus portion of the Plan, is also a tax credit employee stock ownership plan within the meaning of Code Section 409.

1.3 Profit Sharing Portion. A portion of the Plan is a profit sharing plan. The Self-Managed Brokerage Accounts, temporary investments held pursuant to Section 8.1(d) and all other Investment Funds established by the Investment Committee pursuant to Section 8.1(b) comprise the profit sharing portion of the Plan. The profit sharing portion of the Plan provides employees with the opportunity to make before-tax or after-tax contributions and to invest in Investment Funds which are not part of the stock bonus portion of the Plan.

1.4 Cash and Deferred Arrangements. The Plan contains cash and deferred arrangements intended to satisfy Code Section 401(k).

1.5 Participation and Mergers. The Ohio Edison System Payroll-Based Tax Credit Employee Stock Ownership Plan (the “PAYSOP”) was merged into the Plan effective December 31, 1990. Investments in Company Stock under the PAYSOP are accounted for separately under the Plan and are subject to certain distribution restrictions applicable generally to payroll-based tax credit employee stock ownership plans under the Code.

In addition, the Ohio Edison System Bargaining Unit Employee Savings and Tax Deferral Plan was merged into the Plan, effective April 1, 1991, allowing certain bargaining unit employees the opportunity to participate in the Plan in the manner specified in the applicable collective bargaining agreement.

Assets from the Centerior Energy Corporation Savings Plan were transferred to the Plan, effective July 1, 1998, allowing certain non-bargaining unit employees the opportunity to participate in the Plan. Additional assets from the Centerior Energy Corporation Savings Plan were subsequently transferred to the Plan, effective January 1, 1999, allowing certain bargaining unit employees the opportunity to participate in the Plan.

Effective July 26, 1999, bargaining unit employees represented by IBEW Local 459 at the Seneca facility of the Company were allowed to participate in the Plan under a separate benefit structure in which they received no ESOP Loan or minimum company contributions. Effective as of January 1, 2003 all provisions of this separate benefit structure were removed and bargaining unit employees represented by IBEW Local 459 at the Seneca facility of the Company were permitted to participate in the Plan exclusive of any separate benefit structure.

Effective January 1, 2000, participants of the FirstEnergy Corp. 401(k) Retirement Savings Plan for IBEW Represented Employees at the Beaver Valley Nuclear Power Plant were allowed to participate in the Plan but solely for and limited to the purposes of receiving Matching Contributions through the stock bonus portion of the Plan and to have such contributions and income thereon maintained and administered in accordance with those Sections of the Plan which affect Matching Contributions. Effective at the end of the day on April 30, 2002, the FirstEnergy Corp. 401(k) Retirement Savings Plan for IBEW Represented Employees at the Beaver Valley Nuclear Power Plant was merged into the Plan and the bargaining unit employees were permitted to participate in the Plan in the manner specified in the applicable collective bargaining agreement.

Effective January 1, 2002, participants of the GPU Companies Employee Savings Plan for Non-Bargaining Employees were also allowed to participate in the Plan solely for and limited to the purposes of receiving Matching Contributions through the stock bonus portion of the Plan and to have such contributions and income thereon maintained and administered in accordance with those Sections of the Plan which affect Matching Contributions. Effective January 7, 2003, the GPU Companies Employees Savings Plan for Non-Bargaining Employees was merged into the Plan. As of this date, the limitations for participants of the GPU Companies Employee Savings Plan for Non-Bargaining Employees were removed and such Employees were permitted to participate in the Plan without such limitations and restrictions.

Effective January 7, 2003, the GPU Companies Employee Savings Plan for Employees Represented by IBEW System Council U-3, the GPU Companies Employee Savings Plan for Employees Represented by IBEW Local 777 and the GPU Companies Employee Savings Plan for Employees Represented by IBEW Local 459 or UWUA Local 180 were merged into the Plan and the bargaining unit employees were permitted to participate in the Plan in the manner specified in the applicable collective bargaining agreement. Employees covered by collective bargaining agreements with IBEW System Council U-3, IBEW Local 777 and IBEW Local 459 or UWUA Local 180, but excluding bargaining unit employees represented by IBEW Local 459 at the Seneca facility of the Company, had a separate benefit structure and only limited participation rights in the Plan. Their benefits and rights under the Plan were set forth solely in the Constituent Plan documents.

Effective January 1, 2005, the benefits and rights of Employees covered under a collective bargaining agreement with IBEW Local 459 other than bargaining unit employees represented by IBEW Local 459 at the Seneca facility of the Company ceased to have their benefits and rights set forth in a Constituent Plan document but instead were entitled to the benefits and rights provided in the Plan without reference to, and exclusive of, any Constituent Plan document.

Effective January 1, 2009, the benefits and rights of Employees covered under a collective bargaining agreement with IBEW System Council U-3 ceased to have their benefits and rights set forth in a Constituent Plan document but instead were entitled to the benefits and rights provided in the Plan without reference to, and exclusive of, any Constituent Plan document.

Effective April 1, 2012, the Allegheny Energy Employee Stock Ownership and Savings Plan was merged into the Plan and assets and liabilities were transferred to the Plan. The related Instrument of Merger amended the Plan to reflect certain transition procedures and special rules, including but not limited to procedures and rules with respect to certain elections, designations and loans made under the Allegheny Plan. Section 9.1(d)(vii) contains a reference to the applicable provisions of such Instrument of Merger.

1.6 Code and ERISA. The Plan is to provide benefits to Members in a manner consistent and in compliance with the Code and Title I of ERISA. The Plan was established with the intent that it shall qualify under Section 401(a) of the Code and that the Trust Fund shall be exempt from Federal income tax under Section 501 (a) of the Code. Assets of the Plan shall never inure to the benefit of or revert to the Participating Companies and shall be held for the exclusive benefit of Members and their beneficiaries, except as provided in Section 15.9 with respect to expenses of administration and as provided in Section 5.8 with respect to the return of Company Contributions in the event that such contributions are nondeductible or made by reason of mistake of fact.

Article 2

Definitions

For the purposes of the Plan, the terms defined in this Article shall have the meanings set forth in this Article unless a different meaning is plainly required by the context. All capitalized terms in the Plan are defined in this Article or in the relevant Article of the Plan where such term is used. Whenever words importing the plural number are used in describing or referring to any matter, parties or persons, any single matter, party or person is included, although distributive words are not used. Masculine pronouns include the feminine as well as the masculine gender.

2.1 “Accounts” means a Member’s Employee Contribution Account, Company Contribution Account and Tax Deductible Employee Contribution Account as described in Section 9.1. The Administrator may establish such other Accounts as it deems necessary or appropriate for the proper administration of amounts allocated to Members.

2.2 “Actual Contribution Percentage” means, for a specified group of Members (either Highly Compensated Employees or Nonhighly Compensated Employees) for a Plan Year, the average of the ratios (each ratio calculated separately for each Member in such group and expressed as a percentage rounded to the nearest one-hundredth of one (1) percent) of the adjusted Non-deferred, Non-deferred Cafeteria Plan and Matching Contributions made to the Trust Fund on behalf of such Member to the Member’s Compensation for the Plan Year. For purposes of determining the Actual Contribution Percentage, the adjusted Non-deferred, Non-deferred Cafeteria Plan and Matching Contributions made on behalf of any Member shall be determined as follows:

(a)	Adjusted Non-deferred, Non-deferred Cafeteria Plan and Matching Contributions shall include the sum of the Non-deferred Contributions, Non-deferred Cafeteria Plan Contributions, Matching Contributions (other than additional Non-deferred Contributions and Matching Contributions made pursuant to Code Section 414(u) by reason of a Member’s qualified military service) and any Deferred Contributions, Deferred Cafeteria Plan Contributions, Roth Elective Contributions, Qualified Nonelective Contributions and Qualified Matching Contributions treated as contributions for purposes of calculating the Actual Contribution Percentage that are made under the Plan on behalf of the Member for the Plan Year but excluding:

(i)	Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferrals, Excess Contributions or Excess Aggregate Contributions;

(ii)	Deferred Contributions, Deferred Cafeteria Plan Contributions and Roth Elective Contributions that are taken into account for the Actual Deferral Percentage test; and

(iii)	Qualified Nonelective Contributions and Qualified Matching Contributions that are taken into account for the Actual Deferral Percentage test.

(b)	For purposes of computing the Actual Contribution Percentages, an Employee who would be a Member but for the failure to make Non-deferred Contributions or Non-deferred Cafeteria Plan Contributions, who receives no Qualified Nonelective Contributions or Qualified Matching Contributions that are treated as contributions for purposes of calculating the Actual Contribution Percentage or who makes no Deferred Contributions, Deferred Cafeteria Plan Contributions or Roth Elective Contributions that are treated as contributions for purposes of calculating the Actual Contribution Percentage shall be treated as a Member on whose behalf no Non-deferred, Non-deferred Cafeteria Plan Contributions or Matching Contributions are made.

(c)	For purposes of determining the Actual Contribution Percentage, Non-deferred Contributions and Non-deferred Cafeteria Plan Contributions for a Plan Year must be withheld during the Plan Year and must be transmitted to the Trust Fund within a reasonable period after the withholding. Matching Contributions, Qualified Matching Contributions, Qualified Nonelective Contributions, Deferred Contributions, Deferred Cafeteria Plan Contributions and Roth Elective Contributions must be made no later than the end of the 12-month period beginning on the day after the close of the applicable Plan Year, and are allocated as of a date within the Plan Year.

(d)	The Company may elect to use Deferred Contributions, Deferred Cafeteria Plan Contributions and Roth Elective Contributions in determining the Actual Contribution Percentage but only if the Actual Deferral Percentage is met before such contributions are used to calculate the Actual Contribution Percentage, and the Actual Deferral Percentage continues to be met following the exclusion of those Deferred Contributions, Deferred Cafeteria Plan Contributions and Roth Elective Contributions used to calculate the Actual Contribution Percentage.

(e)	A Plan Year’s Actual Contribution Percentage for Members who are Highly Compensated Employees and Nonhighly Compensated Employees shall be based on contributions and compensation of the Plan Year for which the Actual Contribution test is being performed unless the Company has elected to use prior year testing in subsection (f).

(f)

The Company has elected to use the current Plan Year Actual Contribution Percentages of the Members who are Nonhighly Compensated Employees rather than the preceding Plan Year in accordance with Section 401(m)(2)(A) of the Code. The Company may elect prior year testing for a Plan Year but only if the Plan has used current year testing for each of the preceding five (5) Plan Years or if, as a result of a merger or acquisition described in Code Section 410(b)(6)(C)(i), the members of the Controlled Group maintain both a plan using prior year testing and a plan using current year testing and the change is made within the transition period described in Code Section 410(b)(6)(C)(ii). In the event the Company elects to use prior year testing, a Member’s Actual Deferral Percentage shall be based on the contributions and compensation of the Plan Year immediately preceding the Plan Year for which the Actual Contribution Percentage test is performed. Any election permitted by this subsection shall be made by an amendment to the Plan.

2.3 “Actual Deferral Percentage” means, for a specified group of Members (either Highly Compensated Employees or Nonhighly Compensated Employees) for a Plan Year, the average of the ratios (each ratio calculated separately for each Member in such group and expressed as a percentage rounded to the nearest one-hundredth of one (1) percent) of the amount of adjusted Deferred Contributions, adjusted Deferred Cafeteria Plan Contributions and adjusted Roth Elective Contributions made to the Trust Fund on behalf of such Member for the Plan Year to the Member’s Compensation for the Plan Year. For purposes of determining the Actual Deferral Percentage, adjusted Deferred Contributions, adjusted Deferred Cafeteria Plan Contributions and adjusted Roth Elective Contributions made on behalf of any Member shall be determined as follows:

(a)

Adjusted Deferred Contributions, adjusted Deferred Cafeteria Plan Contributions and adjusted Roth Elective Contributions shall include the sum of Deferred Contributions, Deferred Cafeteria Plan Contributions and Roth Elective Contributions (other than Catch-

up Contributions, and additional Deferred Contributions and Roth Elective Contributions made pursuant to Code Section 414(u) by reason of a Member’s qualified military service) and any Qualified Matching Contributions or Qualified Matching Contributions treated as contributions for purposes of calculating the Actual Deferral Percentage test made to the Plan including Excess Deferrals of Highly Compensated Employees but excluding:

(i)	Excess Deferrals of Non-highly Compensated Employees that arise solely from Deferred Contributions, Deferred Cafeteria Plan Contributions and Roth Elective Deferrals made under the Plan or plans of the Controlled Group;

(ii)	Deferred Contributions, Deferred Cafeteria Plan Contributions and Roth Elective Contributions that are taken into account for the Actual Contribution Percentage test; and

(iii)	Qualified Nonelective Contributions and Qualified Matching Contributions that are taken into account for the Actual Contribution Percentage test.

(b)	For purposes of computing the Actual Deferral Percentages, an Employee who would be a Member but for the failure to make Deferred, Deferred Cafeteria Plan or Roth Elective Contributions and who receives no Qualified Nonelective Contributions or Qualified Matching Contributions treated as contributions for purposes of calculating the Actual Deferral Percentage shall be treated as a Member on whose behalf no Deferred Contributions or Deferred Cafeteria Plan Contributions are made;

(c)	For purposes of determining the Actual Deferral Percentage, Deferred Contributions, Deferred Cafeteria Plan Contributions Roth Elective Contributions, Qualified Nonelective Contributions and Qualified Matching Contributions must be made before the end of the twelve-month period immediately following the Plan Year to which the contributions relate;

(d)	A Plan Year’s Actual Deferral Percentage for Highly Compensated Employees and Nonhighly Compensated Employees shall be based on the contributions and compensation of the Plan Year for which the Actual Contribution test is being performed unless the Company has elected to use prior year testing in subsection (e);

(e)

The Company has elected to use the current Plan Year Actual Deferral Percentages of the Members who are Nonhighly Compensated Employees rather than the preceding Plan Year in accordance with Section 401(k)(3)(A)(ii) of the Code. The Company may elect prior year testing for a Plan Year but only if the Plan has used current year testing for each of the preceding five (5) Plan Years or if, as a result of a merger or acquisition described in Code Section 410(b)(6)(C)(i), the members of the Controlled Group maintain both a plan using prior year testing and a plan using current year testing and the change is made within the transition period described in Code Section 410(b)(6)(C)(ii). In the event the Company elects to use prior year testing, a Members Actual Deferral Percentage shall be based on the contributions and compensation of the Plan Year immediately preceding the Plan Year for which the Actual Contribution Percentage test is performed. Any election permitted by this subsection shall be made by an amendment to the Plan.

2.4 “Administrator” means the “administrator” within the meaning of ERISA Section 3(16)(A) and the “plan administrator” within the meaning of Code Section 414(g). The Committee is the Administrator unless a successor Administrator is appointed by the Company as provided in Section 15.2.

2.5 “Adoption Date” means the date as of which any Participating Company shall have adopted the Plan.

2.6 “Automatic Contribution” means a contribution of Deferred or Deferred Cafeteria Plan Contributions made in the event an eligible Employee makes no election regarding his or her contributions under Section 3.1. An Automatic Contribution shall be implemented and may be changed as provided in Section 3.3. The Automatic Contribution amount shall be as set forth in this Section.

(a)	Automatic Contribution of Deferred Contributions shall be made as follows:

(i)	For Members covered by a Constituent Plan, the Automatic Contribution shall be the contribution amount set forth in the Constituent Plan.

(ii)	For Members not covered by a Constituent Plan and hired prior to May 1, 2007, the Automatic Contribution shall be two percent (2%) of a Member’s Compensation but excluding from Compensation for this purpose all Cafeteria Plan Amounts.

(iii)	For U-3 Participants eligible to participate in the Plan prior to January 1, 2009, the Automatic Contribution shall be two percent (2%) of a Member’s Compensation but excluding from Compensation for this purpose all Cafeteria Plan Amounts.

(iv)	For all other Members, the Automatic Contribution shall be:

(A)	three percent (3%) of a Member’s Compensation (but excluding for this purpose all Cafeteria Plan Amounts) for the period beginning on the first day of his or her automatic enrollment under Section 3.3(a) and ending on the March 31 of the Plan Year following such date;

(B)	for the twelve-month period beginning on the April 1 immediately following the period described in subparagraph (A) and for each additional twelve-month period then following, a one percent (1%) increase to the percentage for the prior period, but, effective January 1, 2013, not to exceed the greatest percentage of Compensation (but excluding for this purpose all Cafeteria Plan Amounts) that is matched by the Company pursuant to Section 5.2; provided, however, if the increase to four percent (4%) is to otherwise occur within six (6) months of the first day of his or her automatic enrollment, such increase to four percent (4%) shall not be made until the second April 1 following the period described in subparagraph (A).

(b)	Automatic Contribution of Deferred Cafeteria Plan Contributions shall be made as provided in this subsection. For Members who receive Cafeteria Plan Amounts, the Automatic Contribution shall be 100% of the Cafeteria Plan Amounts and such amount shall be automatically deferred as a Deferred Cafeteria Plan Contribution.

2.7 “Bargaining Unit Employee” means an employee of a Participating Company who is covered by a collective bargaining agreement between the Participating Company and the employee’s exclusive collective bargaining agent.

2.8 “Base Matching Contribution” means a Matching Contribution made by a Participating Company as determined pursuant to, and allocated to a Member’s Company Contribution Account in accordance with, Section 5.2(b).

2.9 “Board of Directors” means the Board of Directors of FirstEnergy Corp.

2.10 “Cafeteria Plan Amounts” means an employer contribution to the FirstEnergy Corp. Flexible Benefit Plan that is specified as being available to a participant of such plan as an amount that may be contributed to the qualified cash or deferred arrangement in the Plan.

2.11 “Code” means the Internal Revenue Code of 1986, as amended from time to time, and all lawful regulations and pronouncements promulgated thereunder.

2.12 “Committee” means the FirstEnergy Corp. Savings Plan Committee established by the Company and described in the Committee Charter for the FirstEnergy Corp. Savings Plan Committee, as may be amended from time to time.

2.13 “Company” means FirstEnergy Corp.

2.14 “Company Contribution” means a contribution made to the Trust Fund by any Participating Company pursuant to Article 5.

2.15 “Company Contribution Account” means the Account and subaccounts established for each Member and credited with his or her Company Contributions, additional amounts identified as contributions to subaccounts listed in Section 9.1(d) and earnings and losses attributable to such amounts.

2.16 “Company Stock” means shares of common stock of FirstEnergy Corp. which shares are readily tradable on an established securities market, are “employer securities” within the meaning of Code Section 404(k)(6) and 409(l).

2.17 “Compensation” means amounts paid to a Member during a Plan Year by a Participating Company and determined as of the last day of a Plan Year. Compensation shall:

(a)	include salary, wages, straight time, overtime, vacation pay, bonuses paid based upon achieving specified skills or performance goals pursuant to a formal bonus program established by a Participating Company with general application to a classification of employees, annual or cash sale or incentive awards or other bonuses paid prior to Severance from Employment, annual incentives or cash sales incentive awards, sales commissions, lump-sum merit awards and amounts paid in lieu of vacation entitlement at the time a Member has a Severance from Employment, negotiated retroactive signing bonuses, Differential Wage Payments, Cafeteria Plan Amounts, and amounts which are contributed by a Participating Company pursuant to a salary reduction agreement and which are not includible in the gross income of the Member under Code Sections 125, 132(f)(4), 402(e)(3), and 402(h) and such amounts under Code Section 125 shall include any amounts not available to a Member in cash in lieu of group health plan coverage because the Member is unable to certify that he or she has other health coverage but shall not include any amount in lieu of group health coverage if a Participating Company requests or collects information regarding the Member’s other health coverage as part of the enrollment process for the health plan;

(b)	exclude amounts not described in subsection (a) including, but not limited to, any other special or additional remuneration and reimbursements such as annual or cash sales incentive awards or other bonuses paid after Severance from Employment, long-term incentives, stock options, stock awards, phantom stock awards, ad hoc awards or bonuses, meal allowances or other expense allowances, fringe benefits (cash and noncash), severance pay, safety, suggestion or attendance awards, recruiting bonuses, retention bonuses, moving expenses, compensation deferred under any non-qualified plan, and welfare benefits; and

(c)	not exceed $265,000 for any purpose under the Plan but such amount is subject to adjustments for such increases in the cost of living as shall be prescribed by the Secretary of the Treasury pursuant to Section 401(a)(17) of the Code.

2.18 “Constituent Plan” means a benefit arrangement for a specified group of Employees that provides a defined structure of benefits and rights for the specified group of Employees as provided in a Constituent Plan document set forth in a Supplement. Members that are covered by a Constituent Plan shall have only the benefits and rights set forth in the Constituent Plan document and shall not have any benefits or rights that are set forth in any other provisions of the Plan unless and only to the extent that a Constituent Plan document includes and specifically incorporates additional Sections of the Plan. If the Constituent Plan document includes and specifically incorporates such Sections, then the Members covered by the Constituent Plan document shall have any rights provided by the Sections specifically listed.

2.19 “Controlled Group” means the Company, any other corporation which is a member of a “controlled group of corporations,” as defined in Section 414(b) of the Code, which includes the Company, and any other employer required to be aggregated with the Company under Sections 414(c), (m) or (o) of the Code.

2.20 “Default Investment Fund” means the Investment Fund or Investment Funds designated as the Default Investment Fund by the Investment Committee. The Investment Committee may designate a different Default Investment Fund for different classes of Members and beneficiaries.

2.21 “Deferred Cafeteria Plan Contribution” means a pre-tax contribution made to the Plan by a Member under Code Section 401(k) that is made in lieu of the receipt of Cafeteria Plan Amounts. In addition, except for occasional bona fide administrative considerations, Deferred Cafeteria Plan Contributions cannot be made prior to the performance of services relating to the Deferred Cafeteria Plan Contributions or the date on which the Cafeteria Plan Amounts would be payable to the Member in absence of an election to make Deferred Cafeteria Plan Contributions.

2.22 “Deferred Contribution” means a pre-tax contribution made to the Plan by a Member under Code Section 401(k) that is made in lieu of the receipt of Compensation but excluding from Compensation for this purpose, all Cafeteria Plan Amounts. In addition, except for occasional bona fide administrative considerations, Deferred Contributions cannot be made prior to the performance of services relating to the Deferred Contributions or the date on which such Compensation would be payable to the Member in absence of an election to make a Deferred Contribution.

2.23 “Disability” means a physical or mental disability of a Member that occurs on the earliest of the Member’s becoming eligible for disability benefits under:

(a)	the Federal Social Security Act;

(b)	a pension plan of a Participating Company;

(c)	a long-term disability pay plan of a Participating Company.

2.24 “Elective Deferral” means a contribution made to the Plan or to other plans and arrangements that is an elective deferral as defined in Code Section 402(g)(3). An Elective Deferral includes a Deferred Contribution, a Deferred Cafeteria Plan Contribution and a Roth Elective Contribution made to the Plan. With respect to any taxable year of a Member, a Member’s Elective Deferrals shall be the sum of all employer contributions made on behalf of such Member pursuant to an election to defer under any qualified cash or deferred arrangement described in Code Section 401(k), any salary reduction simplified employee pension described in Code Section 408(k)(6), any SIMPLE IRA plan described in Code Section 408(p), and any plan described in Code Section 501(c)(18) and any employer contributions made on behalf of a Member for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement. The term Elective Deferrals includes pre-tax elective deferrals under Code Section 401(k) made to any plan including the Plan and Roth elective deferrals under Code Section 402A made to other plans. The term Elective Deferral includes a Roth Elective Contribution made to the Plan.

2.25 “Eligible Retirement Plan” means for any portion of:

(a)	an Eligible Rollover Distribution that is attributable to distributions from a Roth Elective Basic and Supplementary Contributions Subaccount, a designated Roth account of another plan or a Roth IRA under Code Section 408A that accepts the individual’s Eligible Rollover Distribution;

(b)	an Eligible Rollover Distribution that is made to a Member’s non-spousal beneficiary, an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b), established for the purpose of receiving a distribution on behalf of a beneficiary who is not the surviving Spouse of the Member that accepts the individual’s Eligible Rollover Distribution;

(c)	a distribution not described in subsection (a) or subsection (b), an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), a qualified trust described in Code Section 401(a), an eligible deferred compensation plan described in Code Section 457(b) which agrees to separately account for amounts transferred into such plan from the Plan, and an annuity contract described in Code Section 403(b), that accepts the individual’s Eligible Rollover Distribution.

2.26 “Eligible Rollover Distribution” means any distribution of all or any portion of the balance to the credit of an individual in the Plan, except that an Eligible Rollover Distribution does not include any distribution that is:

(a)	one (1) of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the individual or the joint lives (or joint life expectancies) of the individual and the individual’s designated beneficiary;

(b)	one (1) of a series of substantially equal periodic payments (not less frequently than annually) made for a specified period of ten (10) years or more;

(c)	required under Section 401(a)(9) of the Code;

(d)	distributed upon hardship of the distributee; or

(e)	a qualified disaster-relief distribution within the meaning of Code Section 72(y)(2)(G).

2.27 “Employee” means any common law employee of a Participating Company but excludes:

(a)	Bargaining Unit Employees whose collective bargaining agreement does not specifically provide for participation in the Plan;

(b)	any employee classified as “Temporary” in accordance with either the Company policy entitled “Employment Relationships and Policy” or the applicable collective bargaining agreement;

(c)	any employee hired as a “co-op,” “summer or holiday help” or other similar classifications as designated by the Administrator or a Participating Company;

(d)	any employee who is covered by an oral or written agreement which precludes such employee from participating in the Plan;

(e)	any employee who receives his or her compensation from a leasing organization which is not a member of the Controlled Group; and

(f)	except to the extent necessary to meet the requirements of Section 410(b) of the Code, Leased Employees.

Any individual not classified by a Participating Company as a common law employee who is determined to be a common law employee by the Internal Revenue Service or any other governmental agency, a court or other authority shall not be an Employee under the Plan and shall not be eligible to become a Member.

2.28 “Employee Contribution” means a Deferred Contribution, a Deferred Cafeteria Plan Contribution, a Non-deferred Cafeteria Plan Contribution, a Non-deferred Contribution and a Roth Elective Contribution.

2.29 “Employee Contribution Account” means the Account and subaccounts established for each Member and credited with his or her Employee Contributions, Rollover Contributions, additional amounts identified as contributions to subaccounts listed in Section 9.1(c) and earnings and losses attributable to such amounts.

2.30 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.31 “Excess Aggregate Contributions” means, with respect to any Plan Year the excess of :

(a)	the aggregate amount of Non-deferred Contributions, Non-deferred Cafeteria Plan Contributions and Matching Contributions and any Qualified Nonelective Contributions Deferred Contributions, Deferred Contributions, Deferred Cafeteria Plan Contributions and Roth Elective Contributions taken into account in computing the numerator of the Actual Contribution Percentage of Highly Compensated Employees for such Plan Year, over

(b)	the maximum amount of such contributions permitted under the limitations of Actual Contribution Percentage test (determined in accordance with the provisions of Section 6.3).

2.32 “Excess Contributions” means, with respect to any Plan Year, the excess of:

(a)	The aggregate amount of Deferred Contributions, Deferred Cafeteria Plan Contributions Roth Elective Contributions, Qualified Nonelective Contributions and Qualified Matching Contributions taken into account in computing the Actual Deferral Percentage of Highly Compensated Employees for the Plan Year, over

(b)	The maximum amount of such contributions permitted by the Actual Deferral Percentage test (determined in accordance with the provisions of Section 6.2).

2.33 “Excess Deferral” means, with respect to any Plan Year, the Elective Deferrals of a Member that are made during the Member’s taxable year and exceed the dollar limitation under Code Section 402(g) (including, if applicable, the dollar limitation as Catch-up Contributions defined in Code Section 414(v)) for such year.

2.34 “Forfeiture Suspense Account” means a recordkeeping account established by the Administrator for the temporary holding of forfeiture amounts and earnings on such amounts.

2.35 “GPU Nonbargaining Participant” means a Member who participated in the GPU Nonbargaining Plan.

2.36 “GPU Nonbargaining Plan” means the GPU Companies Employee Savings Plan for Nonbargaining Employees.

2.37 “Highly Compensated Employee” means, for a Plan Year, any individual who is either a “highly compensated active employee” or a “highly compensated former employee” with respect to any member of the Controlled Group. A highly compensated active employee is any employee who performs services for a member of the Controlled Group during the Plan Year for which the determination is being made and who during:

(a)	the current or preceding Plan Year was a five percent (5%) owner of a Participating Company; or

(b)	the preceding Plan Year received compensation in excess of $80,000, adjusted annually for cost-of-living increases in accordance with Code Section 414(q) and was in the “top-paid group” for the preceding year.

The top-paid group is the group consisting of the top twenty percent (20%) of employees of the Controlled Group when ranked on the basis of compensation paid during the applicable year.

A highly compensated former employee is a former Employee if either such former Employee who was a Highly Compensated Employee when he or she terminated employment or was a Highly Compensated Employee at any time after attaining age fifty-five (55).

For purposes of this Section, the term “compensation” shall have the meaning given to that term under Code Section 415(c)(3), provided that such compensation shall be determined without regard to Code Sections 125, 132(f)(4), 402(e)(3) and 402(h)(1)(B), and, in the case of employer contributions made pursuant to a salary reduction agreement, without regard to Code Section 403(b).

2.38 “Investment Committee” means the committee established by the Company and described in the Investment Committee Charter, as may be amended from time to time.

2.39 “Investment Fund” means any one of the funds described in Section 8.1.

2.40 “Leased Employee” is any person:

(a)	who is not an employee of a Participating Company and who provides services to a Participating Company if such services are provided pursuant to an agreement between the Participating Company and a leasing organization;

(b)	who has performed services for a Participating Company on a substantially full-time basis for a period of at least one (1) year; and

(c)	whose services are under the primary direction or control of a Participating Company.

2.41 “Matching Contribution” means an employer contribution made to the Plan by a Participating Company on account of a Member’s Deferred Contribution, Roth Elective Contribution or Non-deferred Contribution, and shall include all contributions and allocations described in Section 5.2.

2.42 “Member” means an Employee who has elected to participate in the Plan as provided in Section 3.1, Section 3.3 or, for purposes of provisions of the Plan that are a part of a Constituent Plan document in the Supplement, a Participant of a Constituent Plan. Unless the context requires otherwise, the term Member shall include any former Employee who continues to have any amount to his or her credit in any Account maintained for the former Employee under the Plan.

2.43 “Named Fiduciary” has the meaning defined in Section 402(a)(2) of ERISA.

2.44 “Non-deferred Cafeteria Plan Contribution” means an after-tax contribution made to the Plan by a Member under Code Section 401(m) that is made in lieu of the receipt of Cafeteria Plan Amounts. A Non-deferred Cafeteria Plan Contribution is included in a Member’s gross income in the taxable year in which it is made. Non-deferred Cafeteria Plan Contributions shall be maintained under a separate subaccount to which earnings and losses are allocated. A Non-deferred Cafeteria Plan Contribution does not include a Roth Elective Contribution.

2.45 “Non-deferred Contributions” means an after-tax contribution made to the Plan by a Member under Code Section 401(m) that is made in lieu of the receipt of Compensation but excluding from Compensation for this purpose all Cafeteria Plan Amounts. A Non-deferred Contribution is included in a Member’s gross income in the taxable year in which it is made. Non-deferred Contributions shall be maintained under a separate subaccount to which earnings and losses are allocated. A Non-deferred Contribution does not include a Roth Elective Contribution nor a Non-deferred Cafeteria Plan Contribution.

2.46 “Normal Retirement Date” means the date on which a Member attains age sixty-five (65).

2.47 “Offer” means an offer received by the Plan to acquire any shares of Company Stock held in the Trust Fund through sale, exchange, transfer or another transaction, whether or not allocated to the Account of any Member.

2.48 “Participating Company” means the Company and any member of the Controlled Group that adopts the Plan with the approval of the Company all in accordance with Article 21 but only for periods while it is a Participating Company.

2.49 “PAYSOP” means the Ohio Edison System Payroll-Based Tax Credit Employee Stock Ownership Plan.

2.50 “PAYSOP Contributions” means employer contributions to the PAYSOP that were transferred to the Plan in connection with the merger of the PAYSOP into the Plan.

2.51 “Plan” means the FirstEnergy Corp. Savings Plan, formerly known as the Ohio Edison System Savings Plan, as described in this document and as from time to time amended.

2.52 “Plan Year” means the 12-month period commencing on January 1 and ending on December 31.

2.53 “Qualified Matching Contributions” means Matching Contributions that are nonforfeitable when made to the Plan and that are distributable only in accordance with the distribution provisions (other than for an Immediate and Heavy Financial Need) applicable to Deferred Contributions.

2.54 “Qualified Nonelective Contributions” means contributions (other than Matching Contributions or Qualified Matching Contributions) made by a Participating Company and allocated to Members’ Company Contribution Account. The Member may not elect to receive such contributions in cash until distributed from the Plan. Qualified Nonelective Contributions are nonforfeitable when made to the Plan and are distributable only in accordance with the distribution provisions (other than for an Immediate and Heavy Financial Need) applicable to Deferred Contributions.

2.55 “Rollover Contribution” means an “eligible rollover distribution,” as that term is defined in Code Section 402(c)(4), from:

(i)	another plan qualified under Section 401(a) (including a distributable lump-sum benefit that is eligible for rollover from the FirstEnergy Corp. Master Pension Plan);

(ii)	an individual retirement account that meets the requirements of Code Section 408;

(iii)	a “designated Roth account” as defined in Code Section 402A (provided that the Plan shall only accept such a “designated Roth account” that is directly rolled over to the Plan without being distributed to an Employee); and

(iv)	an annuity contract described in Section 403(b) of the Code;

provided that the Administrator agrees to accept such Rollover Contribution as a contribution to the Plan in accordance with Section 4.7. The portion of any such Eligible Rollover Distribution not includible in gross income at the time of distribution from the plan without regard to Code Section 402(c)(2) shall be accepted as a Rollover Contribution and the Administrator shall separately account for the portion of such Rollover Contribution that is includible in gross income and the portion of such Rollover Contribution that is not so includible.

2.56 “Roth Elective Contribution” means an Elective Deferral made to the Plan that is made in lieu of all or a portion of the Deferred Contributions the Member is otherwise eligible to make under the Plan. Such contributions must be irrevocably designated as Roth Elective Contributions by the member at the time of his or her deferral election and are includible in the Member’s gross income at the time the Member would have received the amount of the contribution in cash had the Member not made the deferral election.

2.57 “Roth Non-exclusion Period” means the five (5) taxable year period beginning on the earlier of:

(a)	the first taxable year for which the Member makes a Roth Elective Contribution to the Plan; or

(b)	if a Rollover Contribution is made from another qualified retirement plan to a Roth Rollover Contributions Subaccount established for a Member under the Plan, the first taxable year for which such Member made a Roth elective deferral to such qualified retirement plan.

2.58 “Self-Managed Brokerage Account” means a personal brokerage account for a Member at a brokerage firm selected by the Administrator. A Member may elect to have all or a part of his or her Accounts invested in a Self-Managed Brokerage Account, shall have full investment responsibility for all assets held in the Self-Managed Brokerage Account and shall pay all fees incident to the establishment and operation of the Self-Managed Broker Account.

2.59 “Service” shall mean employment with an employer that is a member of the Controlled Group but only when the employer is a member of the Controlled Group. An Employee shall be credited with a year of Service for each consecutive twelve (12) month period that elapses during which the Employee is employed by a member of the Controlled Group. The first day of the first consecutive twelve (12) month period shall be the date of the Employee’s hire or rehire and each following consecutive twelve (12) month period shall be the anniversary of the Employee’s hire or rehire date.

2.60 “Severance from Employment” shall mean the date an Employee ceases to be employed by all members of the Controlled Group. A Severance from Employment includes the occurrence of any of the following events regarding the Employee:

(a)	he or she is involuntarily separated or discharged by a Participating Company or any member of the Controlled Group unless he or she is subsequently reemployed and given pay back to his or her date of discharge;

(b)	he or she voluntarily terminates employment with a Participating Company or any member of the Controlled Group;

(c)	he or she retires from employment with a Participating Company or any member of the Controlled Group;

(d)	he or she fails to return to work after exhaustion of his or her entitlement to an FMLA Leave, at the end of any leave of absence authorized by the Company, a Participating Company or any member of the Controlled Group, or within ninety (90) days following such Employee’s release from military service or within any other period following military service in which his or her right to reemployment with a Participating Company or any member of the Controlled Group is guaranteed by law, or within three (3) days after he or she has been recalled to work following a period of layoff;

(e)	he or she has been continuously laid-off by a Participating Company or a member of the Controlled Group for six (6) months;

(f)	he or she fails to return to work after the cessation of disability income payments under any sick leave or short term disability program of a Participating Company or a member of the Controlled Group;

(g)	if the stock or assets of the business unit by which the employee is employed are sold to a person or entity which is not a member of the Controlled Group or are transferred to a joint venture which is not a member of the Controlled Group and this Trust and Plan is assumed by such person or entity, he or she has a Severance from Employment, as defined in subsections (a) through (f) of this Section, with such person or entity; or

(h)	if the stock or assets of the business unit by which the employee is employed are sold to a person or entity which is not a member of the Controlled Group or are transferred to a joint venture which is not a member of the Controlled Group and this Trust and Plan is not assumed by such person or entity, he or she has a Severance from Employment on the date of sale of the stock or assets or the date of such transfer.

In the case of the occurrence of any event described in subsection (d) or subsection (e) of this Section, the date of such Employee’s Severance from Employment shall be deemed to be the first day of any such period of leave of absence, layoff or military service.

2.61 “Spouse” means, on and after June 26, 2013, an individual who is in a relationship recognized as a valid and legal marriage under the laws of the state (including for this purpose any domestic or foreign jurisdiction having the legal authority to sanction marriages) in which the marriage was performed and sanctioned. Definitions of “Spouse,” “marriage” and related terms in effect prior to June 26, 2013 shall continue to apply with respect to benefit distributions which commenced prior to such date and related matters, except to the extent otherwise required in guidance issued on or after such date with respect to ERISA and applicable Sections of the Code. The Plan Administrator may require Participants and beneficiaries to provide such evidcne of marital status as it determines appropriate, taking into account any circumstances. An individual of the same sex as a Member who is in a relationship recognized under civil union provisions of applicable state law, an individual who is considered a domestic partner of a Member, or an individual who is a common law wife or husband of a Member, shall not be a Spouse of such Member for any purpose under the Plan; provided however, that the common law wife or husband of a Member shall be a Spouse of such Member if the common law marriage of such Member was certified by the Plan or a predecessor plan.

2.62 “Supplement” means a portion of the Plan, designated as such, which is adopted pursuant to Section 18.3 and which contains provisions regarding special accounting, allocation, valuation or administrative provisions that are applicable only to a specified group of Employees, former Employees or others.

2.63 “Termination Date” means the date on which a Participating Company ceases to participate in the Plan.

2.64 “Testing Compensation.”

(a)

“Testing Compensation” for a Limitation Year shall mean the Member’s wages within the meaning of Code Section 3401(a) (for purposes of income tax withholding at the source), plus amounts that would be included in wages but for an election under Code Section 125(a), Code Section 132(f)(4), Code Section 402(e)(3), Code Section 402(h)(1)(B), Code Section 402(k) or Code Section 475(b). However, any rules that limit the remuneration included in wages under Code Section 3401(a) based on the nature or location of the employment or the services performed are disregarded. Amounts under Code Section 125(a) include any amounts not available to a Member in cash in lieu of group health plan coverage because the Member is unable to certify that he or she has other health coverage. An amount will be treated as an amount under Code Section 125(a) only if the Company does not request or collect information regarding the Member’s other health coverage as part of the enrollment process for the health plan; and

(b)	the amount as determined in accordance with subsection (a) shall be adjusted for the following types of compensation paid after a Member’s severance from employment. However, amounts described in paragraphs (i), (ii) and (iii) below may only be included in Testing Compensation to the extent such amounts are paid by the later of two and one-half (2 1⁄2) months after such severance from employment or the end of the Plan Year that includes the date of such severance from employment. Any other payment of compensation paid after severance of employment that is not described in paragraph (i), (ii), (iii), (iv) or (v) below is not considered Testing Compensation even if payment is made within such time period.

(i)	Regular Pay. Testing Compensation shall include regular pay after severance from employment if: the payment is regular compensation for services during the Member’s regular working hours, or compensation for services outside the Member’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and the payment would have been paid to the Member prior to a severance from employment if the Member had continued in employment with a Company.

(ii)	Leave Cashouts. Testing Compensation shall include payments for unused accrued bona fide sick, vacation, or other leave paid after severance from employment; provided that such amounts would have been included in the definition of Testing Compensation if they were paid prior to the Member’s severance from employment and the Member would have been able to use the leave if employment had continued.

(iii)	Deferred Compensation. Testing Compensation shall include deferred compensation paid from a nonqualified unfunded deferred compensation plan that is includible in the Member’s gross income; provided that such amounts would have been included in the definition of Testing Compensation if they were paid prior to the Member’s severance from employment and that the payment would have been paid at the same time if the Member had continued in employment with a Company.

(iv)	Salary Continuation Payments during Military Service. Testing Compensation shall include payments to a Member who does not currently perform services for a Company by reason of qualified military service (as that term is used in Code Section 414(u)(1)) to the extent such payments do not exceed the amounts the Member would have received if he or she had continued to perform services for a Company rather than entering qualified military service.

(v)	Salary Continuation Payments for Disabled Members. Testing Compensation does not include amounts paid to a Member who is permanently and totally disabled (as defined in Code Section 22(e)(3)).

2.65 “Trust Agreement” means the agreement or agreements that establishes a trust arrangement for the purpose of funding the benefits under the Plan.

2.66 “Trustee” means the trustee or trustees acting as such under the Trust Agreement, including any successor or successors.

2.67 “Trust Fund” means all such money or other property which shall be held by a Trustee of the Plan pursuant to the terms of the Trust Agreement. Assets of the Trust Fund may be used to pay any benefits that are liabilities of the Plan including benefits that are liabilities defined by any Constituent Plan.

2.68 “Units” means the units of measure of each Member’s ownership interest in Investment Funds. Units shall be used to value a Member’s Accounts as provided in Section 9.2.

2.69 “Valuation Date” means the close of business on any business day.

2.70 “U-3 Participant” means a Bargaining Unit Employee represented by IBEW System Council U-3 and who:

(a)	was a participant in the GPU Companies Employee Savings Plan for Employees Represented by IBEW System Council U-3 on January 7, 2003, or

(b)	becomes a Member in accordance with Section 3.2 of the Plan.

2.71 “180 Participant” means a Bargaining Unit Employee represented by UWUA Local 180 and who either was a participant in the GPU Companies Employee Savings Plan for Employees Represented by IBEW Local 459 or UWUA Local 180 on January 7, 2003 or becomes a Member in accordance with Supplement A of the Plan.

2.72 “777 Participant” means a Bargaining Unit Employee represented by IBEW Local 777 and who either was a participant in the GPU Companies Employee Savings Plan for Employees Represented by IBEW Local 777 or who becomes a Member in accordance with Supplement B of the Plan.

2.73 “Other Terms Defined” Other terms are defined elsewhere in the Plan. Such terms and the locations of their definitions are:

(a)	Accumulated Payment Portion Subaccount—Section 9.1(c)(ix).

(b)	Affiliated Group—Section 20.1(a).

(c)	Aggregation Group—Section 20.1(b).

(d)	Alternate Payee—Section 12.15.

(e)	Annual Addition—Section 6.5(b).

(f)	Annuity Starting Date—12.9(a)(i).

(g)	Applicable Election Period—Section 12.9(d).

(h)	Average Earnings—Section 20.1(c).

(i)	Basic Contributions—Section 4.1.

(j)	Catch-up Contributions—Section 4.3.

(k)	Determination Date—Section 20.1(d).

(l)	Differential Wage Payment—Section 22.4(e).

(m)	Earnings—Section 20.1(e).

(n)	Immediate and Heavy Financial Need—Section 11.3(c).

(o)	In-Plan Roth Rollovers—Section 12.16

(p)	Investment Decision—Section 17.1(d)(i).

(q)	Key Employee—Section 20.1(f).

(r)	Limitation Year—Section 6.5(d).

(s)	Non-highly Compensated Employees 6.2(c).

(t)	Payee—Section 12.12.

(u)	QJSA—Section 12.9(a).

(v)	QOOSA—Section 12.9(a)(iii).

(w)	QPSA—Section 12.9(b).

(x)	Supplementary Contributions—Section 4.2.

(y)	Top-heavy Group—Section 20.1(g).

(z)	Top-heavy Plan—Section 20.1(h).

(aa)	Written Explanation—Section 12.9(c).

Article 3

Eligibility and Participation

3.1 Eligibility and Enrollment. An Employee is eligible to participate in and make and receive contributions under the Plan upon the date of his or her hire or, if applicable, rehire, and such individual may elect to participate in the Plan by enrolling immediately upon the later of his or her effective date of hire or rehire, or the date he becomes an Employee.

(a)	An election to participate shall be made in the form and manner prescribed by the Company and shall be effective as soon as practicable thereafter. In making such election, the Employee may:

(i)	authorize Non-deferred Contributions to the Plan through payroll deduction as provided in Article 4 or Non-deferred Cafeteria Plan Contributions;

(ii)	authorize Deferred Contributions to the Plan through payroll reduction as provided in Article 4 or Deferred Cafeteria Plan Contributions;

(iii)	irrevocably designate that a portion of his or her Deferred Contribution as a Roth Elective Contribution as provided in Article 4;

(iv)	make an investment election as provided in Section 8.2; and

(v)	designate a beneficiary or beneficiaries to receive payment of his or her Account in the event of his or her death as provided in Article 14.

(b)	An Employee who does not elect to participate in accordance with this Section shall be automatically enrolled as provided in Section 3.3.

3.2 Bargaining Unit Employees.

(a)	A Bargaining Unit Employee shall be eligible to participate in the Plan and may elect to participate in accordance with Section 3.1 only to the extent that the collective bargaining agreement covering such Employee authorizes such participation.

(b)	If a Bargaining Unit Employee has been participating in the Plan and his or her collective bargaining agreement is amended to preclude such participation, he or she shall be deemed to have elected to suspend his or her Employee Contributions as of the date he or she became ineligible to participate in the Plan. When a Bargaining Unit Employee who has been precluded from participating in the Plan is authorized by his or her collective bargaining agreement to commence participation, he or she shall become immediately eligible to participate in the Plan in accordance with Section 3.1.

(c)	Notwithstanding the preceding subsection, if a Bargaining Unit Employee’s account under the PAYSOP has been merged into the Plan, such Bargaining Unit Employee shall be eligible to participate in the Plan as a Member with respect to those provisions of the Plan that are applicable to that portion of his or her Account attributable to PAYSOP Contributions.

(d)	Any Member who is a 180 Participant, or a 777 Participant shall have only the benefits and rights provided by the Constituent Plan covering such Member.

3.3 Automatic Enrollment.

(a)	Each Employee not covered by a collective bargaining agreement and hired on or after January 1, 2001 and eligible to participate under Section 3.1 or Section 3.2 shall be automatically enrolled in accordance with subsection (b). Each Employee covered by a collective bargaining agreement that authorizes his or her participation shall also be automatically enrolled in accordance with subsection (b) unless provided otherwise in the collective bargaining agreement.

(b)

An Employee who is to be automatically enrolled shall be notified in advance of his or her automatic enrollment and shall be provided an effective opportunity in which to decline participation in the Plan by so electing in such manner (including in writing, telephonically or electronically) as the Administrator may establish. Unless the Employee declines participation, he or she shall be deemed to have made an election to contribute the Automatic Contribution and shall be treated under the Plan as having made an election to make the Automatic Contribution.

Automatic Contributions shall commence as soon as administratively practicable with respect to an Employee but not earlier than thirty (30) days after the later of his or her most recent date of hire or the date he or she becomes an Employee. The Automatic Contribution will cease if the Member makes an affirmative election to not have contributions made to the Plan or to make contributions of a type or level as specified in his or her affirmative election.

(c)	An Employee who declines to participate pursuant in the Plan shall not become a Member, shall not have any Accounts established on his or her behalf and shall not be eligible to receive an allocation of any contribution made to the Plan by a Participating Company. An Employee who declines participation may elect to participate in the Plan at any time during a Plan Year by making an election to participate in accordance with the provisions of Section 3.1.

3.4 Default Investment Upon Enrollment. An Employee who becomes a Member pursuant to Section 3.1 or 3.3 shall be advised and shall be given the opportunity to make an investment election as provided in Section 8.2. Such an Employee shall be provided notice regarding the Default Investment Fund as may be required by law and applicable regulations. Unless the Employee makes an affirmative investment election, he or she shall be deemed to have made an election to have his or her contributions invested in the Default Investment Fund and shall be treated under the Plan as having made an election to have his or her contributions invested in the Default Investment Fund. An Employee who is deemed to make such an election may elect to change his or her investment election in accordance with Section 8.3.

3.5 Transfer Between Employers. The transfer of a Member from one Participating Company to another Participating Company shall not be treated as a Severance from Employment for purposes of the Plan. If a Member shall be transferred from a Participating Company to a member of the Controlled Group which is not a Participating Company, he or she shall cease to be eligible to participate in the Plan and no further contributions shall be made to his or her Account, but such transfer shall not be treated as Severance from Employment for purposes of the Plan.

Article 4

Employee Contributions

4.1 Basic Contributions. A Member may elect to make Deferred Contributions, Non-deferred Contributions and Roth Elective Contributions to his or her Account which, in the aggregate, equal 1%, 2%, 3%, 4%, 5% or 6% of his or her Compensation, excluding any Cafeteria Plan Amounts, with respect to each payroll period during which he or she is a Member. Such contributions shall be the Member’s “Basic Contributions.”

4.2 Supplementary Contributions. A Member who has elected to either make, or have made on his or her behalf, the maximum amount of Basic Contributions as permitted by Section 4.1, may elect to make, or have made on his or her behalf, additional Deferred Contributions, Non-deferred Contributions and Roth Elective Contributions to his or her Account of any whole percentage of his or her Compensation which, when added to his or her Basic Contributions results in total Deferred Contributions, Non-deferred Contributions and Roth Elective Contributions of not more than the lesser of:

(a)	seventy-five percent (75%) of his or her Compensation; and

(b)	the percentage of Compensation that may be contributed as Supplementary Contributions under the most recently negotiated agreement between a Participating Company and the recognized labor organization representing the Member if he or she is a Bargaining Unit Employee.

Such contributions shall be the Member’s “Supplementary Contributions.”

4.3 Catch-up Contributions. A Member who is eligible to make Deferred Contributions, Deferred Cafeteria Plan Contributions or Roth Elective Contributions under the Plan, and who has attained age fifty (50) before the end of his or her taxable year shall be eligible to make contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code (“Catch-up Contributions”).

(a)	Catch-up Contributions are Deferred Contributions, Deferred Cafeteria Plan Contributions and Roth Elective Contributions made to the Plan that are made by such Members in excess of an “otherwise applicable plan limit.” An “otherwise applicable plan limit” is a limit in the Plan that applies to Deferred Contributions, Deferred Cafeteria Plan Contributions and Roth Elective Contributions without regard to Catch-up Contributions, such as the limits on Annual Additions, the dollar limitation on Elective Deferrals under Code Section 402(g) and the limit imposed by the Actual Deferral Percentage test under Section 6.2.

(b)	Catch-up Contributions are not counted in determining the minimum allocation under Code Section 416 but Catch-up Contributions made in prior years are counted in determining whether the Plan is a Top-heavy Plan.

(c)	Catch-up Contributions may not exceed the lesser of (i) the “applicable dollar amount,” or (ii) the greater of either ninety-nine percent (99%) of the Member’s Compensation or seventy-five percent (75%) of compensation as defined in Code Section 415(c)(3) for the Plan Year but, under (i) and (ii), reduced by any other Elective Deferrals of the Member for the taxable year. The “applicable dollar amount” is $6,000 for tax years beginning in 2015 and thereafter. For tax years after 2015, the applicable dollar amount shall be an amount determined annually by the Secretary of the Treasury in accordance with Code Section 414(v)(2)(C).

4.4 Deferred and Non-deferred Cafeteria Plan Contributions. A Member who is credited with Cafeteria Plan Amounts may elect to make his or her Cafeteria Plan Amounts as a contributions to the Trust Fund of the Plan as either a Deferred Cafeteria Plan Contribution or a Non-deferred Cafeteria Plan Contribution, or may elect to receive such amount in the form of cash compensation.

4.5 Change in Rate or Type of Employee Contributions. A Member eligible to make Deferred, Deferred Cafeteria, Roth Elective, Non-deferred or Non-deferred Cafeteria Plan Contributions under the Plan may, at any time but in the form and manner established by the Administrator, elect to change:

(a)	his or her designated rate of such contributions to another permissible percentage, except that:

(i)	no Member may make Supplementary Contributions unless the rate of his or her Basic Contributions equals the greatest percentage of Compensation that may be deferred by a Member as a Basic Contribution as described in Section 4.1; and

(ii)	an election regarding Cafeteria Plan Amounts must be an election to make all Cafeteria Plan Amounts as a Deferred Cafeteria Plan Contribution or a Non-deferred Cafeteria Plan Contribution, or to receive all Cafeteria Plan Amounts as cash compensation; and

(b)	the type of his or her Employee Contributions.

4.6 Crediting of Employee Contributions.

(a)	Deferred, Roth Elective and Non-deferred Contributions shall be made only through payroll deductions and shall be rounded to the next higher multiple of one (1) dollar. Such Employee Contributions shall be remitted to the Trustee not later than the date on which such amounts can reasonably be segregated from the Participating Company’s general assets, which date shall be as soon as administratively possible following the date such amount would otherwise have been payable to the Member in cash. The Trustee shall credit such Employee Contributions to the proper subaccount of the Member’s Employee Contribution Account.

(b)	Deferred Cafeteria Plan and Non-deferred Cafeteria Plan Contributions shall be made to the Plan only from Cafeteria Plan Amounts. Such Employee Contributions shall be remitted to the Trustee within a reasonable administrative period after the Cafeteria Plan Amounts are credited to the FirstEnergy Corp. Flexible Benefit Plan. The Trustee shall credit such Employee contributions to the proper subaccount of the Member’s Employee Contribution Account.

4.7 Rollover Contributions.

(a)	Subject to the rules and requirements of this Section, any Employee and any Member who is not an Employee may make a Rollover Contribution to the Plan in cash.

(b)	An Employee or Member shall provide all information and documents requested by the Administrator or its representative in order to effectuate and properly administer the Rollover Contribution.

(i)	If the Employee or Member makes no investment election, he or she shall be deemed to have made an election to have his or her Rollover Contribution invested in the Default Investment Fund.

(ii)	If the Employee does not provide a beneficiary designation, the beneficiary shall be the default beneficiary listed in Section 14.3.

(c)	A Rollover Contribution from any annuity contract or qualified plan must:

(i)	be contributed to the Plan in either a direct rollover from the other plan or a rollover of the amount distributed from the other plan on or before the 60th day after the day on which the Employee or Member received such distribution, unless such 60-day requirement is waived by the Secretary of the Treasury; and

(ii)	have a maximum amount that does not exceed the fair market value of all the property received in such distribution as adjusted by Code Section 402(c)(6).

(d)	A Rollover Contribution of an amount received from an individual retirement account qualified under Code Section 408 must:

(i)	be contributed to the Plan through a direct rollover of the entire amount held in such individual retirement account or a rollover of the amount distributed from the individual retirement account on or before the 60th day after the day on which the Employee received such distribution, unless such 60-day requirement is waived by the Secretary of the Treasury;

(ii)	not include any amount attributable to any source other than a previous rollover contribution to the individual retirement account from a qualified pension, profit sharing or stock bonus plan meeting the requirements of Code Section 401(a) or a qualified annuity plan meeting the requirements of Code Section 403(a); and

(iii)	include only the portion of the individual retirement account includible in gross income at the time of distribution from the individual retirement account determined without regard to Code Section 402(c)(1).

(e)	The Administrator shall also accept amounts described in the preceding subsections as a Rollover Contribution which the Employee receives as the surviving Spouse of an individual who participated in the other plan or arrangement.

(f)	Rollover Contributions shall be credited to the Employee’s Rollover Contribution Subaccount except that any amounts attributable to a designated Roth account shall be credited to the Employee’s Roth Rollover Contributions Subaccount. The Plan will separately account for any portion of the Rollover Contribution from the designated Roth account of a plan qualified under Code Section 401(a) that was not includible in income at distribution from such plan as determined without regard to the rollover.

(g)	The Administrator may impose any other reasonable, uniform and nondiscriminatory rules and requirements for Rollover Contributions, including procedures for obtaining certifications as to the tax qualified status of a former employer’s pension, profit sharing or stock bonus plan, obtaining certifications as to the nature, timing and amount of the distribution, and obtaining information from an Employee regarding the monies that may constitute the Rollover Contribution, as it deems necessary and appropriate in order to insure compliance with the rules and requirements for such contributions under the Code.

Article 5

Company Contributions and Forfeitures

5.1 Company Contributions. Matching, Profit Sharing, Qualified Matching and Qualified Nonelective Contributions may be made to the Plan as set forth in this Article. Such contributions shall be allocated in accordance with, and are subject to the conditions of, the provisions of this Article.

5.2 Matching Contributions. The Participating Companies shall satisfy the Matching Contribution requirement of this Section by making contributions to the Trust Fund as required by the Plan. Matching Contributions shall be made in either cash, Company Stock or a combination of the foregoing to the FirstEnergy Common Stock Fund. Matching Contributions shall not be made before the earliest of the Member’s performance of services with respect to which Deferred, Roth Elective or Non-deferred Contributions are made, the Member’s election to make Deferred, Roth Elective or Non-deferred Contributions or the making of the Member’s Deferred or the Member’s Non-deferred Contributions. Matching Contributions shall be made as follows:

(a)	Matching Contributions of 180 and 777 Participants. Each 180 and 777 Participant shall receive a Matching Contribution only as provided in the Constituent Plan covering such Member and shall receive no Matching Contributions or any other type of contribution or benefit under this Section or any other provision of the Plan other than as provided in the Constituent Plan covering such Member.

(b)	Matching Contributions of All Other Members. The Company Contribution Account of Members except those Members who receive Matching Contributions under subsection (a) of this Section shall be credited with Base Matching Contributions in accordance with the provisions of this subsection.

(i)	As of the end of each payroll period, the Company shall credit the Company Contribution Account of a Member covered by this subsection who makes Basic Contributions during a payroll period with a Base Matching Contribution of fifty percent (50%) of the Basic Contributions made during the payroll period.

(ii)	A Base Matching Contribution shall be made as soon as administratively feasible following the end of the payroll period from which the related Basic Contribution was deferred in accordance with procedures established by the Administrator.

(iii)	The Company reserves the right to amend the Base Matching Contribution percentage during a Plan Year or to suspend the Base Matching Contribution amount entirely, except that it may not reduce the Base Matching Contribution percentage with respect to a Member’s Basic Contributions made prior to such amendment or suspension.

(c)	Deferred Cafeteria Plan Contributions and Non-deferred Cafeteria Plan Contributions made under the Plan are not eligible for, and shall not be used in the calculation to determine, Matching Contributions.

5.3 Profit Sharing Contributions. The Company may make profit sharing contributions on behalf of certain Bargaining Unit Employees if the applicable collective bargaining agreement provides for such contributions. A profit sharing contribution shall be a uniform dollar amount for each Member in a class of Bargaining Unit Employees. The uniform dollar amount and a description of the class of Bargaining Unit Employees shall be set forth in the collective bargaining agreement.

5.4 PAYSOP Contributions. PAYSOP Contributions were transferred to the Trust Fund in connection with the merger of the PAYSOP into the Plan. PAYSOP Contributions shall not be made to the Plan but such contributions transferred from the PAYSOP shall be accounted for in the subaccount described in Section 9.1(d)(ii).

5.5 Qualified Matching Contributions. Each Participating Company may, in its discretion, make a Qualified Matching Contribution on behalf of Non-highly Compensated Employees who make Deferred, Roth Elective or Non-deferred Contributions. The Qualified Matching Contribution shall be determined by the Participating Company each Plan Year with respect to Members who make Deferred, Roth Elective or Non-deferred Contributions during the Plan Year and the contribution amount shall be credited to the Member’s Qualified Matching Contributions subaccount. The Qualified Matching Contribution amount for a Member shall not exceed one hundred percent (100%) of his or her Deferred, Roth Elective and Non-deferred Compensations. The rate of Qualified Matching Contributions shall not increase as the rate of Deferred and Non-deferred Contributions increase. Such contributions shall be made either in cash, Company Stock or a combination of the foregoing to the FirstEnergy Common Stock Fund and shall be fully vested when made.

5.6 Qualified Nonelective Contributions. Each Participating Company may, in its discretion, make Qualified Nonelective Contributions to the Plan. Qualified Nonelective Contributions shall be invested in the FirstEnergy ESOP Stock Fund and shall be fully vested when made. Qualified Nonelective Contributions and earnings thereon are distributable only in accordance with the distribution provisions (other than withdrawals because of an Immediate and Heavy Financial Need) applicable to Deferred Contributions. The Qualified Nonelective Contributions may be made:

(a)	on behalf of Members who are Non-highly Compensated Employees, allocated in the ratio which each Member’s Compensation for the applicable Plan Year bears to the total Compensation of all Members for such Plan Year and credited to the Member’s Qualified Nonelective Contributions Subaccount but shall not exceed the amount required to pass the Actual Deferral Percentage and Actual Contribution Percentage tests, or the maximum permitted under Code Section 415 as provided in Section 6.5; or

(b)	to facilitate a correction under the Employee Plans Compliance Resolution System or any other correction program of the Internal Revenue Service and shall be allocated to Members in accordance with the correction program.

5.7 Allocation of Company Contributions.

(a)	At the time a Company Contributions is made, the Participating Company making the contribution shall designate in writing the type of Company Contribution being made and the Plan Year for which the Company Contribution is being made.

(b)	A Company Contribution shall be treated in accordance with such designation and shall be allocated in accordance with the provisions of the Plan to the Accounts and subaccounts of the Members eligible to share in the type of Company Contribution for the Plan Year as designated by the Participating Company.

(c)	Company Contributions made by any Participating Company may be allocated to any Member in accordance with the provisions of the Plan without regard to which Participating Company employs the Member.

5.8 Return of Company Contributions. Notwithstanding any provision of the Plan to the contrary,

(a)	the Company Contribution made by a Participating Company to the Trust Fund may be returned to it if:

(i)	the contribution is made by reason of mistake of fact; or

(ii)	the tax deduction under the Code for the contribution is disallowed.

(b)	Such return under paragraph (i) or (ii) of subsection (a) of this Section may be made only within one (1) year of the mistaken payment of the contribution or the disallowance of the deduction, as the case may be, and only in accordance with the provisions of ERISA. All Company Contributions shall be conditioned upon their deductibility under Section 404 of the Code and, accordingly, shall be returnable to the Participating Companies pursuant to this Section if they are determined to be nondeductible.

(c)	For purposes of this Section, all Deferred Contributions and Deferred Cafeteria Plan Contributions shall be deemed to be Company Contributions. If any returned Company Contributions pursuant to this Section shall consist of Deferred Contributions or Deferred Cafeteria Plan Contributions by Members, the Company shall return such Deferred Contributions and Deferred Cafeteria Plan Contributions to the appropriate Members.

5.9 Allocation and Use of Forfeitures. Amounts held in a Forfeiture Suspense Account shall be applied in the following order of priority:

(a)	first, to reduce Matching Contributions for the Plan Year in which the forfeiture occurs or in the Plan Year following the Plan Year in which the forfeiture occurs;

(b)	next, to pay Plan expenses for the Plan Year following the Plan Year in which the forfeiture occurs; and

(c)	if any forfeitures remain in the Forfeiture Suspense Account after the Plan Year following the Plan Year in which the forfeiture occurs after forfeitures are used to reduce Matching Contributions and pay Plan expenses as provided above, the remaining forfeitures shall be allocated as an additional Matching Contribution to Members employed on the last day of the Plan Year following the Plan Year in which the forfeiture occurred. Such Matching Contribution shall be based on all Basic Contributions made by the Member for the Plan Year for which the additional Matching Contribution is made.

Article 6

Limitations on Contributions

6.1 Limitation of Amount of Elective Deferrals.

(a)	No Member shall be permitted to have Elective Deferrals made under the Plan or any other plan, contract or arrangement maintained by a member of the Controlled Group, during any calendar year, in excess of the dollar limitation contained in Code Section 402(g) in effect for the Member’s taxable year beginning in such calendar year. In the case of a Member aged fifty (50) or over by the end of the Member’s taxable year, the dollar limitation described in the preceding sentence includes the amount that may be contributed to the Plan as a Catch-up Contribution. The dollar limitation contained in Code Section 402(g) is $18,000 for taxable years beginning in 2015 and later years. After 2015, the $18,000 limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code Section 402(g)(4). Any such adjustments will be in multiples of $500.

(b)	To the extent the Member has made Deferred Contributions, Deferred Cafeteria Plan Contributions or Roth Elective Contributions to the Plan in excess of the amount set forth in subsection (a), the Company, on behalf of the Member, shall notify the Administrator in writing of such excess contributions.

(i)	If the Member has made Elective Deferrals under the Plan and under another plan, contract or arrangement of other employers who are not members of the Controlled Group, the Member may allocate any Excess Deferrals to the Plan by notifying the Administrator on or before the first day of March following the close of the taxable year during which the Excess Deferrals are made.

(ii)	A Member is deemed to notify the Administrator of any Excess Deferrals that arise by taking into account only those Deferred Contributions, Deferred Cafeteria Plan Contributions and Roth Elective Contributions made to the Plan and Elective Deferrals made to any other plan, contract or arrangement of a member of the Controlled Group.

(c)	Excess Deferrals, plus any income and minus any loss allocable thereto as calculated in subsection (d) below, shall be distributed no later than the 15th day of April to any Member to whose Account Excess Deferrals were made or allocated for the preceding year and who claims Excess Deferrals for such taxable year or calendar year. Unless otherwise elected by the Member, Excess Deferrals shall be distributed from the following order of sources until the Excess Deferrals are fully distributed:

(i)	the Member’s Deferred Cafeteria Plan Contributions but only to the extent to which Deferred Cafeteria Plan Contributions were made for the year;

(ii)	the Member’s Deferred Basic and Supplementary Contributions Subaccount but only to the extent to which Deferred Contributions were made for the year; then

(iii)	the Member’s Roth Elective Basic and Supplementary Contributions Subaccount.

(d)	Excess Deferrals shall be adjusted for any income or loss. The income or loss allocable to Excess Deferrals is the income or loss allocable to the Member’s Deferred Basic and Supplementary Contributions Subaccount, Deferred Cafeteria Plan Contributions Subaccount and Roth Elective Basic and Supplementary Contributions Subaccount for the taxable year multiplied by a fraction, the numerator of which is such Member’s Excess Deferrals for the year and the denominator is the Member’s Deferred Basic and Supplementary Contributions Subaccount, Deferred Cafeteria Plan Contributions Subaccount and Roth Elective Basic and Supplementary Contributions Subaccount balances attributable to Elective Deferrals without regard to any income or loss occurring during such taxable year.

(e)	Excess Deferrals that are distributed to a Member in accordance with subsection (c) shall not be treated as Annual Additions under the Plan.

6.2 Actual Deferral Contribution Test.

(a)	Deferred Contributions, Deferred Cafeteria Plan Contributions and Roth Elective Contributions made under the Plan shall be subject to the limitations of Code Section 401(k)(3) described in this Section except that the Plan shall not be treated as failing to meet such limitations by reason of any contributions based on Differential Wage Payments.

(b)

If the Administrator determines that the Deferred Contributions, Deferred Cafeteria Plan Contributions and Roth Elective Contributions made on behalf Members who are Highly Compensated Employees might cause a violation of this Section, the Administrator shall, regardless of elections filed under Section 3.1(a) and the automatic enrollment provisions of Section 3.3, have the right to cause such adjustments to be made in Deferred Contributions, Deferred Cafeteria Plan Contributions and Roth Elective Contributions on behalf of such Members as will, in the Administrator’s opinion, avoid such violation including, without limitation, the right to recharacterize such contributions as Non-deferred Contributions or Non-deferred Cafeteria Plan Contributions, to refund such contributions and to reduce or suspend the future amount of such contributions previously authorized by such Members. The Administrator shall first reduce the type or types of contributions that receive no Matching Contributions. Any such actions of the Administrator shall comply with the limitations on such actions prescribed by Code Section 401(k) and the regulations thereunder.

(c)	For each Plan Year, the Actual Deferral Percentage for the group of eligible Highly Compensated Employees shall bear a relationship to the Actual Deferral Percentage for all other eligible Employees (“Non-highly Compensated Employees”) that meets either of the following tests:

(i)	The Actual Deferral Percentage for the group of eligible Highly Compensated Employees is not more than the Actual Deferral Percentage of all other eligible Employees multiplied by 1.25; or

(ii)	The excess of the Actual Deferral Percentage for the group of eligible Highly Compensated Employees over that of all other eligible Employees is not more than two (2) percentage points, and the Actual Deferral Percentage for the group of eligible Highly Compensated Employees is not more than the Actual Deferral Percentage of all other eligible Employees multiplied by two (2).

(d)	For purposes of determining the Actual Deferral Percentage of a Highly Compensated Employee who is eligible to have Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of determining the Actual Deferral Percentage) allocated to his or her Account, all Elective Deferrals or contributions treated as Elective Deferrals allocated to the account of the Highly Compensated Employee under two (2) or more arrangements described in Code Section 401(k) that are maintained by members of the Controlled Group shall be determined as if such contribution amounts were made under a single plan or arrangement.

(i)	If a Highly Compensated Employee participates in two (2) or more such plans or arrangements that have different plan years, all such plans and arrangements shall be aggregated, except that

(ii)	certain plans and arrangements (or portions of plans and arrangements) shall be treated as separate for purposes of testing if they are mandatorily disaggregated pursuant to regulations under Code Section
401(k).

(e)	In the event that the Plan satisfies the requirements of Code Section 401(k), 401(a)(4) or 410(b) only if aggregated with one or more plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with the Plan (or if the Plan and one or more other plans are otherwise permissively aggregated for purposes of testing under such Code Sections), then this Section shall be applied by determining the Actual Deferral Percentage as if all such plans were a single plan.

(i)	If more than ten percent (10%) of the employees of the Controlled Group who are not Highly Compensated Employees are involved in a plan coverage change as defined in Section 1.401(k)-2(c)(4) of the Treasury Regulations, then any adjustments to the Actual Deferral Percentage of such employees for the prior year will be made in accordance with such regulations, unless the Company has elected to use the current year testing method.

(ii)	Plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same plan year and the same Actual Deferral Percentage testing method.

(f)	A Highly Compensated Employee may recharacterize Excess Contributions by treating his or her Excess Contributions as an amount distributed to the Member and then contributed by the Member to the Plan as a Non-deferred Contribution.

(i)	The amount of Excess Contributions to be recharacterized shall be reduced by Excess Deferrals previously distributed for the taxable year ending in the same Plan Year, and Excess Deferrals to be distributed for a taxable year shall be reduced by Excess Contributions previously recharacterized for the Plan Year beginning in such taxable year.

(ii)	Recharacterized amounts will remain nonforfeitable. Amounts may not be recharacterized by a Highly Compensated Employee to the extent that such amount in combination with other Non-deferred Contributions or Non-deferred Cafeteria Plan Contributions made by the Employee would exceed any stated limit under the Plan for Non-deferred Contributions or Non-deferred Cafeteria Plan Contributions.

(iii)	Recharacterization must occur no later than six (6) months after the last day of the Plan Year in which such Excess Contributions arose and is deemed to occur no earlier than the date the last Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences thereof.

(g)	Excess Contributions are allocated to the Highly Compensated Employees with the largest amounts of contributions taken into account in calculating the Actual Deferral Percentage test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such contributions and continuing in descending order until all the Excess Contributions have been allocated.

(h)	Excess Contributions shall be treated as Annual Additions under the Plan even if distributed.

(i)	Excess Contributions shall be adjusted for any income or loss up to the last day of the Plan Year in which they occur. The income or loss allocable to Excess Contributions allocated to each Member is the sum of:

(i)	income or loss allocable to the Member’s Deferred Basic and Supplementary Contributions Subaccount, Deferred Cafeteria Plan Contributions Subaccount, Roth Elective Basic and Supplementary Contributions Subaccount and, if applicable, the Qualified Nonelective Contribution Subaccount or the Qualified Matching Contribution Subaccount or both, for the Plan Year multiplied by a fraction:

(i)	the numerator of which is such Member’s Excess Contributions for the year; and

(ii)	the denominator is the Member’s Account balance attributable to Deferred Contributions, Deferred Cafeteria Plan Contributions, Roth Elective Contributions and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if any of such contributions are included in the Actual Deferral Percentage test, without regard to any income or loss occurring during such Plan Year.

(j)	Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than twelve (12) months after a Plan Year to Members to whose Accounts such Excess Contributions were allocated for such Plan Year, except to the extent such Excess Contributions are classified as Catch-up Contributions.

(i)	To the extent a Highly Compensated Employee has not reached his or her Catch-up Contribution limit under the Plan, Excess Contributions allocated to such Highly Compensated Employee are Catch-up Contributions and will not be treated as Excess Contributions.

(ii)	Unless otherwise elected by the Member, Excess Contributions allocated to a Member shall first be distributed from the Member’s Deferred Cafeteria Plan Contributions Subaccount, Deferred Basic and Supplementary Contributions Subaccount (and, if applicable, the Member’s Non-deferred Basic and Supplementary Contributions Subaccount, Matching Contribution Subaccount, Qualified Nonelective Contribution Subaccount and Qualified Matching Contributions Subaccount) before any Excess Contributions are distributed from the Member’s Roth Elective Basic and Supplementary Contributions Subaccount.

(iii)	If such Excess Contributions are distributed more than six (6) months after the last day of the Plan Year in which such excess amounts arose, a ten percent (10%) excise tax will be imposed on the Company with respect to such amounts.

6.3 Limitation on Non-deferred Contributions, Non-deferred Cafeteria Plan Contributions and Matching Contributions.

(a)	Non-deferred Contributions, Non-deferred Cafeteria Plan Contributions and Matching Contributions shall be subject to the limitations of Code Section 401(m) described in this Section except that the Plan shall not be treated as failing to meet such limitations by reason of any contributions based on Differential Wage Payments.

(b)

If the Administrator determines that the Non-deferred Contributions, Non-deferred Cafeteria Plan Contributions and/or Matching Contributions made on behalf of Members who are Highly Compensated Employees might cause a violation of this Section, the Administrator shall, regardless of elections filed under Section 3.1(a)(i), have the right to cause such adjustments to be made in Non-deferred Contributions or Non-deferred Cafeteria Plan Contributions contributed on behalf of such Members as will, in the Administrator’s opinion, avoid such violation including, without limitation, the right to refund Non-deferred Contributions or Non-deferred Cafeteria Plan Contributions and reduce or suspend the amount of future Non-deferred Contributions or Non-deferred Cafeteria Plan Contributions previously authorized by such Members. The Administrator shall first reduce or suspend the type or types of contributions that receive no Matching Contributions. Any such actions of the Administrator shall comply with the limitations on such actions prescribed by Section 401(m) of the Code and the regulations thereunder.

(c)	For each Plan Year, the Actual Contribution Percentage for eligible Highly Compensated Employees shall bear a relationship to the Actual Contribution Percentage for Non-highly Compensated Employees that meets either of the following tests:

(i)	The Actual Contribution Percentage for the group of eligible Highly Compensated Employees is not more than the Actual Contribution Percentage for the group of all Non-highly Compensated Employees multiplied by 1.25; or

(ii)	The excess of the Actual Contribution Percentage for the group of eligible Highly Compensated Employees over the Actual Contribution Percentage for the group of Non-highly Compensated Employees is not more than two (2) percentage points, and the Actual Contribution Percentage for the group of eligible Highly Compensated Employees is not more than the Actual Contribution Percentage of the group of Non-highly Compensated Employees multiplied by two (2).

(d)	For purposes of determining the Actual Contribution Percentage of a Highly Compensated Employee who is eligible to have Non-deferred Contributions, Non-deferred Cafeteria Plan Contributions, Matching Contributions, Qualified Nonelective Contributions (to the extent not taken into account for purposes of the Actual Deferral Percentage test) and Qualified Matching Contributions (to the extent not taken into account for purposes of the Actual Deferral Percentage test) allocated to his or her Account, all such contribution amounts allocated to the account of the Highly Compensated Employee under two (2) or more plans described in Code Section 401(a) or arrangements described in Code Section 401(k) that are maintained by members of the Controlled Group, shall be determined as if the total of such contributions were made under each plan and arrangement.

(i)	If a Highly Compensated Employee participates in two (2) or more such plans or arrangements that have different plan years, all such contributions made during the Plan Year under all such plans and arrangements shall be aggregated.

(ii)	However, and notwithstanding the foregoing, certain plans and arrangements (or portions of plans and arrangements) shall be treated as separate if mandatorily disaggregated pursuant to regulations under Code Section 401(m).

(e)	In the event that the Plan satisfies the requirements of Code Sections 401(m), 401(a)(4) or 410(b) only if aggregated with one or more plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with the Plan, then this Section shall be applied by determining the Actual Contribution Percentage as if all such plans were a single plan.

(f)	If more than ten percent (10%) of the employees of the Controlled Group who are not Highly Compensated Employees are involved in a plan coverage change as defined in Section 1.401(m)-2(c)(4) of the Treasury Regulations, then any adjustments to the Actual Contribution Percentage of such employees for the prior year will be made in accordance with such regulations, unless the Company has elected to use the current year testing method.

(g)	Plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same plan year and use the same Actual Contribution Percentage testing method.

(h)	Excess Aggregate Contributions are allocated to the Highly Compensated Employees with the largest amounts of contributions taken into account in calculating the Actual Contribution Percentage test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such contributions and continuing in descending order until all of the Excess Aggregate Contributions have been allocated.

(i)	Excess Aggregate Contributions shall be treated as Annual Additions under the Plan even if distributed.

(j)	Excess Aggregate Contributions shall be adjusted for any income or loss up to the last day of the Plan Year in which they occur. The income or loss allocable to Excess Aggregate Contributions allocated to each Member is the sum of: income or loss allocable to the Member’s Non-deferred Basic and Supplementary Contributions Subaccount, Non-deferred Cafeteria Plan Contributions Subaccount, Matching Contribution Subaccount, Qualified Matching Contribution Subaccount (if any, and if all amounts therein are not used on the Actual Deferral Percentage test) and, if applicable, Qualified Nonelective Subaccount and Deferred Contribution Subaccount for the Plan Year multiplied by a fraction, the numerator of which is such Member’s Excess Aggregate Contributions for the year and the denominator is the Member’s Account balance attributable to such contribution amounts without regard to any income or loss occurring during such Plan Year.

(k)	Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than twelve (12) months after a Plan Year to Members to whose Accounts such Excess Aggregate Contributions were allocated for such Plan Year.

(i)	Unless otherwise elected by the Member, Excess Aggregate Contributions allocated to a Member shall be distributed on a pro-rata basis from the Member’s Non-deferred Basic and Supplementary Contributions Subaccount, Non-deferred Cafeteria Plan Contributions Subaccount, Matching Contribution Subaccount, and Qualified Matching Contribution Subaccount (and, if applicable, the Member’s Qualified Nonelective Contribution Subaccount, Deferred Basic and Supplementary Contributions Subaccount and Deferred Cafeteria Plan Contributions Subaccount,).

(ii)	In the event such distributions do not satisfy the distribution requirement under this Section, (and, if applicable) Excess Aggregate Contributions to the Member’s Roth Elective Basic and Supplementary Contributions Subaccount shall be distributed.

(iii)	If such Excess Aggregate Contributions are distributed more than six (6) months after the last day of the Plan Year in which such excess amounts arose, a ten percent (10%) excise tax will be imposed on the Company with respect to such amounts.

6.4 Deductibility Limit. Unless specifically authorized by the Board of Directors, the amount of all contributions by a Participating Company to the Plan shall not exceed the maximum amount allowable as a deduction under Sections 404(a)(3), 404(a)(9) and 404(k) of the Code or any statute of similar import, including the amount of any pre-1987 contribution carry forward. This limitation shall not apply to contributions which may be required in order to provide the minimum contributions described in Article 20 for any Plan Year in which the Plan is Top-heavy.

6.5 Limitation on Total Contributions. Anything to the contrary notwithstanding, the Employee Contributions of each Member, and the Company Contributions made on his or her behalf are subject to the following limitations:

(a)	The Plan shall be administered in a manner which will result in its complying with the provisions of Section 415 of the Code.

(b)	In addition to other limitations set forth in the Plan and notwithstanding any other provisions of the Plan, the Employee Contributions and Company Contributions credited to a Member’s Account for a Limitation Year (“Annual Additions”), and all other defined contribution plans required to be aggregated with the Plan under the provisions of Section 415 of the Code, shall be limited to, and shall not increase to an amount in excess of, the amount permitted under Section 415 of the Code at any time. For purposes of this subsection and for determining compliance with Section 415 of the Code, “compensation” shall mean “Testing Compensation” as defined in the Plan.

(c)	In the case where:

(i)	the Plan and another defined contribution plan of the Company or any other member of the Controlled Group cover the same Member; and

(ii)	reductions in either the amount of Annual Additions under the Plan or the amount of Annual Additions under such other plan with respect to the Member (or both) are necessary in order to comply with Section 415 of the Code, a reduction in the Annual Additions under such other plan or plans to the Member shall be made to the extent necessary to comply with Section 415 of the Code prior to any reduction in the Annual Additions under the Plan with respect to the Member.

(d)	A “Limitation Year,” for purposes of applying this Section means the twelve (12) month period commencing January 1, and ending December 31.

(e)	The Plan automatically limits Annual Additions to a level necessary to prevent the limitations of Code Section 415 from being exceeded with respect to any Member. Annual Additions shall be automatically limited in the following order of priority:

(i)	Supplementary Non-deferred Contributions;

(ii)	Supplementary Deferred Contributions;

(iii)	Supplementary Roth Elective Contributions;

(iv)	Non-deferred Cafeteria Plan Contributions;

(v)	Deferred Cafeteria Plan Contributions;

(vi)	Basic Non-deferred Contributions;

(vii)	Basic Deferred Contributions;

(viii)	Basic Roth Elective Contributions;

(ix)	Matching Contributions;

(x)	Company Contributions other than Matching Contributions.

(f)	The limitations of Code Section 415 and the annual adjustments to the limitations of Code Section 415 that are made pursuant to Code Section 415(d) are incorporated into this Section by reference.

Article 7

Suspension of Contributions

7.1 Voluntary Suspension. A Member may elect at any time to suspend his or her Employee Contributions. Having suspended such contributions, a Member may elect to resume his or her Employee Contributions at any time. An election either to suspend or to resume Employee Contributions shall be made in the form and manner prescribed by the Administrator, and shall become effective as soon as practicable thereafter as determined by the Administrator.

7.2 Involuntary Suspension. All Employee Contributions to a Member’s Account shall be suspended upon the date of the Member’s Severance from Employment except that an election to make Employee Contributions shall be effective with respect to Compensation earned prior to the Severance from Employment, and paid by the later of two and one-half (2 1⁄2) months after the date of the Severance from Employment or the end of the Plan Year that includes the date of the Severance from Employment.

7.3 Rules Governing Suspensions. Whenever the making of Employee Contributions by a Member is suspended for any reason, the making of both Employee Contributions and Company Contributions to his or her Account shall be suspended. When all periods of suspension are ended and provided the Member is an Employee, the Member’s Employee Contributions may be resumed under Section 3.1 or Section 3.3. Unless otherwise provided, there shall be no makeup of Employee Contributions by a Member or of Company Contributions by a Participating Company with respect to a period of suspension.

Article 8

Investment of Trust Fund

8.1 Investment Funds. Assets and property of the Plan held in the Trust Fund shall be maintained and invested in accordance with the provisions of the Trust Agreement. Contributions and earnings in the Trust Fund shall be held in the following Investment Funds:

(a)	FirstEnergy Common Stock Fund.

(i)	The FirstEnergy Common Stock Fund shall be maintained as an Investment Fund so that certain Members may acquire an ownership interest in the Company.

(ii)

All Company Contributions shall be made to the FirstEnergy Common Stock Fund except that Matching Contribution amounts for 180 and 777 Participants shall be invested as provided in the respective Constitutent Plan covering such Participants. All cash contributed to the FirstEnergy Common Stock Fund shall be invested exclusively in Company Stock and any Company Stock contributed to the Fund shall be retained; provided, however, that the Investment Fund may hold cash, short-term obligations of the United States Government and other investments of a short-term nature, including commercial paper, for liquidity purposes to facilitate transactions of the Investment Fund including investment transfers and cash distributions from the Investment Fund. Notwithstanding that such Company Contributions are initially invested in the FirstEnergy Common Stock Fund, no Member is required to keep any Account or subaccount invested in the FirstEnergy Common Stock Fund and any Member may transfer any and all amounts invested in the FirstEnergy Common Stock Fund to other Investment Funds in accordance with Section 8.4.

(iii)	Members may direct investment in the Investment Fund as permitted by Sections 8.2, 8.3 and 8.4.

(iv)	The Trustee shall establish and maintain subaccounts within the FirstEnergy Common Stock Fund for PAYSOP Contributions, and for such other contributions sources and amounts all as directed by the Administrator. The Trustee shall merge and terminate any such subaccounts as directed by the Administrator.

(b)	Other Investment Funds. The Investment Committee has authority to select additional Investment Funds which shall be investment alternatives available under the Plan. The additional Investment Funds that may be selected include, but are not limited to, an investment company described in Section 3(a) of the Investment Company Act of 1940, a common or collective trust fund maintained by a bank or similar institution, a pooled separate account or fixed rate investment contract of an insurance company or such other investment vehicles as permitted for the Plan under ERISA and the Code.

(i)	The Investment Committee shall select, and shall direct the Trustee to establish, at least three Investment Funds into which Account or subaccount balances may be invested. Each such Investment Fund shall be diversified and have materially different risk and return characteristics.

(ii)	The Investment Committee may select and, if selected, shall direct the Trustee to establish, additional Investment Funds into which Account or subaccount balances may be invested.

(iii)	The Investment Committee may direct the Trustee to remove Investment Funds. The Investment Committee, however, may not however, direct the Trustee to maintain fewer than three Investment Funds as described in paragraph (i).

(iv)	No Member’s Account, subaccount or contributions shall be invested on a mandatory basis in any Investment Fund that is established pursuant to subsection (b) except that if a Member does not make an affirmative investment election under Section 3.4, the Member’s Account, subaccount and contributions shall be invested in the Investment Fund designated as the Default Investment Fund by the Investment Committee.

(c)	Self-Managed Brokerage Account. A Member may direct that any amounts of his or her Accounts that are not required to be invested in an Investment Fund as provided in this Section, be held in a Self-Managed Brokerage Account. The Member shall have full investment responsibility for all funds held in the Self-Managed Brokerage Account, shall have the right and authority to vote all proxies and exercise all rights of securities held in the Self-Managed Brokerage Account and shall be responsible for the payment of all fees incurred as a result of the establishment and operation of the Self-Managed Brokerage Account.

(d)	Temporary Investments.

(i)	Notwithstanding the foregoing, contributions to or other amounts including dividends held in any Investment Fund may, pending investment, reinvestment, distribution or other payment, be temporarily held in cash or invested in short-term obligations of the United States Government and other investments of a short-term nature, including commercial paper, as permitted under the Trust Agreement.

(ii)	Notwithstanding the provisions of Section 15.9, when the earnings on such temporary investments are held in an Investment Fund or held in a trust account pending transfer to an Investment Fund, the Plan Administrator may direct their use to pay administration expenses of the Plan and Trust Fund. If such direction is not provided, such earnings on such temporary investments shall be credited to the Investment Fund.

8.2 Member Investment Direction of Contributions. With respect to contributions made to his or her Employee Contribution Account, each Member may direct on a daily basis and in accordance with the procedures established by the Administrator, that his or her contributions be invested in whole percentages in any Investment Fund or combination of Investment Funds. In the event a Member fails to direct the investment of his or her Employee Contributions, then such contributions shall be invested in the Default Investment Fund. Except as provided otherwise in a Constituent Plan, Company Contributions shall be made to the FirstEnergy Common Stock Fund.

8.3 Change in Investment Direction. Any investment direction given by a Member including any default investment shall continue in effect until changed by the Member. Subject to limitations imposed by the Administrator to comply with applicable securities laws, a Member may elect to change his or her investment direction as to future contributions and direct that such contributions be invested in any Investment Fund or Funds permitted to receive such funds. Such election may be made on a daily basis and in the form and manner prescribed by the Administrator. Any change shall become effective as soon as practicable thereafter as determined by the Administrator.

8.4 Transfer Between Investment Funds. A Member may direct that all or any portion of his or her balance in an Investment Fund or Funds held through his or her Employee Contribution Account, Company Contribution Account and Tax Deductible Employee Contribution Account, including Accounts and subaccounts that may be diversified under Section 11.5, be reduced to cash and that such cash be invested by the Trustee as soon as possible thereafter in any Investment Fund or Funds permitted to receive such funds that are designated by the Member. Subject to limitations imposed by the Administrator to comply with applicable securities laws, such direction may be made on a daily basis, must be made in the form and manner prescribed by the Administrator and shall become effective as soon as practicable thereafter as determined by the Administrator.

8.5 Investment of Amounts not Maintained in a Member’s Account Amounts not maintained in, and not allocated to, the Account of a Member shall be invested as directed by the Investment Committee. Such amounts include amounts held in the Forfeiture Suspense Account and any similar accounts that may be established by the Administrator. Amounts held in such accounts may be invested in any Investment Funds or any other investment vehicles permitted under the Trust Agreement.

8.6 Dividends on Shares of Company Stock. Dividends on shares of Company Stock held in the Plan on the record date for the payment of the dividend, shall be paid as follows:

(a)	Dividends received on shares of Company Stock held in the FirstEnergy Common Stock Fund shall be reinvested in Units of the FirstEnergy Common Stock Fund unless the Member or beneficiary in whose Accounts the shares are credited on the record date, shall elect that such dividends be distributed in cash to the Member or beneficiary.

(b)	A Member’s or beneficiary’s dividend election to receive distribution of dividends in cash under subsection (a) above may be made at any time in accordance with the procedure established by the Administrator. Such an election shall continue in effect until revoked by the Member or beneficiary. The election may be changed by a Member or beneficiary at any time in accordance with the procedure established by the Administrator but an election on file with the Administrator becomes irrevocable with respect to a dividend on the payable date of the dividend at 4:00 PM Eastern Standard Time or 4:00 PM Eastern Daylight Saving Time, whichever time standard is in effect on such date at the location designated by the Administrator to collect elections on the payable date.

(c)	In the event a Member or beneficiary takes a complete distribution of his or her Account after the record date but before the payable date of the dividend, his or her request for distribution shall be deemed to be an election under subsection (a) above to distribute the dividend in cash to the Member or beneficiary.

(d)

In the event a partial distribution is taken from, or a full or partial transfer is authorized from the FirstEnergy Common Stock Fund to another Investment Fund, the partial distribution or transfer affects shares for which the dividend election is available, and the partial distribution or transfer occurs after the record date but before the dividend is paid and credited to the Member or beneficiary’s account, the dividend with respect to such shares shall be reinvested in Units of the Company Stock in the Investment Fund which held the underlying Company Stock on the record date unless the Member elected to receive such dividends in cash under subsection (a) and such election is filed with the Administrator by the deadline for such election in subsection (b). If such dividend election is filed, the dividend shall be distributed to the Member or beneficiary in cash.

(e)	Dividends described in subsection (a) above shall be distributed or reinvested as soon as administratively feasible but any dividend distributed in cash shall be distributed no later than ninety (90) days after the close of the Plan Year in which the dividend is paid by the Company. Units of the Company Stock which are purchased by reinvestment of a dividend shall be credited to the Member’s or beneficiary’s subaccount holding the underlying Company Stock on the record date. During the period beginning when a dividend described in subsection (a) is paid to the Plan and ending when the dividend is either distributed or reinvested, the dividend shall not be invested in any Investment Fund of the Plan or Trust and, accordingly, shall not share in any earnings of any Investment Fund or the Trust.

(f)	Neither the distribution nor the reinvestment of any dividend shall constitute an Employee Contribution, a Company Contribution, or an Annual Addition under Section 6.5. Dividends distributed in cash pursuant to an election made under this Section are not Eligible Rollover Distributions as defined in Section 2.26 and are not subject to any restrictions regarding distributions contained in any other Section of the Plan.

(g)	Interest, dividends and other distributions received by the Trustee with respect to any other Investment Fund shall be invested in such Investment Fund.

8.7 Voting Rights and Other Rights Regarding Investment Funds. Each Member shall have the right to direct the Trustee as to how to vote shares of Company Stock including Company Stock attributable to Units of Investment Funds that invest primarily in Company Stock credited to his or her Accounts in accordance with Section 17.2, the right to direct the Trustee how to exercise all other rights pertaining to shares of Company Stock (including the right to direct the Trustee as to the manner in which to respond to a tender or exchange offer with respect to any shares of Company Stock in accordance with Section 17.1) and the right to direct the Trustee as to the manner in which to vote and exercise all other rights with respect to securities held in his or her Self-Managed Brokerage Account. A Member shall be treated as a Named Fiduciary for purposes of giving such directions to the Trustee. The Investment Committee shall vote and exercise all other rights of the shares and Units of other Investment Funds credited to the Accounts of Members. The Investment Committee may, in its discretion, pass through the rights regarding such Investment Funds to the Members.

8.8 Application of ERISA Section 404(c).

(a)	All Member Accounts and subaccounts shall be invested as elected by each Member in a broad range of Investment Funds. As provided in Sections 8.2, 8.3 and 8.4, Members shall have the opportunity on a daily basis to give investment instructions (with an opportunity to obtain written confirmation of such instructions) as to the investment of contributions made on his or her behalf among the Investment Funds permitted to receive such amounts. The Administrator shall be obliged to comply with such instructions except as otherwise provided in the regulations issued under ERISA Section 404(c).

(b)	As determined by the Administrator to comply with ERISA Section 404(c), the Administrator will provide, make arrangement to provide or make available to each Member information regarding the Investment Funds available under the Plan.

(c)	Neither the Trustee, the Participating Companies, the Administrator nor any fiduciary of the Plan shall be liable to a Member, any of his or her beneficiaries or any Alternate Payee for any loss resulting from action taken at the direction of the Member, beneficiary or Alternate Payee. All fiduciaries of the Plan shall be relieved of their fiduciary liability with respect to the Member, beneficiary or Alternate Payee directing his or her investments pursuant to ERISA Section 404(c).

Article 9

Maintenance and Valuation of Members’ Accounts

9.1 Maintenance of Accounts and Subaccounts. As a part of its duty and authority under Section 15.6, the Administrator shall maintain Accounts and subaccounts provided for in this Section.

(a)	Accounts and subaccounts shall be maintained for each Member.

(i)	Each Account and subaccount is to maintain a separate accounting for the contributions made from the sources described for the Account and subaccount as provided in this Section.

(ii)	Contributions and withdrawals of the source contributions shall be credited and debited to each Account and subaccount maintained for each Member. No contributions from sources other than those described for an Account or subaccount shall be credited to the Account or subaccount.

(iii)	The interest of each Account or subaccount in an Investment Fund, including the FirstEnergy Common Stock Fund, shall be maintained in Units.

(iv)	Gains, losses, expenses and other credits or charges will be separately accounted for each Account and subaccount on a reasonable and consistent basis to each Member’s Account and subaccount.

(v)	No transaction or accounting methodology shall have the effect of directly or indirectly transferring value from one Account to another Account or from one subaccount to another subaccount.

(b)	The Accounts shall consist of:

(i)	an Employee Contribution Account which shall reflect all amounts attributable to contributions made by or on behalf of a Member pursuant to Article 4, amounts transferred to the Plan which the Administrator determines should be accounted for as if they were contributions made by or on behalf of a Member and the investment thereof;

(ii)	a Company Contribution Account which shall reflect all amounts attributable to Company Contributions pursuant to Article 5, amounts transferred to the Plan which the Administrator determines should be accounted for as if they were Company Contributions and the investment thereof; and

(iii)	a Tax Deductible Employee Contribution Account which shall reflect all amounts attributable to the contributions made by GPU Nonbargaining Participants under section 5.4 of the GPU Nonbargaining Plan as in effect prior to January 1, 1984, amounts transferred from plans sponsored by GPU, Inc. or a member of the controlled group that included GPU, Inc. and the provisions of the GPU Nonbargaining Plan in effect on the date of such transfer provided that such amounts were required to be credited to the predecessor of this subaccount and investments thereof.

(c)	The Employee Contribution Account shall contain the following subaccounts:

(i)	Deferred Basic and Supplementary Contributions Subaccount which separately accounts for Deferred Contributions made to the Plan;

(ii)	Deferred Cafeteria Plan Contributions Subaccount which separately accounts for Deferred Cafeteria Plan Contributions made to the Plan;

(iii)	Roth Elective Basic and Supplementary Contributions Subaccount, a designated Roth account described in Code Section 402A, which separately accounts for Roth Elective Contributions made to the Plan;

(iv)	Non-deferred Basic and Supplementary Contributions Subaccount which separately accounts for Non-deferred Contributions made to the Plan;

(v)	Non-deferred Cafeteria Plan Contributions Subaccount which separately accounts for Non-deferred Cafeteria Plan Contributions made to the Plan;

(vi)	Rollover Contributions Subaccount which separately accounts for Rollover Contributions made to the Plan except for Rollover Contributions of Roth elective deferrals;

(vii)	Roth Rollover Contributions Subaccount, a designated Roth account described in Code Section 402A, which separately accounts for Rollover Contributions of Roth elective deferrals;

(viii)	In-Plan Roth Rollover Subaccount as described in Section 12.16 and

(ix)	GPU Employee After-Tax Contribution Subaccount for Accumulated Payments Portion (“Accumulated Payments Portion Subaccount”) which separately accounts for amounts transferred to the GPU Nonbargaining Plan from pension plans sponsored and maintained by GPU, Inc. or a member of the controlled group that included GPU, Inc., as adjusted for earnings and losses, and which were subsequently transferred to the Plan.

(d)	The Company Contribution Account shall contain the following subaccounts:

(i)	Matching Contributions Subaccount which separately accounts for all Matching Contributions, and earnings and losses thereon;

(ii)	PAYSOP Contributions Subaccount which separately accounts for all PAYSOP Contributions transferred to the Plan, and earnings or losses thereon;

(iii)	Prior Plan Matching Contributions Subaccount which separately accounts for matching amounts transferred from other plans to the Plan, and earnings or losses thereon;

(iv)	Vacation Carryover Contributions Subaccount which separately accounts for all amounts made on behalf of a GPU Nonbargaining Participant under Section 3.3 of the GPU Nonbargaining Plan as in effect prior to January 1,1992 which were transferred to the Plan, and earnings or losses thereon;

(v)	Qualified Nonelective Contributions Subaccount which separately accounts for all Qualified Nonelective Contributions, and earnings or losses thereon; and

(vi)	Qualified Matching Contributions Subaccount which separately accounts for all Qualified Matching Contributions, and earnings or losses thereon.

(vii)	Allegheny TRASOP Subaccount which separately accounts for employer contributions previously contributed to the tax credit employee stock ownership portion of the Allegheny Energy Employee Stock Ownership and Savings Plan that was merged into the Plan. The subaccount shall be administered in accordance with the Instrument of Merger with the former Allegheny Energy plan.

9.2 Valuation of Account.

(a)	A Member’s interest in all Investment Funds that invest in Company Stock shall be expressed in Units credited to his or her Accounts.

(b)	As of each Valuation Date, there shall be an adjustment of each Member’s Account regarding his or her interests in each Investment Fund to reflect contributions, withdrawals, distributions, forfeitures and increases or decreases in the value of the applicable Units and shares of Company Stock since the preceding Valuation Date. Such credits or charges to a Member’s Account shall be made in such proportions and by such method as shall be deemed by the Administrator to be necessary or appropriate to account for each Member’s proportionate beneficial interest in the Trust Fund with respect to his or her interests in the Investment Funds as of the applicable Valuation Date. Investments in the respective Investment Funds shall be valued at their fair market value as of each Valuation Date as determined by the Trustee in accordance with the Trust Agreement and such valuation shall be conclusive.

9.3 No Interest in Specific Property. Nothing in the Plan or Trust Agreement shall be deemed to give any Member any interest in or rights to any specific property in any Investment Fund other than the right to receive dividends from certain Company Stock and distributions in accordance with the Plan, or to instruct the Trustee how to vote or tender Company Stock as provided in Article 17.

Article 10

Vesting

10.1 Employee Contribution Account. A Member’s interest in his or her Employee Contribution Account shall be fully vested and nonforfeitable at all times.

10.2 Company Contribution Account. A Member’s interest in his or her Company Contribution Account shall be vested and made nonforfeitable as follows:

(a)	180, and 777 Participants. The interest of a 180 or 777 Participant shall be determined by the terms of the Constituent Plan that covers such a Participant.

(b)	All other Members. The vested interest of all other Member’s interest in his or her Company Contribution Account shall be fully vested and nonforfeitable at all times.

10.3 Tax Deductible Employee Contribution Account. A Member’s interest in his or her Tax Deductible Employee Contribution Account shall be fully vested and nonforfeitable at all times.

Article 11

Withdrawal Prior to Termination of Employment

11.1 Right to Withdraw. Subject to the provisions of this Article, a Member other than a 180 or 777 Participant, who remains in Service may elect to withdraw from his or her Accounts and subaccounts as provided in this Section. A Member who is a 180 or 777 Participant may elect to withdraw from his or her Account as provided in the Constituent Plan that covers such Member.

(a)	Accounts and subaccounts from which Withdrawals are available at any time. A Member may elect to withdraw amounts from the following Accounts and subaccounts at any time:

(i)	Tax Deductible Employee Contribution Account;

(ii)	PAYSOP Contributions Subaccount as provided in Section 11.4;

(iii)	Non-deferred Basic and Supplementary Subaccount;

(iv)	Non-deferred Cafeteria Plan Contributions Subaccount

(v)	GPU Employee After-Tax Contribution Subaccount for Accumulated Payments Portion but subject to the requirements of Section 12.9;

(vi)	The portion, and only the portion, of the Matching Contributions Subaccount that is matching amounts diversified pursuant to Code Section 401(a)(28)(B); and

(vii)	Rollover Contributions Subaccount.

(b)	Subaccounts from which Withdrawals are available upon attainment of age 59 1⁄2 or an Immediate and Heavy Financial Need. A Member may elect to withdraw amounts from the following subaccounts upon attainment of age 59 1⁄2, or an Immediate and Heavy Financial Need in accordance with Section 11.3:

(i)	Prior Plan Matching Contributions Subaccount;

(ii)	Vacation Carryover Contributions Subaccount;

(iii)	Deferred Basic and Supplementary Contributions Subaccount subject to the amount limitation set forth in Section 11.3(a);

(iv)	Deferred Cafeteria Plan Contributions Subaccount subject to the amount limitation set forth in Section 11.3(a);

(v)	Roth Elective Basic and Supplementary Contributions Subaccount subject to the amount limitation set forth in Section 11.3(a) and the limitation that no amounts may be withdrawn from the Roth Elective Basic and Supplementary Contributions Subaccount prior to the expiration of the Roth Non-exclusion Period;

(vi)	Matching Contributions Subaccount;

(c)	Subaccounts from which Withdrawals are available at age 59 1⁄2. A Member may elect to withdraw amounts from the following subaccounts upon attainment of age 59 1⁄2.

(i)	Qualified Nonelective Contributions Subaccount; and

(ii)	Qualified Matching Contributions Subaccount.

11.2 Disability Withdrawal. A Member who has a Disability may, at any time, withdraw any part or all of the balance of his or her Accounts.

11.3 Withdrawal Because of Immediate and Heavy Financial Need. Members may apply for withdrawals to relieve an Immediate and Heavy Financial Need as provided in this Section.

(a)	The Administrator may approve any application made by a Member to make a withdrawal to relieve an Immediate and Heavy Financial Need of the Member (including his or her Spouse or any dependent within the meaning of Section 152 of the Code) from the Accounts and subaccounts identified in Section 11.1(b). The amount that may be withdrawn from the Member’s Deferred Basic and Supplementary Contributions Subaccount may not exceed the Member’s Deferred Contributions and any earnings credited to a Member’s Deferred Basic and Supplementary Contributions Subaccount prior to December 31, 1988. The amount that may be withdrawn from the Member’s Deferred Cafeteria Plan Contributions Subaccount and Roth Elective Basic and Supplementary Contributions Subaccount shall not exceed the Member’s contributions to the applicable subaccount.

(b)	In addition, the amount approved cannot exceed the amount required to relieve such financial need, and this amount may be approved only if, and to the extent, such need cannot be satisfied from other resources reasonably available to him or her (including assets of his or her Spouse and minor children reasonably available to him or her, taking distributions from plans maintained by the Company or any other employer of the Member, and receiving dividends in cash under Section 8.6(a) of the Plan). A 180 or 777 Participant may not make application under this subsection unless specifically permitted in subsection (g) of this Section.

(c)	In making a determination whether to approve any such application, the Administrator may require the Member to submit such proof as to the existence of such financial need as the Administrator deems necessary and shall consider all relevant facts and circumstances presented by the Member. For purposes of this Section, an “Immediate and Heavy Financial Need” is limited to a distribution on account of:

(i)	medical expenses (within the meaning of Section 213(d) of the Code) incurred by the Member, his or her Spouse, or any dependent (within the meaning of Section 152 of the Code);

(ii)	purchase (excluding mortgage payments) of the Member’s principal residence;

(iii)	payment for the next twelve (12) months of post-secondary education and related educational fees for the Member, his or her Spouse, or any dependent (within the meaning of Section 152 of the Code);

(iv)	the need to prevent the eviction of the Member from his or her principal residence or foreclosure on the mortgage of his or her principal residence;

(v)	funeral or burial expenses incurred by the Member or his or her Spouse or any dependent (within the meaning of Section 152 of the Code); and

(vi)	home improvement.

(d)	A distribution that constitutes an Immediate and Heavy Financial Need may include an additional amount necessary to pay any federal, state or local income taxes or penalties reasonably anticipated from such distribution.

(e)	In determining whether a distribution is necessary to satisfy such financial need, the Administrator may reasonably rely upon the Member’s representation that the need cannot be satisfied from other resources reasonably available to him or her. For this purpose, the Administrator, in the absence of actual contrary knowledge, shall accept the Member’s representation that such financial need cannot be relieved:

(i)	through reimbursement or compensation by insurance or otherwise;

(ii)	by reasonable liquidation of assets, to the extent such liquidation would not itself cause a financial need;

(iii)	by his or her cessation of all Employee Contributions under the Plan;

(iv)	by other distributions (other than on account of hardship) or nontaxable (at the time of the loan) loans from the Plan and all other plans maintained by any other employer in which the Member participates; or

(v)	by borrowing from commercial sources on reasonable commercial terms except that a Member need not take an action to satisfy the need from other sources if the effect would be to increase the amount of the need.

(f)	All determinations under this Section shall be based upon uniform and nondiscriminatory rules and standards applicable to all Members similarly situated and shall be final, conclusive and binding on all interested parties. An Immediate and Heavy Financial Need shall not include the loss of an opportunity to realize monetary gain.

(g)	A 180 and a 777 Participant may only make a withdrawal to relieve an Immediate and Heavy Financial Need as provided in the Constituent Plan covering the Member.

(h)	A Member may not request more than six (6) withdrawals under this Section during any calendar year.

11.4 Withdrawal of PAYSOP Contributions. Notwithstanding any provision of Sections 11.1 and 11.3, a Member shall be entitled to withdraw, from his or her PAYSOP Contributions Subaccount, the full value, as of the withdrawal Valuation Date, of the amount attributable to PAYSOP Contributions (including earnings and appreciation thereon). If a withdrawal is requested from the PAYSOP Contributions Subaccount, the entire balance of the subaccount must be requested. No withdrawal shall be made of shares of Company Stock attributable to PAYSOP Contributions that have not been allocated to the Member’s Account for a period of at least eighty-four (84) months (including all periods during which such shares were allocated to the Member’s account under the PAYSOP prior to the merger of the PAYSOP into the Plan).

11.5 Diversification. Notwithstanding any provision of Article 8 to the contrary, a Member may elect at any time to transfer from the stock bonus portion of the Plan one hundred percent (100%) of the shares and Units of Company Stock held in the stock bonus portion of the Plan and credited to the Member’s Account. Any transfer shall be made in accordance with the transfer procedures of Section 8.4.

11.6 Manner of Effecting Withdrawal.

(a)	An election to make a withdrawal pursuant to this Article, including a withdrawal because of an Immediate and Heavy Financial Need, shall be made in a frequency and in the form and manner prescribed by the Administrator and shall become effective as soon as practicable thereafter as determined by the Administrator.

(b)	The amounts from Accounts, subaccounts and Investment Funds within each Account and subaccount used to make the withdrawal shall be determined in the order of priority as provided in written uniform rules and procedures established by the Administrator.

(c)	All withdrawals pursuant to this Article, except for withdrawals from the stock bonus portion of the Plan, shall be paid in cash. All withdrawals from the stock bonus portion of the Plan shall be made in cash or in whole shares of Company Stock, with a cash adjustment for any fractional share, at the Member’s election. The Trustee shall liquidate investments in each Investment Fund to the extent necessary to pay such withdrawals in cash. All withdrawals made pursuant to this Article shall be paid to the Member as soon as administratively practicable. All distributions from the stock bonus portion of the Plan made in Company Stock which is not readily tradable on an established securities market at the time of the distribution shall be subject to the put option requirements set forth in Section 12.5(c).

Article 12

Distributions and In-Plan Roth Rollovers

12.1 Severance from Employment.

(a)	If a Member other than a 180 or 777 Participant incurs a Severance from Employment for any reason other than his or her death, he or she may defer distribution of all or a portion of his or her Accounts or may elect to receive distributions from his or her Accounts following such Severance from Employment in one of the following methods of distribution:

(i)	All or a portion in a single sum valued as of a Valuation Date as soon as practicable following the date of his or her Severance from Employment and the Member may elect to receive distribution of all or any remaining portion of his or her Accounts in a single sum as of a Valuation Date, as specified by the Member, in any calendar month subsequent to the date of his or her Severance from Employment;

(ii)	In an Installment Distribution in accordance with Section 12.3.

(b)

If a Member other than a 180 or 777 Participant incurs a deemed Severance from Employment due to military service while on active duty for a period of more than thirty (30) days, he or she may elect to receive a distribution from his or her Basic and

Supplementary Contributions Subaccount and his or her Roth Elective Basic and Supplementary Contributions Subaccount, in a single sum valued as of a Valuation Date as soon as practicable following the date of his or her request to receive such distribution upon satisfaction of the requirements of, and in accordance with, Section 22.4(f).

(c)	A distribution from a Member’s Accumulated Payments Portion Subaccount shall be distributed in accordance with the rules in Section 12.9.

(d)	If a Member does not request distribution, his or her failure to request shall be deemed an election to defer distribution. A Member’s election to receive a partial distribution shall be deemed an election to defer the distribution of the remaining balance of his or her Accounts.

(e)	180 and 777 Participants shall be entitled to take distribution of his or her Accounts as provided in the Constituent Plan covering the Member.

12.2 Death.

(a)

If a Member terminates Service by reason of death, his or her Accounts, or the remaining balance of his or her Accounts if the Member commenced distribution prior to his or her death, shall be distributed in a single sum in accordance with Article 14 within one hundred eighty (180) days following the date of the Member’s death. However, if a beneficiary is the Member’s surviving Spouse, the beneficiary may elect to defer distribution of all or a portion of the Member’s Accounts until distribution is elected by the beneficiary but subject to the minimum distribution requirements of Section 12.7 and Section 12.8 of the Plan. Such a surviving Spouse shall be deemed to have elected to defer distribution if he or she does not elect to receive the distribution or elect to have such distribution paid to an Eligible Retirement Plan. A single sum payment shall be made to all other beneficiaries at the expiration of the 180-day period unless the beneficiary earlier elects to have such distribution paid to an Eligible Retirement Plan.

(b)	If a GPU Nonbargaining Participant terminates Service by reason of death, his or her Account shall be distributed as provided in subsection (a) of this Section. If the beneficiary of a GPU Nonbargaining Participant elected an installment form of distribution before such optional form of distribution was eliminated, the distribution to such beneficiary shall continue to be made in such form.

12.3 Installment Distribution Method. A Member permitted to take distribution under Section 12.1 may elect to receive monthly, quarterly, or annual installment payments in a specified dollar amount. After making such election, a Member may change the frequency and dollar amount of the installment distribution including a change in the dollar amount that causes the remaining balances of all his or her Accounts to be distributed in a single sum. Until such time as the balances of all his or her Accounts are exhausted, however, a Member may not change his or her installment distribution so as to completely stop or suspend installment payments. Installment distributions pursuant to this Section are subject to the minimum distribution requirements of Section 12.7 and Section 12.8 of the Plan.

12.4 Distribution of Less than Entire Account Balance. In the event a Member elects to defer distribution of all or a portion of his or her Accounts under Section 12.1(a) or elects installment distributions pursuant to Section 12.3, or in the event a spousal beneficiary elects to defer distribution of the death benefit under Section 12.2:

(a)	amounts from the Accounts, subaccounts and the Investment Funds within each Account and subaccount used to make a distribution shall be determined in the order of priority as provided in written uniform rules and procedures established by the Administrator;

(b)	at a subsequent date, the Member or spousal beneficiary may accelerate the distribution of all, or a portion of the remaining balance of the Member’s Account by giving written notice to the Administrator.

12.5 Distribution Shall Consist of Cash and Company Stock.

(a)

The aggregate value of the Member’s Accounts invested in shares of Company Stock or in Units of any Investment Fund invested primarily in Company Stock may be distributed in Company Stock or in cash at the Member’s election. When Company Stock is elected, the per share and aggregate values of the Company Stock and the aggregate value of such Members Account balances shall be determined as of the close of the Valuation Date as of which payments are made; and for purposes of making such determinations, the per share value of Company Stock at the close of such day shall be the closing price of Company Stock as reported by the New York Stock Exchange.

(b)	Any distribution made under this Article from any Investment Fund that is not part of the stock bonus portion of the Plan shall consist of cash in respect of a Member’s interests in the Investment Fund, and with respect to a Member’s interests in any Investment Fund which is part of the stock bonus portion of the Plan, in cash or in whole shares of Company Stock with a cash adjustment for any fractional share, at the Member’s or beneficiary’s election.

(c)	If a distribution consists of Company Stock that is distributed from any Investment Fund which is part of the stock bonus portion of the Plan and is not readily tradable on an established securities market at the time of such distribution, such shares of Company Stock shall be subject to a put option.

(i)	Such put option shall entitle the recipient of the distribution to sell, and shall require the Company to buy, the shares so distributed under a fair valuation formula. Such put option shall be exercisable by written election in accordance with uniform procedures established by the Administrator for a period of sixty (60) days following the date of distribution of such Company Stock and, if the option is not then exercised, for an additional sixty-day period in the following Plan Year determined by the Administrator.

(ii)	If the recipient exercises the option, the Company shall pay to the recipient a lump-sum cash payment equal to the fair value of the Company Stock as soon as practicable after its receipt of the recipient’s election. Such fair market value shall be determined as of the Valuation Date coincident or next following the date the Administrator receives notification of the recipient’s intent to exercise the option, and shall be determined by an independent appraiser meeting requirements similar to the requirements of the regulations prescribed under Code Section 170(a)(1).

12.6 Maximum Deferral of Distribution. Unless the Member elects otherwise, distribution of a Member’s benefit must begin no later than the 60th day after the latest of the close of the Plan Year in which the Member reaches the Normal Retirement Date, reaches the 10th anniversary of the year the Member commenced participation or has a Severance from Employment. The failure of a Member and the Member’s Spouse to consent to a distribution while a benefit is immediately distributable shall be deemed to be an election to defer payment of any benefit sufficient to satisfy this Section.

12.7 Minimum Distribution Timing Requirement. Notwithstanding anything contained in the Plan to the contrary:

(a)	distribution to a Member who attains age 70 1⁄2 before January 1, 1999 or who is a five percent (5%) owner shall begin no later than the April 1, of the calendar year following the calendar year in which such Member or former Member attains age 70 1⁄2;

(b)	distribution to a Member who attains age 70 1⁄2 after December 31, 1998 and is not a five percent (5%) owner shall begin on or before the April 1, following the end of the calendar year in which such Member attains age 70 1⁄2 or retires, whichever is later. Additional distributions shall be made by December 31 of the year in which such first minimum distribution payment is made and shall be made each year thereafter in accordance with Section 401(a)(9) of the Code and the regulations thereunder, over the life expectancy of such Member. Pursuant to regulations, a Member may elect whether life expectancy is to be determined with or without regard to the permissive recalculation rule of Section 401(a)(9)(D) of the Code; and

(c)	distributions to a Member under the Plan made in calendar years beginning on or after January 1, 2001, shall be made in accordance with the minimum distribution requirements of Code Section 401(a)(9) and the regulations under Code Section 401(a)(9).

12.8 Minimum Distributions Requirements. Notwithstanding anything contained in the Plan to the contrary, distributions shall be made from the Plan in accordance with the provisions of this Section.

(a)	General Rules. The requirements of this Section will take precedence over any inconsistent provisions of the Plan. All distributions required under this Article will be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Code. Notwithstanding the other provisions of this Article, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

(b)	Time and Manner of Distribution.

(i)	The Member’s entire interest will be distributed, or begin to be distributed, to the Member no later than the Member’s Required Beginning Date.

(ii)	If the Member dies before distributions begin, the Member’s entire interest will be distributed as provided in Section 12.2 but not later than as follows:

(A)	If the Member’s surviving Spouse is the Member’s sole Designated Beneficiary, then distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Member died, or by December 31 of the calendar year in which the Member would have attained age 70 1⁄2, if later.

(B)	If the Member’s surviving Spouse is not the Member’s sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Member died.

(C)	If there is no Designated Beneficiary as of September 30 of the year following the year of the Member’s death, the Member’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

(D)	If the Member’s surviving Spouse is the Member’s sole Designated Beneficiary and the surviving Spouse dies after the Member but before distributions to the surviving Spouse begin, this paragraph other than subparagraph (A) will apply as if the surviving Spouse were the Member.

For purposes of this paragraph and subsection (d), unless subparagraph (D) applies, distributions are considered to begin on the Member’s Required Beginning Date. If subparagraph (D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under subparagraph (A). If distributions under an annuity purchased from an insurance company irrevocably commence to the Member before the Member’s Required Beginning Date (or to the Member’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under subparagraph (A)), the date distributions are considered to begin is the date distributions actually commence.

(iii)	Unless the Member’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will not be less than the amounts specified in subsections (c) and (d) of this Section. If the Member’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury regulations.

(c)	Required Minimum Distributions During Member’s Lifetime.

(i)	During the Member’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(A)	the quotient obtained by dividing the Member’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Member’s age as of the Member’s birthday in the Distribution Calendar Year; or

(B)	if the Member’s sole Designated Beneficiary for the Distribution Calendar Year is the Member’s Spouse, the quotient obtained by dividing the Member’s Account Balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Member’s and Spouse’s attained ages as of the Member’s and Spouse’s birthdays in the Distribution Calendar Year.

(ii)	Required minimum distributions will be determined under this subsection beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Member’s date of death.

(d)	Required Minimum Distributions After Member’s Death.

(i)	Death On or After Date Distributions Begin.

(A)	If the Member dies on or after the date distributions begin and there is a Designated Beneficiary, the Member’s entire remaining interest shall be distributed as provided in Section 12.2 but the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Member’s death is the quotient obtained by dividing the Member’s Account Balance by the longer of the remaining Life Expectancy of the Member or the remaining Life Expectancy of the Member’s Designated Beneficiary, determined as follows:

(I)	The Member’s remaining Life Expectancy is calculated using the age of the Member in the year of death, reduced by one for each subsequent year.

(II)	If the Member’s surviving Spouse is the Member’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the Member’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving Spouse’s death, the remaining Life Expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(III)	If the Member’s surviving Spouse is not the Member’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the beneficiary in the year following the year of the Member’s death, reduced by one for each subsequent year.

(B)	If the Member dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Member’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Member’s death is the quotient obtained by dividing the Member’s Account Balance by the Member’s remaining Life Expectancy calculated using the age of the Member in the year of death, reduced by one for each subsequent year.

(ii)	Death Before Date Distributions Begin.

(A)	If the Member dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Member’s death shall not be less than the quotient obtained by dividing the Member’s Account Balance by the remaining Life Expectancy of the Member’s Designated Beneficiary, determined as provided in paragraph (i) of this subsection.

(B)	If the Member dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Member’s death, distribution of the Member’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

(C)	If the Member dies before the date distributions begin, the Member’s surviving Spouse is the Member’s sole Designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under subparagraph (A), this paragraph will apply as if the surviving Spouse were the Member.

(e)	Definitions. For purposes of this Section, the following terms shall have the following meanings.

(i)	Designated Beneficiary. An individual who is designated as the beneficiary under Section 14.1 or Section 14.3 of the Plan and is the designated beneficiary under section 401(a)(9) of the Code and section 1.401(a)(9)-4, of the Treasury regulations.

(ii)	Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Member’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Member’s Required Beginning Date. For distributions beginning after the Member’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 12.8(b)(ii). The required minimum distribution for the Member’s first Distribution Calendar Year will be made on or before the Member’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Member’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(iii)	Life Expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

(iv)	Account Balance. The sum of the Member’s Accounts as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Accounts as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account Balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

(v)	Required Beginning Date. The Required Beginning Date is the date specified in subparagraph (A) or (B) below:

(A)	with respect to a Member who is a 5-percent owner, as defined in section 416(i) of the Code, no later than the April 1 of the calendar year following the calendar year in which such Member attains 70 1⁄2; and

(B)	with respect to a Member who is not a five percent (5%) owner, as defined in section 416(i) of the Code, on or before the April 1 following the end of the calendar year in which such Member attains age 70 1⁄2 or retires, whichever is later.

12.9 Special Rules for Accumulated Payments Portion Subaccount. Notwithstanding any provision to the contrary, any distribution or withdrawal from the Member’s Accumulated Payments Portion Subaccount when the value of such subaccount is or exceeds five thousand dollars ($5,000) shall be subject to the following additional rules.

(a)	If a distribution or withdrawal is to commence prior to the death of a Member, the Administrator shall provide the information and forms regarding a Qualified Joint and Survivor Annuity (“QJSA”) as described in subsection (c). Thereafter, unless the Member elects to waive distribution in the forms of a QJSA in accordance with subsection (d) and his or her Spouse consents to such waiver in accordance with subsection (f), the distribution or withdrawal shall be made in the form of a QJSA.

(i)	To provide the QJSA, the amount to be distributed or withdrawn from the Accumulated Payments Portion Subaccount will be applied, as of the date on which the distribution of the QJSA hereunder is to commence (such date is hereinafter referred to as the Member’s “Annuity Starting Date”), to purchase an annuity payable to the Member for his or her life, with a survivor’s annuity payable to the Member’s surviving Spouse for the Spouse’s life, in an amount equal to fifty percent (50%) of the amount of the annuity that was payable to the Member.

(ii)	A QJSA for a Member who is not married is an annuity for the life of the Member.

(iii)	The Member may elect that the distribution or withdrawal from the Accumulated Payments Portion Subaccount shall be paid in the form of a Qualified Optional Survivor Annuity (“QOSA”). To provide the QOSA, the distribution or withdrawal amount shall be applied as of the Member’s Annuity Stating Date to purchase an annuity payable to the Member for his or her life, with a survivor’s annuity payable to the Member’s surviving Spouse for the Spouse’s life, in an amount equal to seventy-five percent (75%) of the amount of the annuity that was payable to the Member.

(iv)	For purposes of this subsection, an individual shall not be treated as the surviving Spouse of the Member unless such individual was married to the Member on the Member’s Annuity Starting Date.

(b)	If the Member’s dies prior to his or her Annuity Starting Date, any amount to be distributed from the Accumulated Payments Portion Subaccount shall be so distributed in the form of a Qualified Pre-retirement Survivor’s Annuity (“QPSA”) and in accordance with this subsection unless the Member was provided the information and forms regarding a QPSA described in subsection (c), elected to waive distribution in the forms of a QPSA in accordance with subsection (e) and his or her Spouse consented to such waiver in accordance with subsection (f).

(i)	To provide the QPSA, the balance of the Accumulated Payments Portion Subaccount will be applied to purchase an annuity payable to the Member’s surviving Spouse for the Spouse’s life. The surviving Spouse shall be permitted to elect to begin receiving payments under the QPSA within a reasonable time after the Member’s death.

(ii)	The Member’s surviving Spouse may elect to have the Accumulated Payments Portion of such Account distributed in a single lump sum payment instead of a QPSA and such single lump sum payment shall be made in the manner, and within the time, provided for in Section 12.2. Any such election shall be made on the form or in accordance with the procedures established by the Administrator and at the same time that the Member’s surviving Spouse makes any of the elections available to him or her under Section 12.2.

(iii)	For purposes of this subsection, an individual shall not be treated as the surviving Spouse of the Member unless such individual was married to the Member throughout the one-year period ending on the date of the Member’s death.

(iv)	The commencement date of a distribution other than in the form of a QPSA may be less than thirty (30) days after receipt of the information and forms described in subsection (c) if:

(A)	the Member has been provided with information that clearly indicates the Member has at least thirty (30) days to consider whether to waive the QJSA and elect, with spousal consent, a form of distribution other than a QJSA;

(B)	the Member is permitted to revoke any affirmative distribution election at least until the Annuity Starting Date or, if later, at any time prior to the expiration of the seven-day period that begins the day after the explanation of the QJSA is provided to the Member; and

(C)	the Annuity Starting Date is after the date the written explanation was provided to the Member.

(c)	Each Member to whom this Section is applicable shall be given a written explanation (hereinafter referred to as the “Written Explanation”) of the terms and conditions of the QJSA and QPSA, the Member’s right to make, and the effect of, an election to waive distribution in such forms, the rights of the Member’s Spouse with respect to any such election, and the right to make, and the effect of, a revocation of any such election made by the Member. The Written Explanation shall also contain such other information as required under section 417(a)(3) of the Code and Federal income tax regulations and IRS rulings and notices issued thereunder.

(i)	The Administrator shall furnish the Member with the Written Explanation and such forms as the Administrator shall require the Member to complete no less than thirty (30) days and no more than one hundred eighty (180) days before the Annuity Starting Date.

(ii)	The Annuity Starting Date may be a date prior to the date the Written Explanation is provided to the Participant if the distribution does not commence until at least thirty (30) days after such written explanation is provided, subject to the waiver of the thirty-day period.

(iii)	The Administrator shall provide the Written Explanation as to the QPSA to each Member to whom this Section is applicable, at such time as required under section 417(a)(3) of the Code and the Federal Income Tax Regulations, IRS rulings and notices issued thereunder.

(d)	Member may elect to waive distribution in the form of a QJSA and his or her Spouse may consent to such wavier on such forms as provided by the Administrator. The election period to waive (“Applicable Election Period”) the QJSA form of distribution shall be the one hundred eighty-day period ending on the Member’s Annuity Starting Date. The written consent of the Member’s Spouse shall be made in accordance with subsection (f) below. In any event, notwithstanding any other provisions, the Member may file such forms with the Administrator at any time prior to the close of the Applicable Election Period, and any distribution or withdrawal to be paid to the Member hereunder shall be so paid, in accordance with any elections that the Member makes on such forms, on, or starting on, to the extent applicable, the Member’s Annuity Starting Date. Any election and consent so made may be revoked, and a new election may be so made, at any time within the Applicable Election Period. Any such revocation shall be made in a written statement signed by the Member and filed with the Administrator.

(e)	A Member may elect to waive distribution in the form of a QPSA by filing with the Administrator, within the Applicable Election Period, a designation of beneficiary form, in which the Member designates a person other than his or her Spouse as the Member’s beneficiary and which is accompanied by the written consent of the Member’s Spouse under subsection (f) to the designation of such other person as the Member’s beneficiary. Any election so made may be revoked, and a new election may be so made, at any time within the Applicable Election Period. The Applicable Election Period for an election to waive the QPSA form of distribution shall be the period that ends on the date of the Member’s death, and that begins on the latest of

(i)	the first day of the Plan Year in which the Member attains age 35 (or, if earlier, the date of the Member’s Termination of Employment);

(ii)	the date (on or after January 1, 1985) as of which an amount is credited to the Accumulated Payments Portion Subaccount; or

(iii)	the date of the Member’s marriage (as described in Section 2.61).

(f)

The consent of the Member’s Spouse to an election by the Member to waive the QJSA or QPSA form of distribution shall be made in writing, shall acknowledge the effect of such election, shall (in the case of a waiver of the QPSA) acknowledge and consent to the designation of another person as beneficiary and shall be witnessed by a Plan representative or a notary public. The consent of a

Spouse to any election so made by a Member shall be irrevocable as to that election. Any consent by a Spouse shall be effective only with respect to that Spouse. Notwithstanding any of the previous provisions of this Section, the consent of a Member’s Spouse to an election by the Member under any of such provisions shall not be required if it is established to the satisfaction of the Administrator that such consent cannot be obtained because there is no Spouse, because the Spouse cannot be located, or because of such other circumstances as may be prescribed in the applicable Federal income tax regulations or in rulings or notices issued by the IRS.

12.10 Direct Transfer Election. Any individual who is entitled to receive an Eligible Rollover Distribution may elect to have such distribution paid directly to an Eligible Retirement Plan specified by such individual. The Administrator shall prescribe uniform rules for making such transfer elections. Individuals entitled to receive an Eligible Rollover Distribution are:

(a)	an Employee or former Employee;

(b)	an Employee’s or former Employee’s surviving Spouse and an Employee’s or former Employee’s Spouse who is an Alternate Payee; and

(c)	an Employee’s or former Employee’s non-Spouse beneficiary who has elected a direct transfer to an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) established for the purpose of receiving a distribution on behalf of an individual who is a designated beneficiary and who is a designated beneficiary and who is not a surviving Spouse of the Employee or former Employee.

12.11 Automatic Cash-Outs. Notwithstanding any contrary provisions of the Plan, in the event that the balance of a Member’s Accounts is not greater than one thousand dollars ($1,000) at the time the Member incurs a Severance from Employment, the Member or spousal beneficiary shall receive a distribution of all amounts in the Accounts even if the Member does not consent to the distribution. If a Member would have received a distribution under the preceding sentence but for the fact that the Member’s Accounts exceeded one thousand dollars ($1,000) when the Member incurred a Severance from Employment and if at a later time the balance of his or her Accounts is reduced such that it is not greater than one thousand dollars ($1,000), the Member or spousal beneficiary shall receive a distribution of such balance even if the Member does not consent to the distribution.

12.12 Identity or Whereabouts of Payee Unknown. If the Administrator is able to make a distribution to a Member, beneficiary or any other person entitled to a distribution from an Account (“Payee”), as permitted under Section 12.11, and such Payee cannot be located within a reasonable period following a reasonable diligent search, the Administrator may deem the Payee to be missing and forfeit the amount payable as provided in this Section.

(a)	The Administrator shall be deemed to have performed a reasonable diligent search if it performs the following actions:

(i)	send a certified letter to the Payee’s last known address;

(ii)	check other plan records of the applicable Participating Company to determine if a more current address exists for the Payee;

(iii)	contact any individual that the Member designated as a beneficiary under the Plan for updated information concerning the location of a missing Member;

(iv)	use the Internet search tools that do not charge a fee; and

(v)	if prudent given the size of the Account and the cost of the service, use other search methods including the Internet search tools, commercial locator services, credit reporting agencies, information brokers; investigation databases and analogous services that may involve charges.

(b)	In determining whether a reasonable period has elapsed following a reasonable diligent search, the Administrator may follow any applicable guidance provided under statute, regulation or other applicable guidance of the Internal Revenue Service or the Department of Labor. However, the Administrator will be deemed to have waited a reasonable period following a reasonable diligent search if it waits at least six (6) months following the completion of the actions described in subsection (a) above.

(c)	If the Payee is deemed to be missing, the Administrator may forfeit the distributable amount. If, after the amount is forfeited, the missing Payee is located, the Plan will restore the forfeited amount, unadjusted for gains or losses, to such Payee within a reasonable administrative period of time. However, if the Payee is not located by the time the Plan terminates, the forfeiture of such distributable amount shall be irrevocable.

(d)	Reasonable expenses incurred for locating a missing Payee may be charged to his or her Accounts. The Administrator may take into account the size of the Account in relation to the cost of the search when deciding how extensive a search to make before forfeiting the balance of any Account.

12.13 Reliance on Records. The facts as shown by the records of the Administrator at the time of death of any person entitled to any benefits or to any payment hereunder shall be conclusive as to the identity of the proper payee and of the amounts properly payable, and payment made in accordance with such state of facts shall constitute a complete discharge of any and all obligations under the Plan. In the event any amount shall become payable hereunder to any such person, or upon the death of such person to his or her estate, and if after written notice from the Administrator mailed to such person’s last known address as shown in the Participating Companies’ records, such person or his or her personal representative shall not have presented himself or herself to the Administrator within one (1) year after the mailing of such notice, then the Administrator, in its sole discretion, may distribute such amount including any amount thereafter becoming due to such person or his or her estate or to those individuals who would receive amounts under the Ohio statute of descent and distribution. Any action of the Administrator shall be conclusive and binding upon all persons, and any person who receives any distribution shall be the absolute owner thereof, regardless of whether such person had been a Member or the designated beneficiary or the personal representative of any Member.

12.14 Domestic Relations Orders. Domestic relations orders shall be administered in accordance with reasonable procedures established by the Administrator to determine the qualified status of domestic relations orders and to administer distributions under qualified orders.

12.15 Infants or Incompetents Entitled to Payment. If a Court of competent jurisdiction determines that any person entitled to a distribution or payment from the Trust Fund under the Plan is an infant or incompetent or is unable to care for his or her affairs by reason of physical or mental disability, the Administrator may cause all distributions or payments thereafter becoming due to such person to be made to any other person for his or her benefit, without responsibility to follow the application of payments so made. Payments made pursuant to this provision shall completely discharge the Company, the Plan, the Trustee, the Administrator and the Committee with respect to the amounts so paid.

Notwithstanding anything contained in the Plan to the contrary, distribution shall be made to an Alternate Payee if such distribution is pursuant to a Qualified Domestic Relations Order determined to be “qualified” in accordance with procedures established by the Administrator. The term “Alternate Payee” shall have the meaning set forth in Section 414(p)(8) of the Code.

12.16 In-Plan Roth Rollovers. An actively employed Member may transfer certain contributions and earnings within the Plan to an In-Plan Roth Rollover Subaccount which is either established to accept such transfer or is maintained under the Plan prior to the transfer. Each In-Plan Roth Rollover Subaccount is a “designated Roth account” as described in Code

Section 402A. Such transfer is referred to as an “In-Plan Roth Rollover.” The Plan will maintain such records as are necessary for the proper reporting, accounting and administration of In-Plan Roth Rollovers. In-Plan Roth Rollovers are subject to the following requirements and restrictions:

(a)	An actively employed Member who has attained age 59 1⁄2 may direct an In-Plan Roth Rollover from his or her Deferred Basic and Supplementary Contributions Subaccount, Deferred Cafeteria Plan Contributions Subaccount, Matching Contributions Subaccount and Prior Matching Contributions Subaccount to an In-Plan Roth Rollover Subaccount maintained on his or her behalf under the Plan.

(b)	Any actively employed Member may direct an In-Plan Roth Rollover from his or her Non-deferred Basic and Supplementary Contributions Subaccount, Non-deferred Cafeteria Plan Contributions subaccount, Rollover Contributions Subaccount and Accumulated Payments Portion Subaccount to an In-Plan Roth Rollover Subaccount maintained on his or her behalf under the Plan. In-Plan Roth Rollovers from the Accumulated Payments Portion Subaccount shall be subject to the spousal consent requirement of Section 12.9(f).

(c)	An actively employed Member may direct no more than four (4) In-Plan Roth Rollovers during a Plan Year.

Article 13

Loans to Members

13.1 Loans to Members. The Trustee may, at the direction of the Administrator and pursuant to a program established by the Administrator, make loans to a Member who is not a 180 or 777 Participant under the following circumstances:

(a)	loans shall be made available to any Member who is an active Employee or who is a former Employee and a “party in interest” as defined in ERISA Section 3(14) on a reasonably equivalent basis.

(b)	loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Members;

(c)	loans shall bear a reasonable rate of interest;

(d)	loans shall be adequately secured;

(e)	loans shall provide for repayment over a reasonable period of time; provided, however, that loan repayments by a Member who is performing service in the uniform services after December 12, 1994, will be suspended under the Plan as permitted under Section 414(u)(4) of the Code; and

(f)	no more than two (2) loans may be outstanding at a time and no more than one (1) loan may be outstanding for the purchase of a primary residence.

13.2 Loans to 180 or 777 Participants. The Trustee may, at the direction of the Administrator may make loans to a 180 or 777 Participant only if the Constituent Plan document covering the Member permit loans. If permitted, any such loan shall be made in accordance with subsection (a) of this Section.

13.3 Loan Program. Any loans granted or renewed shall be done so pursuant to a Member loan program.

(a)	Such loan program shall be established in writing and must include, but need not be limited to, the following:

(i)	the identity of the person or persons authorized to administer the Member loan program.

(ii)	a procedure for applying for loans;

(iii)	the basis on which loans will be approved or denied.

(iv)	limitations, if any, on the types and amounts of loans offered, including any limitations on the Accounts and subaccounts from which loan amounts may be deducted;

(v)	the procedure under the program for determining a reasonable rate of interest;

(vi)	the types of collateral which may secure a Member loan; and

(vii)	the events constituting default and the steps that will be taken to preserve Plan assets.

(b)	Such Member loan program shall be contained in a separate written document which, when properly executed, is hereby incorporated by reference and made a part of the Plan. Furthermore, such Member loan program may be modified or amended in writing from time to time by the Administrator without the necessity of amending this Section.

Article 14

Designation of Beneficiaries in the Event of Death

14.1 Designation of Beneficiaries.

(a)	In the event of the death of a married Member prior to his or her receipt of all amounts in his or her Accounts, that Member’s surviving Spouse shall succeed to and receive all of the amount credited to such Member’s Accounts unless there is no Spouse surviving the Member or the Spouse consents in writing in a form and manner prescribed by the Administrator to a beneficiary other than such Spouse. Such consent shall acknowledge the effect of such designation, shall specify the identity of any non-Spouse beneficiary, including contingent beneficiaries, if any, and shall be witnessed by a Plan representative or notary public.

(b)	An unmarried Member may designate a beneficiary or beneficiaries (who may be designated contingently and who may be an entity or entities other than a natural person) to receive all or part of the amount credited to his or her Account in the event of his or her death before his or her receipt of his or her entire Account balance.

(c)	A Member’s Spouse must again consent, in accordance with the requirements of the original consent, to any change in beneficiary. Any consent by a Spouse shall be effective only with respect to that Spouse. The consent of a Member’s Spouse shall not be required if the Member establishes to the satisfaction of the Administrator that consent cannot be obtained because the Spouse cannot be located.

(d)	A beneficiary designation may be changed or revoked by an unmarried Member at any time without the consent of any beneficiary. A designation, change or revocation of beneficiary shall be made in the form and manner prescribed by the Administrator and shall become effective when filed with the Administrator.

14.2 Distribution of Death Benefit. In the event of the death of a Member, his or her Accounts shall be distributed in accordance with Section 12.2 to the surviving designated beneficiary or beneficiaries.

14.3 Default Beneficiary. If no designated beneficiary has been designated or if no designated beneficiary shall survive the Member, the Accounts of a Member shall be distributed following his or her death to the person or persons in the first of the following classes of successive preference:

(a)	The Member’s Spouse, if such Spouse survives the Member;

(b)	The Member’s surviving children, equally;

(c)	The Member’s executors or administrators.

Payment to such one or more persons shall completely discharge the Plan, the Administrator, and the Trustee with respect to the amount so paid.

Article 15

Administration of the Plan

15.1 Administrator and Named Fiduciary of the Plan. The Committee is the Administrator of the Plan and shall be, with respect to the Plan, a Named Fiduciary. For the purpose of carrying out its duties, the Administrator may, in its discretion, allocate and delegate its responsibilities under the Plan to an employee or a certain group of employees of any member of the Controlled Group and may, in its discretion, designate individuals to carry out such responsibilities of the Administrator under the Plan as it may see fit.

15.2 Successor Administrator. The Company may designate another person to be the Administrator. In event of such designation, the Company shall have the sole discretion and authority to appoint a successor Administrator and to remove any person serving as Administrator upon notice to such person serving as Administrator. Any Administrator may resign upon notice to the Company. In the event of such removal or resignation, the Company shall have the sole discretion and authority to name any successor Administrator.

15.3 Powers and Duties of Administrator. The Administrator shall administer the Plan and shall have the power and the duty to take all action and to make all decisions necessary or proper to carry out the Plan and to control and manage the operation and administration of the Plan including all authorities and responsibilities set forth in the Committee Charter for the FirstEnergy Corp. Savings Plan Committee. In performing such powers and duties, the Administrator shall have full discretion to exercise any and all authorities granted by the Plan. Benefits under the Plan will be paid only if the Administrator decides in its discretion that the applicant is entitled to them. The Administrator shall have full discretion and authority to determine any and all questions of fact, resolve all questions of interpretation of this instrument which may arise under any of the provisions of this instrument as to which no other provision for determination is made, and exercise all other powers and discretions necessary to be exercised under the terms of the Plan which it is given or for which no contrary provision is made. The determination of the Administrator as to any question involving the administration and interpretation of the Plan shall be final, conclusive and binding on all persons except as otherwise provided or by law and may be relied upon by the Company, the Participating Companies, the Trustee, the Committee, the Investment Committee, Members and their beneficiaries and Alternate Payees. Any discretionary action to be taken under the Plan by the Administrator with respect to Employees or benefits shall be uniform in nature and application. The Administrator shall also have all of the powers, duties, directions and obligations granted to it under the Trust Agreement.

15.4 Rules and Forms for Plan. The Administrator may make and enforce rules and regulations for the administration of the Plan consistent with the provisions thereof and may prescribe the use of such forms as it shall deem appropriate for the administration of the Plan. Except as otherwise required by law, the Administrator may shorten or lengthen the time period during which an election may be made or any other action may be taken under the Plan.

15.5 Authorization or Release of Member’s Spouse as Condition for Benefits. The Administrator, in its discretion, may require as a condition of receiving any payment under the Plan, the filing with the Administrator of an authorization or release by the Spouse of a Member divesting such Spouse of any rights in the Plan or in any payments thereunder which such Spouse may have by operation of law under the laws of his or her matrimonial domicile or otherwise, or where required by law or where it deems appropriate in its sole discretion, may require (i) Members and beneficiaries to provide such evidence of marital status as it determines appropriate, taking into account any circumstances, or (ii) spousal consent for actions taken, elections made or the exercise of any rights by a married Member under the Plan. Any consent by a Spouse required by Section 12.9(f) or Section 14.1 must satisfy all requirements of the applicable Section.

15.6 Accounts. The Administrator shall maintain or cause to be maintained Accounts which accurately reflect the interest of each Member. The Administrator shall also maintain or cause to be maintained such other recordkeeping accounts, all necessary books of account and records with respect to the administration of the Plan including the Forfeiture Suspense Account. The Administrator shall provide, or cause to be provided, to Members all reports to be furnished to Members in accordance with the Plan and as may be required by ERISA.

15.7 Rights of Administrator to Employ and Rely Upon Experts. The Administrator may employ independent “qualified public accountants” as such term is defined in ERISA, legal counsel who may be of counsel to the Company, other specialists and other persons as the Administrator deems necessary or desirable in connection with the administration of the Plan. The Administrator and any person to whom it may delegate any duty or power, in connection with the administration of the Plan, and the officers and directors thereof shall be entitled to rely conclusively upon and shall be fully protected in any action omitted, taken or suffered by them in good faith in such reliance upon any independent qualified public accountant, counsel or other specialist or other person selected by the Administrator or in reliance upon any tables, evaluations, certificates, opinions or reports which shall be furnished by any of them or by the Trustee or by any insurance company. Any action so taken, omitted, or suffered shall be conclusive upon each Employee, Member, former Employee, Alternate Payee surviving Spouse and beneficiary.

15.8 Liability Regarding Administration of the Plan. In administering the Plan, except as may be prohibited by ERISA, neither the Administrator, the Committee, nor any person to whom either may delegate any duty or power in connection with administering the Plan shall not be liable for any action or failure to act except for its or his or her own intentional or willful misconduct, nor for the payment of any amount under the Plan; nor for any mistake of judgment made by it or him or her or on its or his or her behalf nor for any action, failure to act, or loss unless resulting from its or his or her own intentional or willful misconduct nor for the neglect, omission or wrongdoing of any other person. No individual shall be personally liable under any contract, agreement, bond or other instrument made or executed by him or her on behalf of the Administrator.

15.9 Administration Expenses. The necessary and reasonable expenses for the administration of the Plan and the Trust Fund, including all transaction and recordkeeping fees, investment management fees, Trustee fees and expenses under Section 15.15 shall be paid by the Plan by deducting such expenses from the assets of the Plan.

(a)	Amounts that the Administrator determines to be general plan expenses shall be allocated and charged to the Accounts of the Members, beneficiaries and Alternate Payees and such other Accounts established under Section 15.6. The Administrator has authority to allocate such expenses on either a pro rata basis based on the value of the account balances or a per capita basis based on the number of Members, beneficiaries and Alternate Payees. The Administrator shall determine the method for allocating expenses in accordance with the requirements of ERISA.

(b)	In addition, the Administrator may determine that a particular type of expense is related to an account or accounts and that the expense should be allocated and charged solely to such Account or Accounts. If the administrator so determines, it shall not treat the expense as a general plan expense but shall allocate and charge the expenses to the appropriate account or accounts. Such determination shall be made in accordance with ERISA. Unless the Administrator determines otherwise, the following expenses shall be allocated to the Accounts of a Member relative to which the expense is incurred:

(i)	fees associated with a Self-Managed Brokerage Account including brokerage fees, loads, redemption fees and transaction fees;

(ii)	fees for investment management services selected by the Member, beneficiary or Alternate Payee;

(iii)	loan application fees;

(iv)	fees associated with finding a lost Member, beneficiary or Alternate Payee; and

(v)	fees associated with a qualified domestic relations order which, unless another method of allocation is provided in the qualified domestic relations order, shall be allocated and charged by deducting them from the Alternate Payee’s assigned amount at the time of segregation and from the Member’s remaining Account balance immediately after segregation of the Alternate Payee’s assigned amount. Such fees shall be taken from the Alternate Payee’s assigned amount in the proportion that the Alternate Payee’s assigned amount is to the sum of such amount and the Member’s remaining Account balance. Such fees shall be taken from the Member’s remaining Account balance in the proportion that the Member’s remaining Account balance is to the sum of such balance and the Alternate Payee’s assigned amount.

15.10 Management of Plan Assets. Except as specifically provided in the Trust Agreement, the Administrator shall not have responsibility with respect to the control or management of the assets of the Plan. Except as specifically provided in the Trust Agreement, the Trustee shall have the sole responsibility for the administration of the assets of the Plan as provided in the Trust Agreement except to the extent that the Investment Committee or an “investment manager” (as that term is defined in ERISA) appointed by the Investment Committee shall manage the assets of the Plan, or some part thereof (including the powers to acquire and dispose of the assets of the Plan). To the extent that directions from the Administrator to the Trustee represent investment elections of the Plan’s Members, the Trustee shall have no responsibility for such investment elections and shall incur no liability on account of investing the assets of the Trust Fund in accordance with such directions.

15.11 Committee Members. The Committee shall consist of at least three (3) individuals who are employees of members of the Controlled Group. The Chief Executive Officer of FirstEnergy Corp. (“CEO”) shall appoint and remove the members of the Committee as provided in the Committee Charter for the FirstEnergy Corp. Savings Plan Committee.

15.12 Acceptance of Appointment and Resignation of Committee Members. Any person appointed a member of the Committee shall signify his or her acceptance appointment and his or her resignation as provided in the Committee Charter for the FirstEnergy Corp. Savings Plan Committee.

15.13 Committee Operations. The Committee shall conduct its organizational and business operations including the selection of a chairperson as provided in the Committee Charter for the FirstEnergy Corp. Savings Plan Committee.

15.14 Committee Delegation. The Committee may allocate and delegate its fiduciary responsibilities and may assign ministerial responsibilities and tasks as provided in the Committee Charter for the FirstEnergy Corp. Savings Plan Committee or by reference to a person or group of persons charged with the specific responsibilities.

15.15 Committee Expenses and Compensation. Members of the Committee shall be reimbursed by the Company for direct expenses they may individually or collectively properly and actually incur in the performance of their responsibilities or tasks. No member of the Committee and no employee of a Controlled Group member allocated or delegated fiduciary responsibilities, or assigned ministerial tasks shall receive compensation from the Plan for their services unless such compensation is a direct expense and an expense that is not an overhead cost of a Controlled Group member that may be paid by the Plan under ERISA.

15.16 Committee Members Not Required to Give Bond or Other Security. Unless otherwise determined by the CEO or required by ERISA, no member of the Committee shall be required to give any bond or other security in any jurisdiction.

15.17 Claims Procedure/Claims Review Procedure.

(a)	A “claim” referred to in this Section is a request for a Plan benefit. A claim shall be made in writing signed by the Participant, Beneficiary, or other claimant on the appropriate form prescribed by and in a manner acceptable to the Administrator.

(b)	The Administrator shall process each claim which is not a claim for disability or is a claim for benefits based upon disability where the determination of disability is to be determined by a third party (“non-disability claim”) and determine entitlement to benefits within ninety (90) days of its receipt of a written application with respect to such claim. If special circumstances exist, the Administrator may obtain a 90-day extension by providing the claimant written notice of the extension within the initial 90-day period. The extension notice must include an explanation of the special circumstances and the date by which the Administrator expects to render a benefit determination.

(c)

The Administrator shall process each claim which is a claim for benefits based upon disability where the determination of disability is to be determined by the Administrator (“disability claim”) and determine entitlement to benefits within forty-five (45) days of its receipt of a written application with respect to such claim. However, the Administrator may obtain a 30-day extension if it both determines that such an extension is necessary due to matters beyond the control of the Plan and provides the claimant written notice of the extension within the initial 45-day period. If, prior to the end of the first 30-day extension, the Administrator determines that, due to matters beyond the control of the Plan, a decision cannot be rendered within the extension period, the period for making the determination may be extended for up to an additional thirty (30) days provided that the Administrator provides the claimant written notice of the extension prior to the expiration of the first thirty (30) day extension period. Each such extension notice must include an explanation of the circumstances requiring the extension and the date by which the Administrator expects to render a benefit determination. In addition, any such notice shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues. A claimant shall be afforded forty-five (45) days within which to provide any such additional information. If a claimant fails to provide such additional information within forty-five (45) days, the Administrator shall render a benefit determination based on the information available.

(d)	If any claim is denied in whole or in part, the claimant shall be given written notice of the denial setting forth the specific reason or reasons for such denial, references to the pertinent Plan provisions on which denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, an explanation of the claim review procedures under the Plan and the time limits applicable to such procedures and, in the event of a disability claim, such other information as required by the Department of Labor regulations. In rendering its decision, the Administrator shall have full power and authority to interpret the Plan, to resolve ambiguities, inconsistencies and omissions, to determine any question of fact, to determine the right to benefits of, and the amount of benefits, if any, payable to, the claimant in accordance with the provisions of the Plan.

(e)

A claimant or his or her authorized representative shall have sixty (60) days after receipt of written notice of denial of a non-disability claim or one (1) year after receipt of written notice of denial of a disability claim to request review of the denial by making written application. Such application shall be made to the Committee. The application must specify any and all reason or reasons the claimant believes the denial should be reversed and should include documents as required in support of the claim. The application shall be considered by the Committee and the claimant or his or her representative may review and copy, free of charge, all documents, records, and other information relevant (as determined in accordance with the Department of Labor regulations) to his or her claim for benefits and may submit issues and comments, in writing. The Committee shall review all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. A decision shall be made by the Committee in accordance with the procedures adopted by the Committee. In rendering its decision, the Committee shall have full power, authority and discretion to interpret the Plan, to resolve ambiguities, inconsistencies and omissions, to determine any question of fact, to determine the right to benefits of, and the amount of benefits, if any, payable to, the claimant in accordance with the provisions of the Plan. The claimant shall be notified within 5 days after the decision is made. Such decision shall be in writing and in the case of an adverse benefit determination the claimant will be notified of:

(i)	the specific reason or reasons for the adverse determination and the specific Plan provisions on which the determination was based; and

(ii)	his or her right to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant (as determined in accordance with the Department of Labor regulations) to his or her claim for benefits.

(f)	A claimant must exhaust the review procedures of this Section prior to the commencement of any actions at law, in equity, pursuant to arbitration or otherwise. No legal, equitable or other action may be commenced against the Plan, the Administrator, the Committee if the claimant fails to bring such action within one (1) year after the Committee’s decision has been rendered or deemed rendered with respect to all or any portion of the claim. Any claim or action made against the Plan, the Administrator, the Committee, or any individual employed by the Company or any affiliate who is a fiduciary of the Plan including any individual who performs fiduciary duties of or for the Administrator or who serves as a member of any committee, may only be submitted and filed in the United States District Court for the Northern District of Ohio. Any information, issues, rationale or reasons not presented or raised by the claimant during the claims and appeals proceedings hereunder and prior to the time the Committee’s final decision has been rendered or deemed rendered may not be presented or raised in any legal, equitable or other action.

15.18 Claims Procedures for Other Claims under ERISA.

(a)	A “claim” referred to in this Section is a claim against the Company, any affiliate of the Company, the Administrator, the Committee, the Investment Committee, or any individual employed by the Company or an affiliate who is a fiduciary for the Plan including any such individual who performs fiduciary duties of, or for, any named fiduciary of the Plan that: (i) is for breach of a fiduciary duty; (ii) arises under ERISA Section 510; or (iii) is a claim under ERISA other than a claim for benefits under Section 15.17.

(b)	Initial Claim.

(i)	A claim under this Section must be submitted in writing to the Administrator.

(ii)	A claim under this Section must be filed within two (2) years of the event giving rise to the claim. However, a claim against a fiduciary must be filed no later than after the earlier of:

(A)	six (6) years after the date of the last action which constituted a part of the breach or, in the case of an omission, the latest date on which the fiduciary could have cured the breach; or

(B)	three (3) years after the earliest date on which the plaintiff had actual knowledge of the breach.

Except that in the case of a claim against a fiduciary regarding fraud or concealment, such claim may be commenced not later than six (6) years after the date of discovery of such alleged breach.

(iii)	If the claim is based on action taken or not taken by, or is against, an individual who performs fiduciary duties of, or for, the Administrator, neither such individual nor a subordinate of such individual shall participate in the administration or decision of the claim.

(iv)	The Administrator shall process each properly filed claim within a reasonable time but not later than ninety (90) days after its receipt of a written claim. If special circumstances exist, the Administrator may obtain a ninety-day extension by providing the claimant written notice of the extension within the initial ninety-day period. The extension notice shall include an explanation of the special circumstances and the date by which the Administrator expects to render a determination. If the extension is necessary because additional information is needed to decide the claim, the extension notice shall describe the required information. The claimant should provide the required information as soon as possible. In rendering its decision, the Administrator shall have full power, authority and discretion to interpret the Plan, to resolve ambiguities, inconsistencies and omissions, to determine any question of fact and to determine any remedy or damages to which the claimant may be entitled.

(v)	The Administrator shall notify the claimant in writing, delivered in person or mailed by first-class mail to his last known address, if any part of a claim is denied. The notice of a denial of any claim shall include:

(A)	the specific reasons for the denial;

(B)	a reference to any provisions of the plan document upon which the denial is based;

(C)	a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(D)	an explanation of the claims review procedure under the Plan and the time limits applicable to such procedures including a statement of the claimant’s right to bring civil action under ERISA Section 502(a), subject to the requirements of subsection (d), following an adverse benefit determination or review.

(vi)	If the notice described above is not furnished and if the claims has not granted within the time specified above, the claim shall be deemed denied and shall be subject to review as set forth below.

(c)	Appeals of Denied Claims.

(i)	If a claim is denied, in whole or in part, the claimant may request that the Committee review his or her claim. A claimant shall have one hundred eighty (180) days after receipt of written notice of denial of a claim to request review of the denial by making written application. Such request shall be in writing and delivered to the Committee. If no such review is requested within the one hundred eighty-day period, the decision of the Administrator shall be considered final and binding.

(ii)	If the claim is based on action taken or not taken by, or is against, a member of the Committee, neither such individual nor a subordinate of such individual shall participate in the review. In addition, any member of the Committee who is a subordinate of an individual who participated in the initial decisions shall not participate in the review.

(iii)	The claimant must specify any and all theories, arguments, reasons and facts for reversal of the denied claim in the request for review. The claimant may submit additional written comments, documents, records, and other information relating to and in support of his claim; all information submitted shall be reviewed whether or not it was available for the initial review. A claimant may request reasonable access to, and copies of, all documents, records, and other information relevant to his claim for benefits. Failure to include any theories, arguments, reasons or facts during the appeal will result in their being deemed waived and forfeited. If a review is requested, a full and fair review of the decision will be made by a person different than, and who is not a subordinate of, the original decision maker.

(iv)

The Committee shall render its final decision within a reasonable period of time but not later than sixty (60) days from its receipt of a request for review. This period may be extended up to an additional sixty (60) days, if the Committee determines that special circumstances exist (such as the need for a hearing) which require an extension of time for processing the review. The Committee shall provide the claimant with written notice of the extension within the initial sixty-day period. The extension notice will explain the reason for the extension and the date by which the Committee expects a decision will be made. If the extension is necessary because additional information is needed, the extension notice will describe the required information. The claimant should provide the required information as soon as possible. In rendering its decision, the Committee shall have full power, authority and discretion to interpret the Plan, to resolve ambiguities, inconsistencies and omissions, to determine questions or fact, and to determine any remedy or damages to which the claimant may be entitled.

(v)	If after review the claim continues to be denied, the Committee shall provide the claimant with a notice of the denial of his appeal which shall contain the following information:

(A)	the specific reasons for the denial of the appeal;

(B)	a reference to the specific provisions of the plan document on which the denial was based;

(C)	a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to his or her claim for benefits; and

(D)	a statement describing any voluntary appeal procedures offered by the Plan, the claimant’s right to obtain information regarding the procedures and the claimant’s right to bring an action under ERISA Section 502(a) subject to the requirements of subsection (d).

(d)

A claimant must exhaust the review procedures of this Section prior to the commencement of any actions at law, in equity, pursuant to arbitration or otherwise. No legal, equitable or other action may be commenced against the Plan, the Company, any affiliate, the Administrator, the Committee, the Investment Committee or any individual employed by the Company or any affiliate who is a fiduciary of the Plan including any individual who performs fiduciary duties of or for any named fiduciary of the Plan if the claimant fails to bring such action within one (1) year after the Committee’s decision has been rendered or deemed rendered with respect to all or any portion of the claim except that the action may be commenced within the period permitted under ERISA except that such statute of limitations is tolled for the period beginning with the date on which the claimant files a timely claim under the Plan and ending with the date on which the Administrator, Committee or other applicable Plan fiduciary notifies the claimant of the final decision under the Plan’s claims procedures. Any claim or action made against the Plan, the Company, any affiliate, the Administrator, the Committee, or any individual employed by the Company or any affiliate who is a fiduciary of the Plan including any individual who performs fiduciary duties of or for the Administrator or who serves as a member of any committee, may only be submitted and filed in the United States District Court for the Northern District of Ohio. Any information, issues, rationale or reasons not presented or raised by the claimant during the claims and appeals proceedings hereunder and prior to the time the Committee’s final decision has been rendered or deemed rendered may not be presented or raised in any legal, equitable or other action.

15.19 Fiduciaries of Plan May Serve in More Than One Capacity. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan and any fiduciary with respect to the Plan may serve as a fiduciary with respect to the Plan in addition to being an officer, employee, agent or other representative of a “party in interest” as that term is defined in ERISA.

15.20 Indemnification of Committee, Employees and Fiduciaries. To the extent not compensated for by any applicable insurance, the Participating Companies, jointly and severally, shall indemnify and hold harmless each member of the Committee, each member of the Investment Committee, each Named Fiduciary under the Plan, and each employee of a member of the Controlled Group to whom the Administrator, the Committee, the Investment Committee or any fiduciary of the Plan has allocated or delegated discretionary or ministerial duties with respect to the Plan, from any and all claims, loss, damages, expense (including counsel fees approved by the CEO), and liability (including any amount paid in settlement with the approval of the CEO) arising from any act or omission of such member, Named Fiduciary, or employee, except where the same is judicially determined or is determined by the CEO to be due to a failure to act in good faith or is due to the intentional and willful misconduct of such member, Named Fiduciary, or employee. Notwithstanding the foregoing, such indemnification will not be provided with respect to any Trustee which is a corporate trustee or to any Member or beneficiary who is a Named Fiduciary due solely to his or her authority to provide directions to the Trustee pursuant to ERISA Section 403(a)(1). No assets of the Plan may be used for any such indemnification.

15.21 Responsibility of Fiduciaries. It is intended that to the maximum extent permitted by ERISA, each person who is a “fiduciary” with respect to the Plan as that term is defined in ERISA shall be responsible for the proper exercise of his or her own powers, duties, responsibilities and obligations with respect to the Plan and the Trust Fund as shall each person designated by any fiduciary to carry out any fiduciary responsibility with respect to the Plan or the Trust Fund and no fiduciary or other person to whom fiduciary responsibilities are allocated shall be liable for any act or omission of any other fiduciary or of any other person delegated to carry out any fiduciary or other responsibility with respect to the Plan or Trust Fund.

15.22 Electronic Media. If the Plan requires that a notice, disclosure, election and other communications to Members shall be in writing, then, to the extent permitted under law and applicable regulations, and as approved by the Administrator on a nondiscriminatory basis, such notices, disclosures, elections and communications may be provided and accepted electronically in lieu of such written action.

Article 16

Trustee and Trust Fund

16.1 Trustee. A Trustee has been appointed to hold and administer the Trust Fund. The Trustee shall serve at the pleasure of the Investment Committee. The Trustee shall have such rights, powers and duties as are set forth in the Trust Agreement. The Trust Agreement shall form a part of the Plan.

16.2 Authority to Appoint and Remove Trustee. Action to appoint or remove a Trustee and to authorize entering into a Trust Agreement with such Trustee may be taken by the Investment Committee in accordance with the Investment Committee Charter.

16.3 Trust Fund Sole Source of Payments for Plan. The Trust Fund established under the Plan shall be the sole source of the payments or distributions to be made in accordance with the Plan. Neither the establishment of the Plan, any amendment to the Plan, the creation of any fund or account, nor the payment of any benefits shall give any Member or any other person any legal or equitable right against any Participating Company, any officer or Employee thereof, any member of the Committee, any member of the Investment Committee or the Trustee. Nothing contained in the Plan shall entitle any person to any payment except out of the Trust Fund.

Article 17

Tendering and Voting of Company Stock

17.1 Tenders for Company Stock.

(a)	Non Reportable and Reportable Offers

(i)	Notwithstanding any other provisions of the Plan to the contrary, if any, with respect to an Offer that is not subject to the requirements of Rule 14(d)-3 of the Securities Exchange Act of 1934, as amended (a “Non Reportable Offer”), the Investment Committee shall have full discretionary authority to review and to determine a response to the Offer. Upon making its determination, the Investment Committee shall direct the Trustee in accordance with its determination with respect to all shares of Company Stock held in the Trust Fund. The Trustee shall have no discretion or authority to sell, exchange, transfer or enter into any other transaction described in the Non Reportable Offer with respect to any shares of Company Stock held by the Trustee in the Trust Fund except to the extent, and only to the extent, that the Trustee is timely directed to do so in writing by the Investment Committee.

Upon timely receipt of such instructions, the Trustee shall, subject to the provisions of this Section, sell, exchange or transfer pursuant to such Non Reportable Offer such shares as to which such instructions are given.

In the event that, under the terms of a Non Reportable Offer or otherwise, any shares of Company Stock tendered for sale, exchange or transfer pursuant to such Non Reportable Offer may be withdrawn from such Non Reportable Offer, the Trustee shall follow such instructions of the Investment Committee respecting the withdrawal of such securities from such Non Reportable Offer.

After review of the Offer, the Investment Committee shall also have discretion to treat the Offer as a Reportable Offer as defined in paragraph (ii) below. In such event, the Offer shall be treated and administered as if it is a Reportable Offer under this Section and it shall not be treated and administered as a Non Reportable Offer.

(ii)

Notwithstanding any other provisions of the Plan to the contrary, if any, but subject to the provisions of this Section, in the event an Offer to acquire shares of Company Stock held in the Trust Fund that would be subject to the requirements of Rule 14(d)-3 of the Securities Exchange Act of 1934, as amended (a ‘Reportable Offer’), whether or not allocated to the Account of any Member, is received by the Trustee, the Trustee shall have no discretion or authority to sell, exchange or transfer any shares of Company Stock held by the Trustee in the Trust Fund (whether or not allocated to the individual Account of any Member) pursuant to such Reportable Offer except to the extent, and only to the extent, that the Trustee is timely directed to do so in writing

(A)	with respect to any Company Stock held by the Trustee subject to such Reportable Offer and allocated to the individual Account of any Member, by each Member to whose individual Account any of such Company Stock is allocated, as a Named Fiduciary; and

(B)	with respect to any Company Stock held by the Trustee subject to such Offer and not allocated to the individual Account of any Member, by each Member who has Company Stock allocated to his or her individual Account, as Named Fiduciary, with respect to an amount of unallocated Company Stock equal to the total amount of unallocated Company Stock, multiplied by a fraction the numerator of which is the amount of Company Stock allocated to the Member’s individual Account under the Plan and the denominator of which is the total amount of Company Stock allocated to the individual Accounts of all Members under the Plan.

Upon timely receipt of such instructions, the Trustee shall, subject to the provisions of this Section, sell, exchange or transfer pursuant to such Reportable Offer such shares as to which such instructions were given. The failure of any Member, as Named Fiduciary, to provide in a timely manner instructions to the Trustee with respect to Company Stock allocated to the Member’s individual Account or not allocated to any Member’s individual Account but over which such Member shall have authority to direct the Trustee, shall be deemed to constitute instructions to the Trustee not to sell, exchange or transfer any of such Company Stock, and the Trustee shall communicate or cause to be communicated to each Member the consequences of any failure to provide timely instructions to the Trustee.

In the event that, under the terms of a Reportable Offer or otherwise, any shares of Company Stock tendered for sale, exchange or transfer pursuant to such Offer may be withdrawn from such Reportable Offer, the Trustee shall follow such instructions respecting the withdrawal of such securities from such Reportable Offer in the same manner and the same proportion as shall be timely received by the Trustee from the Members or other Named Fiduciaries entitled under this subsection to give instructions as to the sale, exchange or transfer of securities pursuant to such Reportable Offer.

(b) Allocation of Company Stock

(i)	In the event that a Non Reportable Offer accepted by the Investment Committee is for fewer than all of the shares of Company Stock held by the Trustee in the Trust Fund, the Company Stock of each Member subject to the sale, exchange, transfer or other transaction shall be determined on a pro rata basis.

(ii)

In the event that a Reportable Offer for fewer than all of the shares of Company Stock held by the Trustee in the Trust Fund shall be received by the Trustee, each Member who has been allocated any Company Stock subject to such Reportable Offer shall be entitled to direct the Trustee as to the acceptance or rejection of such Reportable Offer (as provided by subsection (a) of this Section) with respect to the largest portion of such Company Stock as may be possible given the total number or amount of shares of Company Stock the Trustee may sell, exchange or transfer pursuant to the Reportable Offer based upon the instructions received by the Trustee from all other Members who shall timely instruct the Trustee pursuant to this Section to sell, exchange or transfer such shares pursuant to such Reportable Offer, each on a pro rata basis in accordance with the number or amount of such shares allocated to their individual Account.

(c)	In the event an Offer shall be received by the Trustee and instructions shall be solicited from Members or the Investment Committee, as applicable, pursuant to this Section regarding such Offer, and prior to the termination of such Offer, another Offer is received by the Trustee for the securities subject to the first Offer, the Trustee shall, if practicable, make a reasonable effort under the circumstances to solicit instructions from the Members or the Investment Committee, as applicable, to the Trustee. The Trustee shall follow all such instructions received in a timely manner from Members or the Investment Committee, as applicable, in the same manner and in the same proportion as provided in subsection (a) of this Section. In requesting instructions from a Member or the Investment Committee, as applicable, the Trustee shall request:

(i)	with respect to securities tendered for sale, exchange or transfer pursuant to the first Offer, whether to withdraw such tender, if possible, and, if withdrawn, whether to tender any securities so withdrawn for sale, exchange or transfer pursuant to the second Offer;

(ii)	with respect to securities not tendered for sale, exchange or transfer pursuant to the first Offer, whether to tender or not to tender such securities for sale, exchange or transfer pursuant to the second Offer.

(iii)	with respect to any further Offer received by the Trustee and subject to any earlier Offer (including successive Offers from one or more existing offerors), the Trustee shall act in the same manner as described in paragraphs (i) and (ii) of this subsection (c).

(d)	In the event of an Offer for any Company Stock held by the Trustee in the Trust Fund shall be received by the Trustee and the Members shall be entitled to determine to accept, reject or withdraw an acceptance of such Offer pursuant to this Section, then:

(i)	the Company and the Trustee shall not improperly interfere in any manner with the decision of any Member or the Investment Committee, as applicable, regarding the action of the Member or the Investment Committee, as applicable, with respect to such Offer (hereinafter referred to as an “Investment Decision”), and the Trustee shall arrange for such Investment Decision to be made on a confidential basis;

(ii)	the Trustee shall adequately communicate or cause to be communicated to all Members or the Investment Committee, as applicable, the provisions of the Plan relating to the right of Members or the Investment Committee, as applicable, to direct the Trustee with respect to Company Stock subject to such Offer, including unallocated Company Stock, and of the obligation of the Trustee to follow such directions; and

(iii)	the Company shall provide the Trustee with such information and assistance as the Trustee may reasonably request in connection with any communications or distributions to Members or the Investment Committee, as applicable.

(e)	The Company shall distribute or cause to be distributed any and all communications required by this Section. The Trustee may rely on the Company for such distribution and shall not be liable for the Company’s failure to provide such communications to any Member.

(f)	Unless otherwise directed by the Administrator, any proceeds received by the Trustee as a result of the sale, exchange or transfer of Company Stock pursuant to an Offer shall be reinvested in Company Stock by the Trustee if such Company Stock is available for purchase and if not, in the Default Investment Fund designated by the Investment Committee. Thereafter, amounts in the Default Investment Fund may be invested at the direction of the Member as provided in Section 8.4.

17.2 Voting Company Stock.

(a)	Notwithstanding any other provision of the Plan to the contrary, if any, but subject to the provisions of this Section, the Trustee shall have no discretion or authority to vote Company Stock held in the Trust Fund by the Trustee on any matter presented for a vote by stockholders of the Company except in accordance with timely directions received by the Trustee from Members who have Company Stock allocated to their individual Accounts under the Plan.

(i)	Such directions shall be given by Members acting in their capacity as Named Fiduciaries with respect to both allocated and unallocated Company Stock and, upon timely receipt of such directions, the Trustee shall vote the Company Stock held in the Trust Fund, pursuant to the direction of Members giving instructions to the Trustee.

(ii)	Each Member who has been allocated Company Stock shall, as Named Fiduciary, direct the Trustee with respect to the vote of Company Stock allocated to the Member’s individual Account and the Trustee shall follow the directions of those Members who provide timely instructions to the Trustee.

(iii)	Each Member who has been allocated Company Stock entitled to vote on any matter presented for a vote by the stockholders shall direct the Trustee with respect to the vote of a portion of the shares of Company Stock for which no instructions were timely received by the Trustee.

(iv)	Such direction shall be with respect to an amount of Company Stock equal to the number of allocated shares with respect to which no responses were received multiplied by a fraction, the numerator of which is the number of shares of such Company Stock allocated to the Member’s individual Account who has provided directions to the Trustee under this subsection and the denominator of which is the total number of shares of such Company Stock allocated to the individual Accounts of all such Members who have provided directions to the Trustee under this subsection.

(v)	Accordingly, Company Stock for which the Trustee does not receive timely voting instructions, including those shares which are not allocated to a Member’s Individual Account, shall be voted in the same proportion as all Company Stock held under the Plan with respect to which timely directions are received by the Trustee.

(b)	The Trustee shall adequately communicate or cause to be communicated to all Members the provisions of the Plan relating to the right of Members to direct the Trustee with respect to the voting of Company Stock allocated to their accounts under the Plan and of Company Stock not allocated to the accounts of any Member. Such communication shall give notice to each Member and Beneficiary receiving a proxy or voting instruction card that he or she will be acting as a fiduciary for the unvoted shares since such vote shall be used to vote unvoted shares on a proportional basis. The Company shall provide the Trustee with such information and assistance as the Trustee may reasonably request in connection with any communications or distributions to Members. The Company shall distribute or cause to be distributed any and all communications required by this Section.

(c)	Members shall be directed to return the proxy or voting instruction cards. Any instructions received by the Trustee regarding the voting of Company Stock shall be confidential and shall not be divulged by the Trustee to the Company, or to any director, officer, employee or agent of the Company, it being the intent of this Section to ensure that the Company (and its directors, officers, employees and agents) cannot determine the voting instructions given by any Member.

Article 18

Amendments and Supplements

18.1 Amendment and Modification. The Plan may be amended, merged or consolidated, and a potion of the Plan’s assets and liabilities may be transferred to another qualified plan at any time and from time to time upon action by the Board of Directors, the Compensation Committee consisting of members of the Board of Directors, or an officer of the Company to whom the Board of Directors has delegated such authority to amend or otherwise modify the Plan. An officer delegated authority by the Board of Directors may further delegate his or her delegated authority to any other officer of the Company as long as such authority to further delegate is authorized by the Board of Directors but only to the extent such action provides and permits for further delegation by the officer.

18.2 Condition for Merger or Consolidation of Plan. The Plan shall not be merged or consolidated with, nor its assets or liabilities transferred to, any other plan unless each Member will receive a benefit (if the surviving or transferee plan terminated) immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he or she would have been entitled to receive under the Plan and the other plan immediately before the merger, consolidation, or transfer (if the Plan and the other plan had then terminated).

18.3 Adoption of Supplements. The Company may determine that special provisions shall be applicable to some or all Employees of a Participating Company or may determine that certain Employees otherwise eligible to participate in the Plan shall not be eligible to participate in the Plan. Such special provisions may include provisions regarding special accounting, allocation, valuation or administrative rules. Such rules may be either in addition to or in lieu of the generally applicable provisions of the Plan. In such event, the Company shall adopt a Supplement which Supplement shall set forth the special provisions for the plan and shall specify the Employees covered thereby. Any Supplement shall be deemed to be a part of the Plan and shall apply to the Employees specified therein.

18.4 Amendment of Supplements. The Company, from time to time, may amend, modify or terminate any Supplement in accordance with the provisions of this Article. No such action, however, shall operate so as to deprive any Employee who was covered by such Supplement of any vested rights to which he or she is entitled under the Plan or the Supplement except as permitted by the Code or ERISA.

18.5 Retroactive Amendment. If necessary or appropriate, the Plan may be amended or modified where the provisions of such amendment or modification are effective retroactively. No amendment or other modification, however, shall make it possible for any part of the corpus or income of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of Members or their beneficiaries under the Plan, except such part as is required to pay taxes and administration expenses of the Plan. Any such amendment or modification may make changes in the Plan, including retroactive changes, which may be deemed necessary or desirable to qualify the Plan and the Trust Fund, or to continue the qualified status of the Plan and Trust Fund and the exempt status of the Trust Fund, under Sections 401(a), 401(k) and 501(a) of the Code or any similar successor provisions of law, or to comply with ERISA, or to conform to governmental regulations.

18.6 Applicability of Amendments to Members Who Terminated Employment Prior to the Restatement Date. Except as otherwise provided, the terms and provisions of any restatement or other amendments to the Plan, apply with respect to the operation of the Plan and all rights, obligations and transactions hereunder on and after their effective dates. However, with respect to a Member who retired, terminated employment or otherwise ceased to be an Employee prior to the effective date of a change to the Plan, or to any person claiming benefits hereunder relating to such a Member, in general:

(a)	such change shall be applicable to such Member or such person to the extent such change relates to administrative procedures or the powers of the Company or the Administrator, or if the Code, ERISA or other relevant law requires such a change to apply to such Members and persons; and

(b)	such change shall not be applicable to such Member or such person if the change relates to any other items, including but not limited to an increase in the benefit which would be payable to such person, the vesting of such benefit, or the distribution rights or options related thereto.

18.7 Drafting Intent. If, due to any error, omission, inconsistency, misunderstanding or oversight in the drafting or preparation of the Plan document or any amendment, any Plan provision does not accurately reflect its intended meaning, as demonstrated by consistent interpretations or other evidence of intent as determined by the Company in its sole and exclusive judgment as plan sponsor, the provision shall be interpreted in a fashion consistent with its intent as determined by the Company in its sole discretion. Pursuant to Section 18.1, the Plan may be amended retroactively to reflect the intended meaning of the provision in question. This Section may not be invoked by any other person to require the Plan to be interpreted in a manner that is inconsistent with the interpretation of the Plan by Plan fiduciaries or to require any amendments to the Plan.

Article 19

Termination of the Plan

19.1 Termination of the Plan. The Plan may be terminated in whole or in part at any time by the Board of Directors, provided that no part of the corpus or income of the Trust Fund shall be used for or diverted to purposes other than for the exclusive benefit of Members and their beneficiaries and for the payment of the administrative costs of the Plan and Trust Fund. Upon a complete or partial termination of the Plan or complete discontinuance of Company Contributions by the Participating Companies, the interest of each Member affected thereby in his or her Company Contributions Account shall become fully vested and nonforfeitable.

19.2 Distributions upon Complete or Partial Termination. As determined by the Board of Directors, the entire Account of each such Member shall be distributed to him or her in a single distribution. If, however, the Member’s employer maintains another defined contribution plan during the period beginning on the date of termination of the Plan and ending twelve (12) months after distribution of all assets from the Plan, then Deferred Contributions, Deferred Cafeteria Plan Contributions, Roth Elective Contributions, Qualified Nonelective Contributions and Qualified Matching Contributions, and income allocable to each, are not distributable earlier than upon the Member’s Severance from Employment, attainment of age 59 1⁄2, the Member’s Immediate and Heavy Financial Need to the extent permitted under Section 11.3 or such other event that permits distribution under the Code. The preceding limitation regarding distributions upon Plan termination shall not apply if:

(a)	during the 24-month period beginning twelve (12) months before the date of termination of the Plan, fewer than two percent (2%) of the employees who were eligible under the Plan as of the date of termination of the Plan are eligible under the other defined contribution plan; or

(b)	the other defined contribution plan is an employee stock ownership plan as defined in Code Section 4975(e)(7) or Code Section 409(a), a simplified employee pension plan as defined in Code Section 408(k), a SIMPLE plan as described in Code Section 408(p), a plan or contract described in Code Section 403(b) or a plan described in Code Section 457(b) or (f).

Article 20

Top-heavy Plan Provisions

20.1 Definitions. For purposes of this Article:

(a)	“Affiliated Group” means any group of corporations or other business organizations of which the Company is a member, determined by using the tests set forth under subsections (b), (c), and (m) of Section 414 of the Code.

(b)	“Aggregation Group” means:

(i)	Each qualified defined benefit plan and defined contribution plan of the Company and any member of the Affiliated Group in which a Key Employee is a participant;

(ii)	Each other qualified defined benefit plan and defined contribution plan of the Company and any member of the Affiliated Group which enables any plan described in paragraph (i) of this subsection to meet the requirements of Sections 401(a)(4) or 410 of the Code; and

(iii)	All other qualified defined benefit plans or defined contribution plans of the Company or any member of the Affiliated Group elected by the Administrator which do not cause the Aggregation Group to violate the requirements of Sections 401(a)(4) and 410 of the Code.

(c)	“Average Earnings” means the average of a Member’s earnings for his or her five consecutive years of service which produce the highest average. If a Member has performed less than five (5) years of service, the average of his or her earnings for his or her total years of service shall be used. Years of service ending in a Plan Year beginning before 1984, and beginning after the end of the last Plan Year the Plan is a Top-heavy Plan, shall be disregarded for purposes of determining a Member’s Average Earnings.

(d)	“Determination Date” means, for the Plan and any other plan included in the Aggregation Group, the last day of such plan’s preceding plan year, or in the case of the first plan year of the plan, the last day of such plan year.

(e)	“Earnings” means the compensation that is included on a Member’s Form W-2 for the calendar year that ends with or within the Plan Year.

(f)	“Key Employee” means a “key employee” as defined in Section 416(i) of the Code and any regulations thereunder.

(g)	“Top-heavy Group” means the Aggregation Group which, if viewed as a single plan, would be a Top-heavy Plan. In determining whether the Aggregation Group is top-heavy, the account balances of all plans shall be valued as of the Determination Dates for such plans that fall within the same calendar year.

(h)	“Top-heavy Plan” means the Plan for any Plan Year in which as of the Determination Date it is not included in an Aggregation Group and the present value of the aggregate account balance for Key Employees under all defined contribution plans included in such group exceeds sixty percent (60%) of a similar sum determined for all Members and beneficiaries permitted to be taken into account pursuant to Section 416(g) of the Code, with such values being determined for each plan as of the most recent valuation date occurring within the twelve (12) month period ending on the Determination Date and subject to appropriate adjustments under said Section 416(g) and lawful regulations issued thereunder, including the requirement that benefits and accounts of an Employee be increased by the distributions made for a reason other than Severance from Employment, death or Disability with respect to such Employee during the five (5) year period ending on the Determination Date, and all other distributions made with respect to such Employee during the one (1) year period ending on the Determination Date.

20.2 Applicability. Except where otherwise noted, the following provisions of this Article shall apply for any Plan Year during which the Plan is a Top-heavy Plan.

20.3 Contributions.

(a)	Subject to the provisions of subsection (b) of this Section, each non-key employee who is a Member of the Plan shall be entitled to an annual allocation derived from the Company Contributions equal to three percent (3%) of his or her Average Earnings but such percentage shall not exceed the percentage at which contributions are made to the Plan for the year for Key Employees for which such percentage is highest for the year. Each such non-key employee who has not had a severance from employment at the end of the Plan Year shall receive such annual allocation without regard to his or her hours of service, amount of earnings, or failure to make Employee Contributions to the Plan. Matching contributions shall be taken into account for purposes of determining the percentage set forth in this Section.

(b)	If a non-key employee participates in two or more top-heavy defined contribution plans of the Company or any member of the Affiliated Group, the minimum allocation requirements of subsection (a) of this Section may be met by combining the contributions provided under such plans.

(c)	if the Plan is Top-heavy for a Plan Year and if a Member who is a non-key employee also participates in any defined benefit plan of the Company or any member of the Affiliated Group, the minimum provided under such defined benefit plan shall be provided before any minimum under the Plan and the benefit provided under such defined benefit plan shall be offset by the actuarial equivalent of the amounts, if any, in the Member’s Accounts under the Plan and any other defined contribution plan maintained by the Company or member of the Affiliated Group.

Article 21

Participating Companies

21.1 Designation of Participating Companies. A member of the Controlled Group shall become a Participating Company under the Plan with either

(a)	the approval of the Board of Directors (which may be by ratification of prior actions of the Company); or

(b)	approval by the Chief Executive Officer or President of the Company or an individual designated by either such officer, without approval or ratification by the Board of Directors.

In such event, such Participating Company and its Adoption Date shall be added to Appendix I described in Section 21.3. A Participating Company which cease to be a Participating Company shall be deleted from Appendix I and its Termination Date shall be maintained in the records of the Plan.

21.2 Withdrawal From Plan of Participating Company. Any Participating Company may at any time, by resolution of its board of directors (with notice thereof to the Board of Directors if the Participating Company is not the Company), terminate its participation in the Plan or discontinue its Company Contributions under the Plan. If a Participating Company terminates its participation in the Plan or discontinues its Company Contributions, the Company and the Trustee shall proceed depending upon whether, with respect to the Participating Company’s employees, the Plan and Trust Fund have both terminated or whether only the Plan has terminated and the Trust Fund is continued in effect. Participation of a Participating Company shall automatically cease on the date such Company ceases to be a member of the Controlled Group unless otherwise agreed to in writing by the Company.

21.3 List of Participating Companies. The Participating Companies as of the Restatement Date and their respective Adoption Dates shall be set forth on Appendix I which shall be updated from time to time to reflect the Participating Companies that have been either added or deleted from participating in the Plan.

21.4 Delegation of Authority. The Company is hereby fully empowered to act on behalf of itself and the other Participating Companies as it may deem appropriate in maintaining the Plan. Without limiting the generality of the foregoing, such actions include obtaining and retaining tax qualified status for such Plan and appointing attorneys-in-fact in pursuit thereof. Furthermore, the adoption by the Company of any amendment to the Plan including any Supplements, or the Trust or the termination thereof, will constitute and represent, without any further action on the part of any Participating Company, the approval, adoption, ratification or confirmation by each Participating Company of any such amendment or termination. In addition, the appointment of or removal by the Company of any Committee member, Trustee, Investment Manager or other person under the Plan shall constitute and represent, without any further action on the part of any Participating Company, the appointment or removal by each Participating Company of such person.

Article 22

General Provisions

22.1 Plan Is Not an Employment Contract. The Plan shall not be deemed to constitute a contract between a Participating Company and any Employee or Member nor shall anything contained in the Plan be deemed to give any Employee or Member any right to be retained in the employ of a Participating Company or to interfere with the right of the Participating Company to discharge any Employee or Member at any time for any reason or for no reason or, with regard to a Bargaining Unit Employee, as may be provided in the applicable collective bargaining agreement, and to treat him or her without regard to the effect which such treatment might have upon him or her as a Member.

22.2 Prohibition Against Assignment or Alienation of Benefits. Except as provided below, no right or interest in the Plan of any Member or beneficiary and no distribution or payment under the Plan to any Member or beneficiary of a deceased Member may be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process. The following shall not be treated as an assignment or alienation prohibited by this Section:

(a)	the creation, assignment or recognition of a right to any benefit payable with respect to a Member under the Plan pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code; or

(b)	the offset of a Member’s benefit under the Plan against an amount that such Member is ordered or required to pay to the Plan where:

(i)	the order or requirement to pay arises under a judgment for a crime involving the Plan, a civil judgment, consent order or decree for violation or alleged violation of fiduciary duties as stated in part 4 of subtitle B of Title I of ERISA, or pursuant to a settlement agreement between the Secretary of Labor or the Pension Benefit Guaranty Corporation and the Member for violation or alleged violation of fiduciary duties as stated in part 4 of subtitle B of Title I of ERISA by a fiduciary or any other person; and

(ii)	the judgment, order, decree, or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the Member’s benefits provided by the Plan; and

(iii)	to the extent, if any, that survivor annuity requirements apply to distributions to the Member under Code Section 401(a)(11), the rights of such Member’s Spouse are preserved in accordance with Code Section 401(a)(13)(C)(iii); or

(c)	any other arrangement, transfer or transaction which is not treated as a prohibited assignment or alienation under Code Section 401(a)(13) or other applicable law.

22.3 Governing Law. The Plan shall be administered, construed and governed under the internal substantive laws, and not the choice of law rules, of the State of Ohio, except to the extent such laws are superseded by ERISA or other applicable Federal law.

22.4 Compliance with USERRA. Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to Members who return from a military service leave of absence, will be provided in accordance with Section 414(u) of the Code. The Administrator may permit the suspension of repayments during any such period of absence on any loan that was made by the Plan to the Member prior to the start of such period, to the extent that such suspension is permitted under Code Section 414(u)(4). In addition, and to the extent required by Section 414(u) of the Code or the Uniformed Services Employment and Reemployment Rights Act of 1994:

(a)	the Member shall be credited with service, and shall be deemed to receive compensation for all purposes of the Plan, for such period; and

(b)	except as provided in subsection (f), the Member shall be permitted to make Employee Contributions missed during the military service leave of absence during the period commencing on the date of reemployment following the military leave of absence and continuing for up to three (3) times the length of the Member’s immediate past period of uniformed service but such period shall not exceed five (5) years and may only be made while the Member is employed with a Participating Company; and

(c)	the Participating Company that employed the Member prior to his or her military service leave of absence shall make Matching Contributions that are contingent upon the Member’s Employee Contributions made in accordance with subsection (b) as soon as practicable after the Member makes the applicable Employee Contribution; and

(d)	the Participating Company that employed the Member prior to his or her military service leave of absence shall make Company Contributions not contingent upon the Member’s Employee Contributions, but to which the Member is entitled, not later than ninety (90) days after the date of reemployment, or when such Company Contributions are normally due for the Plan Year in which the service in the uniformed services was performed, whichever is later.

(e)	The definition of Compensation of a Member shall include all Differential Wage Payments made by a Participating Company to the Member who is performing services in the uniformed services. For purposes of the Plan, the term “Differential Wage Payments” means a payment to the Member which:

(i)	is made with respect to any period during which the individual is performing military service while on active duty for a period of more than thirty (30) days; and

(ii)	represents all or a portion of the wages the Member would have received from the Participating Company if the Member were performing services for the Participating Company.

(f)	A Member who performs military service while on active duty for a period of more than thirty (30) days is deemed to have suffered a Severance from Employment and may elect to receive amounts from his or her Deferred Basic and Supplementary Contributions Subaccount, and his or her Roth Elective Basic and Supplementary Contributions Subaccount. If the distribution is requested prior to age 59 1⁄2 or Disability, the Member shall not be permitted to make Employee Contributions for a period of six (6) months following the date of receipt of the distribution unless such Member has been ordered or called to active duty for a period in excess of one hundred seventy-nine (179) days or for an indefinite period.

22.5 Actions May Be in Writing or Other Methods. With respect to any election, consent, other action or notice which is otherwise required under the terms of the Plan to be provided or made in writing, or to be executed or notarized, the Administrator may, to the extent not prohibited by law, including ERISA and the Code, adopt procedures under which such election, consent, other action or notice may be provided or made, in whole or in part, in another manner (including orally, telephonically, or electronically).

IN WITNESS WHEREOF, FirstEnergy Corp. has caused this Amendment and Restatement of the FirstEnergy Corp. Savings Plan to be executed by its duly designated officer and its corporate seal to be affixed hereto on the 19th day of December, 2014.

Attest:	FIRSTENERGY CORP.
/s/ William P. Meader	By: /s/ James F. Pearson

FIRSTENERGY CORP.

SAVINGS PLAN

APPENDIX I

Participating Company	Adoption Date

Ohio Edison Company	January 1, 1983

Pennsylvania Power Company	January 1, 1983

FirstEnergy Corp.	January 1, 1998

Cleveland Electric Illuminating Company	July 1, 1998

The Toledo Edison Company	July 1, 1998

American Transmission Systems, Incorporated	October 8, 1998

FirstEnergy Solutions Corp.	January 1, 1999

(fka FirstEnergy Services Corporation)

FirstEnergy Nuclear Operating Company	January 1, 1999

FirstEnergy Service Company	October 11, 2001

FirstEnergy Generation Corp.	January 1, 2002

Jersey Central Power & Light Company	January 1, 2002

Metropolitan Edison Company	January 1, 2002

Pennsylvania Electric Company	January 1, 2002

Allegheny Energy Service Corporation	April 1, 2012

Monongahela Power Company	April 1, 2012

The Potomac Edison Company	April 1, 2012

West Penn Power Company	April 1, 2012

FIRSTENERGY CORP.

SAVINGS PLAN

APPENDIX II

Administration of Funds Received from the FEFSG Plans

The Plan shall administer and use funds received from the FEFSG Retirement & 401(k) Savings Plan and the FEFSG 401(k) Savings Plan in accordance with the Compliance Letter issued for each plan by the Internal Revenue Service under the Employee Plans Compliance Resolution System on June 14, 2011.

In accordance with the Compliance Letters, the amounts received shall be credited to a separate account (“Offset Account”). Amounts held in the Offset Account shall be applied against future employer contributions to the Plan in the normal course of operations of the Plan and shall be used for no other purpose except for the restoration of any benefit as may be required by this Supplement. The recordkeeper of the Plan shall reduce the balance of the Offset Account to reflect the application of funds to reduce employer contributions or to restore benefits.

Amounts of the FEFSG 401(k) Savings Plan include amounts forfeited by the administrator of that plan for the following missing participants:

Name	Benefit Amount
William Cox	$1,112.82
Timothy O’Neill	$738.33
Paul Figirrad	$368.46
William W. Gum	$303.56
Alexander Garcia	$300.19
Edgar B. Viera	$110.77
David Crookshank	$109.05
David Bouchat Sr.	$88.54

$3131.72

In the event a listed participant is located, his or her benefit amount shall be restored and distrusted to him or her. No earnings shall be credited to any restored benefit amount. Such restoration shall first be made from the Offset Account. If the Offset Account does not have a balance sufficient to restore the benefit, the benefit shall be provided by an additional employer contribution to the Plan.

SUPPLEMENT A

FIRSTENERGY CORP. SAVINGS PLAN

CONSTITUENT PLAN

FOR

EMPLOYEES REPRESENTED BY

UWUA LOCAL 180

Effective as of January 7, 2003 unless otherwise provided

TABLE OF CONTENTS

Article	Title	Page

Foreword		A-1
1	Definitions	A-2
2	Purpose, Eligibility and Participation	A-7
3	Contributions	A-8
4	Limitations on Contributions	A-11
5	Accounts, Transfers and Rollovers	A-12
6	Investments and Earnings	A-15
7	Distributions, Withdrawals and Loans	A-19
8	Administration of Plan	A-27
9	Trustee	A-27
10	Amendment and Termination	A-27

A-i

FIRSTENERGY CORP. SAVINGS PLAN

CONSTITUENT PLAN

FOR

EMPLOYEES REPRESENTED BY

UWUA LOCAL 180

Foreword

Prior to January 1, 1999, Pennsylvania Electric Company, a corporate subsidiary of GPU, Inc., maintained the Pennsylvania Electric Company Employee Savings Plan for Bargaining Unit Employees to provide benefits for its bargaining unit employees, all of whom were represented by IBEW Local 459 or UWUA Local 180.

Effective as of January 1, 1999, the plan was restated as the GPU Companies Employee Savings Plan for Employees Represented by IBEW Local 459 or UWUA Local 180. On November 7, 2001, GPU, Inc. was merged into FirstEnergy Corp. with FirstEnergy Corp. being the surviving and successor corporation.

Effective as of January 7, 2003, the GPU Companies Employee Savings Plan for Employees Represented by IBEW Local 459 or UWUA Local 180 was merged into the FirstEnergy Corp. Savings Plan. The benefit provisions for employees covered by the GPU Companies Employee Savings Plan for Employees Represented by IBEW Local 459 or UWUA Local 180 continued to be provided under the terms and conditions of the plan document restated as of January 1, 1999. The separate benefit arrangements for these employees were set forth in this Constituent Plan document. Effective January 1, 2005, employees covered by a collective bargaining agreement between a Company and IBEW Local 459 were no longer covered by this Constituent Plan. The benefits of such employees are determined by the provisions of the FirstEnergy Corp. Savings Plan exclusive of this or any other Constituent Plan document.

This document attached to the Plan as Supplement A and the following provisions of the Plan constitute the Constituent Plan document for 180 Participants:

(1)	Article 2- Definitions;

(2)	Section 4.7 - Rollover Contributions;

(3)	Article 6 - Limitations on Contributions;

(4)	Section 8.1 - Investment Funds;

(5)	Section 8.6 - Dividends on Shares of Company Stock;

(6)	Section 11.3 - Withdrawal Because of Immediate and Heavy Financial Need;

(7)	Section 11.6 - Manner of Effecting Withdrawal;

(8)	Section 12.2 - Distributions upon Death;

(9)	Section 12.7 - Minimum Distribution Timing Requirement;

(10)	Section 12.8 - Minimum Distribution Requirements;

(11)	Article 13 - Loans to Members;

(12)	Article 14 - Designation of Beneficiaries in the Event of Death;

(13)	Article 15 - Administration of the Plan;

(14)	Article 16 - Trustee and Trust Fund;

(15)	Article 17 - Tendering and Voting of Common Stock;

(16)	Article 18 - Amendments and Supplements;

(17)	Article 19 - Termination of the Plan;

(18)	Article 20 - Top-heavy Provisions;

(19)	Article 21 - Participating Companies; and

(20)	Article 22 - General Provisions.

The Participants shall only receive, and shall only be entitled to, the contributions and benefits specifically provided for in the Local 180 Plan and shall not share in any other benefits of the Plan.

This Constituent Plan covers only employees employed pursuant to a collective bargaining agreement between a Company and UWUA Local 180 where such collective bargaining agreement provides for participation in this Constituent Plan. Benefits of such employees shall be determined solely by the terms and provisions of the Constituent Plan and not by any other terms and provisions of the Plan except those referenced in this Constituent Plan.

ARTICLE 1-A

Definitions

As used in this Constituent Plan, all nouns and pronouns shall be construed in the singular or plural and in such gender as the context requires. Capitalized words and phrases in this Constituent Plan shall be defined as set forth or referenced in this Article or, if not defined in this Article, as set forth or referenced in Article 2. If a capitalized word or phrase is defined in both in this Article and Article 2, the definition in this Article shall supersede the definition in Article 2 and shall be controlling with regard to this Constituent Plan.

1.1-A “Accounts” shall mean the separate accounts (including any subaccounts thereof) established and maintained for a Participant pursuant to Section 5.1-A or 5.2-A.

1.2-A “Benefit Compensation” of a Participant for any period shall mean the base wage or salary payable to him or her by his or her Company during such period, Differential Wage Payments, Cafeteria Plan Amounts, plus any amount payable to him or her by his or her Company during such period under any incentive compensation program or bonus program maintained for bargaining unit employees, in each case prior to any reduction which the Employee has elected in accordance with a (i) “cafeteria” plan pursuant to Section 125 of the Code, including amounts not available to an Employee in lieu of group health plan coverage and deemed to be contributions under Section 125 of the Code because the Employee is unable to certify that he or she has other health coverage (ii) a “cash or deferred arrangement” pursuant to Section 401(k) of the Code, and a “qualified transportation fringe plan” pursuant to Section 132(f)(4) of the Code. Benefit Compensation shall not include any amounts payable to the Participant for any period during which he or she is not treated as a Participant by virtue of the first sentence of Section 2.2-A or 2.5-A.

1.3-A “Business Day” shall mean any day on which securities are traded on the New York Stock Exchange.

1.4-A “Collective Bargaining Agreement” shall mean the collective bargaining agreement between the Companies and UWUA Local 180.

1.5-A “Company or Companies” shall mean Pennsylvania Electric Company or any other FirstEnergy Company that has adopted the Local 180 Plan and has employees covered by the Collective Bargaining Agreement.

1.6-A “Compensation Limit” shall mean $265,000, as increased by the cost-of-living adjustment as prescribed by the Secretary of the Treasury under Section 401(a)(17)(B) of the Code.

1.7-A “Current Balance” shall mean, with respect to any Account, the existing balance of such Account.

1.8-A “Earnings” shall mean, with respect to any Account or subaccount thereof, the earnings and losses attributable to the investment of such Account or subaccount, as determined under Section 6.3-A.

1.9-A “Electronic Media” shall mean the toll-free telephone service the Recordkeeper is to make available to receive notice of salary deferral elections, investment elections and changes of such elections, and requests for distributions, withdrawals and loans, from Participants and the Administrator, and to furnish information to Participants, in accordance with the provisions of any recordkeeping services agreement. The term “Electronic Media” shall include any other means of electronic communication, including the Internet, that the Administrator and the Recordkeeper may agree, in writing, may be used to receive such notices and requests, and to furnish such information.

1.10-A “Employee” shall mean any individual who now or hereafter is employed by a Company as a common law employee and who is covered by a Collective Bargaining Agreement between any Company and UWUA Local 180. The term Employee shall not include any individual who is a Contract Worker. The term “Contract Worker” shall mean any person who provides services to any Company pursuant to a written agreement between the Company and entity that is not on of the FirstEnergy Companies (including the person providing the services) unless the agreement pursuant to which such person provides services to the Company specifically provides for such person to be covered under this Local 180 Plan or under a program of employee benefits maintained by the Company that includes this Local 180 Plan. The term Contract Worker shall include any person who is a Leased Employee. A person who is a Contract Worker shall be treated as a Contract Worker for purposes of this Local 180 Plan, notwithstanding any determination by any court or administrative agency that such person is properly classified as a common law employee of a Company, rather than as an independent contractor or as a leased employee.

The term “Leased Employee” shall mean any individual who is not a common law employee of any of the FirstEnergy Companies, and who provides services to a Company if (a) such services are provided pursuant to an agreement between such Company and any other person, (b) such individual has performed such services for such Company or any of the other FirstEnergy Companies on a substantially full-time basis for a period of at least one (1) year, and (c) such services are performed under the primary direction of, or primary control by, such Company.

1.11-A “Employee Contributions Stock Fund” shall mean the FirstEnergy Common Stock Fund described in Section 8.1(a) of the Plan.

1.12-A “Employer Contributions” shall mean the aggregate amount of the 401(k) Contributions, Deferred Cafeteria Plan Contributions and Company Matching Contributions made by the Company to the Local 180 Plan on behalf of a Participant pursuant to Sections 3.2-A and 3.4-A.

1.13-A “FirstEnergy” shall mean FirstEnergy Corp., or any successor thereto.

1.14-A “FirstEnergy Companies” shall mean all of the corporations that are included as members of the affiliated group of corporations (as defined in Section 1504 of the Code and the regulations thereunder) that includes FirstEnergy.

1.15-A “Hours of Service”—an Employee shall be credited with hours of service in accordance with the following rules:

(a) An Employee shall be credited with one (1) hour of service for each hour for which he or she is paid, or entitled to payment, for the performance of duties for any of the FirstEnergy Companies during the applicable Plan Year.

(b) An Employee shall be credited with one (1) hour of service for each hour for which he or she is paid, or entitled to payment, by any of the FirstEnergy Companies for a period of time during which no duties are performed by him or her (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), lay-off, jury duty, military duty or leave of absence. For this purpose, a payment shall be deemed to be made by or due from the applicable FirstEnergy Company regardless of whether such payment is made by or due from such Company directly, or indirectly through, among others, a trust fund, or insurer, to which the Company contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate. However, no hours of service shall be credited hereunder with respect to (i) hours for which an Employee receives payment under a plan maintained solely for the purpose of complying with applicable workmen’s compensation, unemployment compensation, or disability insurance laws, or (ii) hours for which an Employee receives a payment which solely reimburses him or her for medical or medically related expenses incurred by him or her. No more than 501 hours of service shall be credited hereunder to an Employee on account of any single continuous period during which he or she performs no duties whether or not such period occurs within a single Plan Year.

(c) An Employee shall be credited with one (1) hour of service for each hour for which back pay, irrespective of mitigation of damages, is awarded or agreed to by any of the FirstEnergy Companies. However, no hours of service shall be credited hereunder if they are credited to the Employee under subsection (a) or subsection (b) above. Furthermore, crediting of hours of service hereunder for periods described in subsection (b) above shall be subject to the limitations therein set forth.

(d) Hours of service shall be computed and credited in accordance with paragraphs (b) and (c) of Section 2530.200b-2 of the Department of Labor Regulations.

1.16-A “Local 180 Plan” shall mean this Constituent Plan for Employees represented by UWUA Local 180, as set forth in this instrument.

1.17-A “New Money” shall mean, with respect to any Account as of any date, any contributions, and any repayments of principal and interest on any loan from the Local 180 Plan, that are to be credited to such Account after such date.

1.18-A “Participant” shall mean any Employee who commenced participation in the Local 180 Plan in accordance with the provisions hereinafter set forth, and who has not ceased to be a Participant by virtue of the first sentence of Section 2.5-A. Where the context requires, Participant shall include any former Employee who continues to have any amount to his or her credit in any Account maintained for him or her under this Local 180 Plan. Each Participant shall be a Member of the Plan but a Participant shall be entitled to only those rights and benefits provided by this Constituent Plan document.

1.19-A “Plan for Retirement Annuities” shall mean the Pennsylvania Electric Company Bargaining Unit Retirement Plan, a constituent plan of the FirstEnergy Corp. Master Pension Plan, as amended from time to time, and any predecessor thereto.

1.20-A “Recordkeeper” shall mean the entity that performs participant recordkeeping and related services for the Local 180 Plan.

1.21-A “Other Terms Defined.” Other terms are defined elsewhere in this Constituent Plan. Such terms and the locations of their definitions are:

(a)	Accumulated Payments Portion Subaccount—Section 5.2-A (b)(i)

(b)	Annuity Starting Date—Section 7.5-A (a)

(c)	Applicable Percentage—Section 3.4-A

(d)	Catch-up Contributions—Section 3.2-A

(e)	Company Matching Contribution Portion Subaccount—Section 5.2-A (a)(iii)

(f)	Company Matching Contributions—Section 3.4-A

(g)	Contract Worker—Section 1.10-A

(h)	Deferred Cafeteria Plan Contribution Subaccount—Section 5.2-A (a)(ii)

(i)	Employee After-Tax Contribution Account—Section 5.1-A (b)

(j)	Employee After-Tax Contributions—Section 3.3-A

(k)	Employer Contribution Account—Section 5.1-A (a)

(l)	Leased Employee—Section 1.10-A

(m)	Non-deferred Cafeteria Plan Contribution Subaccount—Section 5.2-A (b)(iii)

(n)	Notice—Section 7.1-A (e)

(o)	QJSA—Section 7.5-A (a)

(p)	QOSA—Section 7.5-A (a)

(q)	QPSA—Section 7.5-A (b)

(r)	Rollover Portion Subaccount—Section 5.2-A (a)(iv)

(s)	Separate Contract Portion Subaccount—Section 5.2-A (b)(ii)

(t)	Tax Deductible Employee Contribution Account—Section 5.1-A (c)

(u)	Transferred Amount—Section 6.2-A (b)

(v)	Vacation Carryover Contributions Portion Subaccount—Section 5.2-A (a)(v)

(w)	Written Explanation—Section 7.5-A (c)

(x)	Year of Service—Section 2.2-A

(y)	401(k) Contributions—Section 3.2-A

(z)	401(k) Portion Subaccount—Section 5.2-A (a)(i)

ARTICLE 2-A

Purpose, Eligibility and Participation

2.1-A Purpose. This Local 180 Plan is part of the FirstEnergy Corp. Savings Plan. It is not a separate plan under the Code or ERISA. The Local 180 Plan contains employer contribution and employee savings features including cash or deferral features under Code Section 401(k).

2.2-A Eligibility. Subject to Section 2.5-A, any Employee shall become eligible to participate in the Local 180 Plan (a) on his or her employment commencement date with any Company, if he or she is employed to perform services for a Company as a regular full-time employee, a “reduced hour full-time employee” or a “regular nonfull-time employee,” as those terms are defined in the applicable procedures of a Company or (b), if (a) is not applicable to the Employee, on the date on which he or she has completed at least one Year of Service. A “Year of Service” shall mean a consecutive 12-month computation period during which an Employee has completed at least 1,000 Hours of Service. For purposes of determining an Employee’s eligibility for participation, a computation period shall begin on the Employee’s employment commencement date with any of the FirstEnergy Companies. However, if an Employee fails to complete at least 1,000 Hours of Service during the first computation period, then the second computation period shall be the Plan Year that includes the first anniversary of the Employee’s employment commencement date with any of the FirstEnergy Companies; and the subsequent computation periods (if needed) shall be the subsequent Plan Years.

In the event that any question arises concerning the eligibility of any Employee to participate in the Local 180 Plan, the decision of the Administrator as to such Employee’s eligibility shall be final and binding upon the Companies, the Employees, the Participants, their beneficiaries and any and all other persons having any interest hereunder

2.3-A Participation. An Employee who has become eligible to participate in the Local 180 Plan in accordance with Section 2.2-A shall automatically commence participation in the Local 180 Plan and shall be automatically enrolled in the Local 180 Plan for 401(k) Contributions in the amount of two percent (2%) of his or her Benefit Compensation, excluding any Cafeteria Plan Amounts, and in addition, for Employees who receive Cafeteria Plan Amounts, for Deferred Cafeteria Plan Contributions in the amount of one hundred percent (100%) of his or her Cafeteria Plan Amounts. Such automatic contributions shall commence as soon as administratively practicable thereafter but not earlier than thirty (30) days after the date he or she becomes eligible to participate (as described in Section 2.2-A) and shall be invested in the Default Investment Fund. An Employee shall be notified in advance of his or her automatic enrollment and may elect out of the automatic enrollment by notifying the Administrator within a time period established by the Administrator. The Participant may elect not to contribute to the Local 180 Plan or elect to contribute a different contribution amount in accordance with the provisions of Section 3.5-A. A Participant may make a different investment election in accordance with the provisions of Section 6.2-A (a).

2.4-A Resumption of Participation. In the event that a Participant becomes employed after a Severance from Employment, he or she shall resume participation in the Local 180 Plan on the date he or she returns to the employ of any Company, subject, however, to Section 2.5-A, and shall be automatically enrolled in the Local 180 Plan for 401(k) Contributions in the amount of two percent (2%) of his or her Benefit Compensation, excluding any Cafeteria Plan Amounts, and in addition, for Employees who receive Cafeteria Plan Amounts, for Deferred Cafeteria Plan Contributions in the amount of one hundred percent (100%) of his or her Cafeteria Plan Amounts. Such automatic contributions shall commence as soon as administratively practicable thereafter but not earlier than thirty (30) days after the date he resumes participation and shall be invested in the Default Investment Fund. An Employee shall be notified in advance of his or her automatic enrollment and may elect out of the automatic enrollment by notifying the Administrator within a time period established by the Administrator. The Participant may elect not to contribute to the Local 180 Plan or elect to contribute a different contribution amount in accordance with the provisions of Section 3.5-A. The Participant may make a different investment election in accordance with the provisions of Section 6.2-A (a).

2.5-A Status as Bargaining Unit Employee. Notwithstanding any other provision to the contrary, an Employee shall not be a Participant in this Local 180 Plan as of any date on which, or for any period during which, he or she either (a) is not covered under a Collective Bargaining Agreement or (b) is covered under a Collective Bargaining Agreement that specifically provides for coverage of such Employee under a plan other than this Local 180 Plan. Any Employee who ceases to be a Participant by virtue of the preceding sentence shall automatically resume participation under the Local 180 Plan as of the first date on which he or she is no longer ineligible to participate hereunder pursuant to said sentence. Any Employee who, by virtue of the first sentence of this Section, fails to become a Participant upon the date he or she first meets the requirements set forth in the first paragraph of Section 2.2-A, shall commence participation hereunder as of the first date thereafter on which he or she is no longer ineligible to participate hereunder pursuant to said sentence.

ARTICLE 3-A

Contributions

3.1-A In General. Contributions may be made by or on behalf of a Participant as provided in Sections 3.2-A, 3.3-A and 3.4-A, subject to the rules set forth in Section 3.5-A. Notwithstanding the foregoing or any other provision of this Article to the contrary, the amount of any contribution that may otherwise be made by or on behalf of a Participant pursuant to the provisions of this Article shall be subject to the applicable limitations set forth in Article 4-A.

3.2-A 401(k), Catch-up and Deferred Cafeteria Plan Contributions. Notwithstanding the automatic enrollment provisions in Section 2.3-A:

(a) A Participant may elect to have his or her Benefit Compensation, excluding any Cafeteria Plan Amounts, for any pay period within the Plan Year reduced by an amount equal to any percentage thereof that is an integral multiple of 1%, and that does not exceed 22%, and to have such amount contributed as a pre-tax contribution by his or her Company to the Local 180 Plan on the Participant’s behalf (“401(k) Contributions”).

(b) In addition, a Participant who has attained age fifty (50) before the end of his or her taxable year shall be eligible to make 401(k) Contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code (“Catch-up Contributions”). Catch-up Contributions are 401(k) Contributions made to the Local 180 Plan that are made by Participants in excess of an “otherwise applicable plan limit.” An “otherwise applicable plan limit” is a limit in the Plan that applies to 401(k) Contributions without regard to Catch-up Contributions, such as limits on Annual Additions, the dollar limitation on Elective Deferrals under Code Section 402(g) and the limit imposed by the Actual Deferral Percentage test under Section 6.2. Catch-up Contributions are not counted in determining the minimum allocation under Code Section 416 but Catch-up Contributions made in prior years are counted in determining whether the Plan is a Top-heavy Plan. Catch-up Contributions may not exceed the lesser of the “applicable dollar amount,” or ninety-nine percent (99%) of the Participant’s compensation (as defined in Code Section 415(c)(3)) for the Plan Year reduced by any other Elective Deferrals of the Member for the taxable year. The “applicable dollar amount” is $6,000 for tax years beginning in 2015. For tax years after 2015, the applicable dollar amount shall be an amount determined by the Secretary of the Treasury in accordance with Code Section 414(v)(2)(C).

(c) A Participant that receives Cafeteria Plan Amounts may also elect to contribute 100% of his or her Cafeteria Plan Amounts as a Deferred Cafeteria Plan Contribution.

(d) Contributions described in this Section shall commence as soon as administratively practicable thereafter and such amount shall be contributed by his or her Company to the Local 180 Plan on the Participant’s behalf.

(e) For purposes of limitations and testing under the Plan, 401(k) Contributions and Deferred Cafeteria Plan Contributions are Deferred Contributions.

3.3-A Employee After-Tax Contributions. Notwithstanding the automatic enrollment provisions in Section 2.3-A:

(a) A Participant may elect to contribute to the Local 180 Plan, by payroll deduction, any percentage of his or her Benefit Compensation, excluding Cafeteria Plan Amounts, that is an integral multiple of 1%, and that does not exceed 10% and, when aggregated with the percentage elected under Section 3.2-A, does not exceed 22% and to have such amount contributed as an after-tax contribution by his or her Company to the Local 180 Plan on the Participant’s behalf (“Employee After-Tax Contributions”).

(b) A Participant that receives Cafeteria Plan Amounts may also elect to contribute 100% of his or her Cafeteria Plan Amounts as a Non-deferred Cafeteria Plan Contribution.

(c) For purposes of limitations and testing under the Plan, Employee After-Tax Contributions and Non-deferred Cafeteria Plan Contributions are Non-deferred Contributions.

3.4-A Company Matching Contributions. For each Plan Year, the Companies shall make contributions to the Local 180 Plan on behalf of Participants as described in this Section. Such contributions made by the Companies shall be referred to as “Company Matching Contributions.” For purposes of limitations and testing under the Plan, Company Matching Contributions are Matching Contributions. Each Company shall make Company Matching Contributions as follows:

(a) In the case of each Participant, his or her Company shall contribute to the Local 180 Plan, for each of the Participant’s pay periods within the Plan Year, an amount equal to the Applicable Percentage of so much of the aggregate amount of the 401(k) Contributions and the Employee After-Tax Contributions made to the Local 180 Plan for such pay period by the Participant or on his or her behalf, as does not exceed four percent (4%) of the Participant’s Benefit Compensation, excluding any Cafeteria Plan Amounts, for such pay period. Catch-up Contributions made under Section 3.2-A, Deferred Cafeteria Plan Contributions and Non-deferred Cafeteria Plan Contributions shall not be taken into account for purposes of determining Company Matching Contributions.

(b) The Applicable Percentage for Participants covered by the Collective Bargaining Agreement with UWUA Local 180 shall be sixty percent (60%).

(c) If (i) the amount of the 401(k) Contributions elected by the Participant under Section 3.2-A for the Plan Year cannot be contributed for one (1) or more pay periods during such Plan Year because of the dollar limitation applicable for such Plan Year under Section 6.1, and (ii) the aggregate amount of the 401(k) Contributions and Employee After-Tax Contributions made by or on behalf of the Participant for any prior pay periods during such Plan Year, exceeded four percent (4%) of the Participant’s Benefit Compensation, excluding any Cafeteria Plan Amounts, for such prior pay periods, the Participant’s Company shall contribute to the Local 180 Plan, as a supplemental Company Matching Contribution on the Participant’s behalf, an amount equal to the Applicable Percentage of the excess amount so contributed for each such prior pay period by or on behalf of a Participant. Notwithstanding the foregoing, the amount to be so contributed on behalf of any Participant with respect to any Plan Year pursuant to the preceding sentence, when added to the total amount of Company Matching Contributions made on behalf of the Participant for such Plan Year under subsection (a) above, shall not exceed the percentage of the Participant’s total Benefit Compensation, excluding any Cafeteria Plan Amounts, for all pay periods within such Plan Year determined in accordance with the following table:

Period	Participants	Percentage
July 1, 2000 and subsequent Plan Years until otherwise negotiated with UWUA Local 180	Participants covered by the Collective Bargaining Agreement with UWUA Local 180.	2.40%

(d)	For any Plan Year, the aggregate amount of Benefit Compensation, excluding any Cafeteria Plan Amounts, of any Participant that may be taken into account for purposes of determining the maximum amount of Company Matching Contributions that may be made on behalf of such Participant for such Plan Year shall not exceed the Compensation Limit in effect for such Plan Year.

3.5-A Election Rules. The elections that a Participant may make under Sections 3.2-A and 3.3-A shall be subject to the following rules:

(a) A Participant shall make any such election by using the Electronic Media to communicate such election directly to the Recordkeeper. Any election shall become effective as soon as practicable after it has been so communicated to the Recordkeeper.

(b) Any election made by a Participant under Section 3.2-A or 3.3-A may be revoked by the Participant at any time, or may be modified by him or her at any time so as to increase or decrease the amount to be contributed to the Local 180 Plan by the Participant or on his or her behalf. Any revocation or modification of an election shall be made in the same manner, and shall become effective as of the same date, as provided in subsection (a) above in the case of an initial election.

(c) Any election made by a Participant under Section 3.2-A or 3.3-A shall cease to be effective upon, and no contributions shall be made by or on behalf of a Participant after, the date on which the Participant’s Severance from Employment occurs.

(d) An election regarding Cafeteria Plan Amounts must be an election to make all Cafeteria Plan Amounts as a Deferred Cafeteria Plan Contribution or a Non-deferred Cafeteria Plan Contribution, or to receive all Cafeteria Plan Amounts as cash compensation.

3.6-A Manner and Time of Contribution. All contributions to be made by a Company or by Participants shall be made in the form of payments to the Trustee.

All 401(k) Contributions, Deferred Cafeteria Plan Contributions, Employee After-Tax Contributions and Non-deferred Cafeteria Plan Contributions to be made hereunder shall be remitted to the Trustee as soon as practicable after, but in any event by no later than the 15th Business Day of the month following the month in which, such contributions would have been paid to the Participant but for his or her election under Section 3.2-A or 3.3-A. All other contributions to be made by a Company for any Plan Year shall be made by no later than the due date (including any extensions) for filing the Federal income tax return of the applicable Company or the consolidated Federal income tax return for FirstEnergy for the taxable year corresponding with such Plan Year.

ARTICLE 4-A

Limitations on Contributions

Provisions regarding limitations on contributions are contained in Article 6, Limitations on Contributions, and all provisions of the Article apply to this Local 180 Plan.

ARTICLE 5-A

Accounts, Transfers and Rollovers

5.1-A Accounts. For each Participant, there shall be established and maintained the following separate Accounts:

(a) An Account with respect to all of the contributions made on behalf of the Participant under Sections 3.2-A and 3.4-A and any rollover amount transferred to the Local 180 Plan by the Participant under Section 5.6-A (such Account is hereinafter referred to as the Participant’s “Employer Contribution Account”). A Participant’s Employer Contribution Account shall also include any amounts which, pursuant to the terms of the GPU PAYSOP, were transferred from such plan, to this Local 180 Plan and which, under the provisions of this Local 180 Plan in effect as of the date of such transfer, were required to be credited to this Account.

(b) An Account with respect to all of the contributions made by the Participant under Section 3.3-A (such Account is hereinafter referred to as the Participant’s “Employee After-Tax Contribution Account”). A Participant’s Employee After-Tax Contribution Account shall also include any amounts representing the Participant’s Accumulated Payments under the Plan for Retirement Annuities, or representing any portion of his or her account balances under the GPU PAYSOP, which, pursuant to the terms of such plans, were transferred from such plans to this Local 180 Plan and which, under the provisions of this Local 180 Plan in effect as of the date of such transfer, were required to be credited to this Account.

(c) An Account with respect to the Tax Deductible Employee Contributions made by the Participant under the Local 180 Plan as in effect prior to January 1, 1987 (such Account is hereinafter referred to as the Participant’s “Tax Deductible Employee Contribution Account”). A Participant’s Tax Deductible Employee Contribution Account shall also include any amounts which, under the terms of the Local 180 Plan for Retirement Annuities, were transferred from such plan to this Local 180 Plan and which, under the provisions of this Local 180 Plan in effect as of the date of such transfer, were required to be credited to this Account.

5.2-A Subaccounts. The Administrator shall cause to be established and maintained, within any Account, such subaccounts as may be necessary or desirable to comply with the requirements of the Code or to otherwise effect the purposes of the Local 180 Plan. Without limiting the foregoing, separate subaccounts shall be established and maintained as follows:

(a) Within each Participant’s Employer Contribution Account, a separate subaccount shall be established and maintained for each of the following:

(i) for all 401(k) Contributions, made on behalf of the Participant (such subaccount is referred to hereinafter as the “401(k) Portion Subaccount”);

(ii) for all Deferred Cafeteria Plan Contributions made on behalf of the Participant (such subaccount is referred to as the “Deferred Cafeteria Plan Contribution Subaccount”);

(iii) for all Company Matching Contributions made on behalf of the Participant (such subaccount is referred to as the “Company Matching Contribution Portion Subaccount”);

(iv) for any rollover amount transferred to the Local 180 Plan by the Participant under Section 5.6-A (such subaccount is referred to as the “Rollover Portion Subaccount”); and

(v) for any vacation carryover contribution amounts made to this Local 180 Plan as earlier in effect (such subaccount is referred to as the “Vacation Carryover Contributions Portion Subaccount”).

(b) Within each Participant’s Employee After-Tax Contribution Account, a separate subaccount shall be established and maintained for each of the following:

(i) for all amounts transferred (directly or indirectly) to this Local 180 Plan with respect to such Participant’s “accumulated payments” under the Plan for Retirement Annuities or the GPU Companies Employee Pension Plan or any “predecessor plan,” as therein defined (such subaccount is referred to as the “Accumulated Payments Portion Subaccount”);

(ii) for (A) all Employee After-Tax Contributions, excluding Non-deferred Cafeteria Plan Contributions, made by the Participant, and (B) all other employee contributions made by the Participant, under the Plan for Retirement Annuities or the GPU Companies Employee Pension Local 180 Plan or any “predecessor plan,” as therein defined (and any earnings attributable to such contributions) that have been transferred to this Local 180 Plan (such subaccount is referred to as the “Separate Contract Portion Subaccount”; and such subaccount, including any Earnings credited thereto, shall constitute a “separate contract” for purposes of Section 72(d) of the Code); and

(iii) for all Non-deferred Cafeteria Plan Contributions made by the Participant (such subaccount is referred to as the “Non-deferred Cafeteria Plan Contributions Subaccount”).

5.3-A Adjustment of Accounts. Each Account and, where appropriate, each subaccount, shall be adjusted from time to time as follows:

(a) such Account or subaccount shall be credited with the amounts contributed to the Local 180 Plan by or on behalf of the Participant under Sections 3.2-A, 3.3-A and 3.4-A, and with any payments of principal and interest made by the Participant on any loan made to him or her from such Account or subaccount;

(b) such Account or subaccount shall be credited or charged, as the case may be, with the Earnings attributable to the investment thereof, and with any amounts transferred to or from such Account or subaccount as provided in Sections 5.4-A, 5.5-A and
5.6-A;

(c) such Account or subaccount shall be charged with the amount of any distributions or withdrawals made therefrom pursuant to Article 7-A, with the amount of any adjustment to, or distribution from such Account or subaccount required pursuant to Article 4-A, with any amount required to be charged to such Account pursuant to a domestic relations order determined to be qualified in accordance with procedure adopted by the Administrator under Section 12.14, and with the portion of any fees, expenses or taxes paid out of the Trust Fund that is allocated to such Account or subaccount pursuant to the applicable provisions of the Trust Agreement and Section 15.9 (but such Account or subaccount shall be so charged only to the extent such portion of the fees, expenses and taxes so paid is not otherwise reflected in the Earnings credited or charged to the Account or subaccount pursuant to subsection (b) above); and

(d) such Account or subaccount shall also reflect the number of Units or shares, as applicable, in the Investment Funds in which the balance of such Account or subaccount is invested. The number of Units or shares to be so reflected shall include both fractions of a Unit or share, as well as whole Units or shares.

5.4-A Transfer upon Change of Status. In the case of any Employee who ceases to be a Participant by virtue of the first sentence of Section 2.5-A, the balances to the Participant’s credit in his or her Employer Contribution Account, his or her Employee After-Tax Contribution Account (including the Accumulated Payments Portion Subaccount, and the Separate Contract Portion Subaccount thereof, if any), and his or her Tax Deductible Employee Contribution Account, under this Local 180 Plan shall automatically be transferred and credited, respectively, to the Participant’s Company Contribution Account, his or her Employee Contribution Account to his or her Tax Deductible Employee Contribution Account and to the appropriate subaccounts within each Account as determined to be appropriate by the Administrator, effective as of the first date on which he or she so ceases to be a Participant.

In the case of any Employee who resumes participation or commences participation under this Local 180 Plan pursuant to the second or third sentence of Section 2.5-A, the balances transferred as such Accounts and subaccounts are defined in Section 9.1, and credited together with additional contributions to and Earnings, shall automatically be transferred and credited, respectively, to the Participant’s Employer Contribution Account, to his or her Employee After-Tax Contribution Account (and to the Accumulated Payments Portion, and the Separate Contract Portion thereof, if applicable), to his or her Tax Deductible Employee Contribution Account under this Local 180 Plan and to such other Accounts and subaccounts that the Administrator, in its discretion, may be necessary to accommodate the transfer effective as of the first date on which the Participant so resumes or commences participation hereunder.

5.5-A Transfer of Employment. If an Employee’s participation in this Local 180 Plan terminates by reason of a transfer of his or her employment to any of the FirstEnergy Companies that maintains or participates in an employee savings plan comparable to this Local 180 Plan (including the Plan and any other Constituent Plan) for its bargaining unit employees, the balances to such Participant’s credit in his or her Employer Contribution Account, his or her Employee After-Tax Contribution Account (including the Accumulated Payments Portion, and the Separate Contract Portion thereof, if any) and his or her Tax Deductible Employee Contribution Account under this Local 180 Plan shall automatically be transferred to such other plan as of the effective date of the Participant’s transfer of employment; and, as of such date, shall be credited to the appropriate accounts and subaccounts under such other plan as determined by the administrator of such plan.

If, immediately prior to becoming a Participant in this Local 180 Plan, an Employee was a participant in an employee savings plan comparable to this Local 180 Plan that is maintained by any of the FirstEnergy Companies for its bargaining unit employees (including the Plan and any other Constituent Plan), the balances to such Participant’s credit in his or her accounts and subaccounts under such other plan shall automatically be transferred to this Local 180 Plan as of the date on which he or she becomes a Participant hereunder, and, as of such date, shall be credited, respectively, to the appropriate Accounts and subaccounts as determined by the Administrator under this Local 180 Plan; except that no Roth Elective Contributions or Earnings thereon shall be transferred to this Local 180 Plan.

5.6-A Rollovers. Pursuant to the rules established by the Administrator, a Participant may make a Rollover Contribution to the Local 180 Plan. The Rollover Contribution must meet the requirements of Section 4.7.

Any amount rolled over to this Local 180 Plan shall be credited to the Participant’s Rollover Portion Subaccount as of the date such amount is received by the Trustee of this Local 180 Plan.

5.7-A Vesting. A Participant’s interest in each of his or her Accounts shall be fully vested and nonforfeitable at all times.

ARTICLE 6-A

Investments and Earnings

6.1-A Investment of Accounts. The balance of each Account maintained for a Participant hereunder shall be invested, as the Participant shall from time to time elect in accordance with Section 6.2-A, in any one or more of the Investment Funds.

Notwithstanding the foregoing, each Participant who fails to make an election or who is automatically enrolled in the Local 180 Plan and in accordance with the provisions of Sections 2.3-A and 2.4-A shall have his or her Account balances automatically invested in the Default Investment Fund unless the Participant directs otherwise. The Participant may make a different investment election in accordance with the provisions of Section 6.2-A (c). If a Participant directs that his or her contributions be invested in Company Stock, such contributions shall be made to the FirstEnergy Common Stock Fund.

All dividends and other distributions payable with respect to the shares or Units of any Investment Fund in which any Account or subaccount thereof is invested shall be reinvested in additional shares or Units of such Investment Fund, and the number of additional shares acquired as a result of such reinvestment shall be credited to such Account or subaccount; except that, dividends payable with respect to shares of Company Stock held in the FirstEnergy Common Stock Fund shall be paid in accordance with Section 8.6.

To the fullest extent permissible under Section 404(c) of ERISA, the Trustee, the Administrator, members of the Investment Committee, and any other fiduciary of the Local 180 Plan shall not be liable for any loss, or by reason of any breach of duty, that results from any election made, or deemed to have been made, by a Participant under Section 6.2-A with respect to the investment of his or her Account balances.

6.2-A Investment Elections. Elections with respect to the investment of a Participant’s Accounts shall be made in accordance with the following rules:

(a) Initial Investment Election. Each Participant shall make an initial investment election with respect to each Account that is established for him or her hereunder by no later than the close of the last Business Day immediately preceding the date on which an amount is first credited to such Account pursuant to Section 5.3-A. Such election shall be made in the manner set forth in subsection (d) below. If a Participant fails to make an investment election with respect to any of his or her Accounts by the time required under the first sentence hereof, the Participant shall be deemed to have elected to have the entire balance of such Account invested in the Default Investment Fund.

(b) Election for Transferred Amounts. If any Rollover Contribution is made to this Local 180 Plan with respect to a Participant pursuant to Section 5.6-A (any amount so transferred is hereinafter referred to as a “Transferred Amount”), the Participant shall make a separate election as to the investment of the Transferred Amount. The election shall be made in the manner set forth in subsection (d) below, and shall be made by no later than the close of the last Business Day immediately preceding the date on which the Transferred Amount is received by the Trustee of the Plan. If a Participant fails to make an investment election with respect to any Transferred Amount by the time required under the preceding sentence, the Participant shall be deemed to have elected to have the entire Transferred Amount invested in the Default Investment Fund.

(c) Investment Election Changes. Subject to the limitations set forth below, a Participant may change his or her investment election with respect to any of his or her Accounts, by making a new investment election with respect to such Account in accordance with the provisions of subsection (d) below. A Participant may so change his or her investment election just with respect to the Current Balance of any Account, or just with respect to the New Money that is to be credited to any Account on or after the effective date of such change; or with respect to both the Current Balance of, and New Money to be credited to, any Account.

(d) Procedure for Making Elections. An investment election under subsection (a) above shall be made by communicating such election directly to the Recordkeeper by using the Electronic Media. During such communication, the Participant shall indicate, by percentage (which shall be an integral multiple of 1%), the portion of the Participant’s Account balance to be invested in each Investment Fund. In the case of an investment election under subsection (a) above, the Participant shall designate his or her investment choices, in the manner described in the preceding sentence, separately for each of his or her Accounts. A Participant’s election with respect to any Account shall apply proportionately to each subaccount established and maintained under such Account, except the Rollover Portion Subaccount. An investment election under subsection (b) above shall be made on a form provided by and filed with the Recordkeeper. On such form, the Participant shall indicate his or her investment election for the Transferred Amount by indicating, by percentage (which shall be an integral multiple of 1%), the portion of the Transferred Amount to be invested in each Investment Fund. Any change in a Participant’s investment election under subsection (c) above shall be made in the same manner as described in the case of an election under subsection (a) above; except that, to make any election to transfer amounts to, within or out of a Self-Managed Brokerage Account, the Participant must take such additional or other steps as are required by the Recordkeeper.

(e) Restrictions on Elections. Notwithstanding the foregoing, a Participant’s right to make investment elections, or changes thereof, shall be subject to the following limitations:

(i) A Participant may not make an initial investment election for any Account under subsection (a) above under which any portion of such Account will be invested through a Self-Managed Brokerage Account. In addition, a Participant may not elect to have New Money for any Account invested through a Self-Managed Brokerage Account.

(ii) A Participant may change his or her investment election with respect to New Money to be credited to any of his or her Accounts on a daily basis and such election shall be implemented as soon as administratively practicable.

(iii) In the case of an investment election change made with respect to the Current Balance of any Account, a Participant may not elect to have any portion of such balance invested through a Self-Managed Brokerage Account to the extent the restrictions of the Investment Fund held in the Account prohibit such transfer.

(iv) In the case of an investment election change made with respect to the Current Balance of any Account, a Participant may not elect to have any portion of such balance invested in any other Investment Fund to the extent the restrictions of the Investment Fund to be sold or to be purchased prohibit such transfer.

(v) In the case of an investment election change made with respect to the Current Balance of any Account, a Participant may not elect to have a portion of such balance transferred to investment in a Self-Managed Brokerage Account, unless: (i) the total amount invested by the Participant in the Self-Managed Brokerage Account, immediately following such transfer, does not exceed 100% of the value of the Participant’s Account balances, determined at the close of the last Business Day immediately preceding the day on which such transfer is completed, and (ii) the amount of the initial transfer is at least $1,000.

(f)	Effect of Election. An investment election made by a Participant, or deemed to have been made by him or her, with respect to any of his or her Accounts under subsection (a) above, or with respect to any Transferred Amount under subsection (b) above, shall remain in effect until the Participant changes his or her investment election with respect to such Account, or with respect to the Account to which such Transferred Amount was credited, in accordance with subsection (c) above. Any investment election change made by a Participant under subsection (c) above with respect to any Account shall remain in effect until the Participant again changes his or her investment election with respect to such Account in accordance with subsection (c) above.

(g)	Implementation. All transactions necessary to implement any investment elections and changes therein that are made by Participants pursuant to this Section shall be executed at such times, and in such manner, as required by the Recordkeeper. Notwithstanding the foregoing or any other provision of this Section to the contrary, if a Participant communicates an investment election, or an investment election change, pursuant to subsection (d) above that cannot be implemented with respect to any portion of the balance of any of the Participant’s Accounts because of any of the restrictions set forth in subsection (e) above, the investment election, or investment election change, so communicated will be treated as invalid in its entirety; and such investment election, or such investment election change, will not be given effect or implemented as to any portion of the balance of any of the Participant’s Accounts.

6.3-A Determination of Earnings. The Earnings attributable to the investment of any Account or subaccount thereof, shall be the amount (positive or negative) by which (a) the aggregate value, as of the close of the last Business Day of such period, of all Investment Funds in which such Account or subaccount is then invested, plus the unpaid principal amount of any loan made to the Participant from such Account or subaccount that is outstanding at the close of such day, and any cash amount standing to the Participant’s credit in such Account or subaccount as of the close of such day, as reduced by (b) the amount of all contributions, and all amounts transferred to the Local 180 Plan, that were credited to such Account or subaccount during the period, and as increased by (c) the amount of all distributions, withdrawals and amounts transferred from the Local 180 Plan that were charged to such Account or subaccount during the period, exceeds, or is less than, (d) the aggregate value, as of the close of the last Business Day immediately preceding the start of such period, of all Investment Funds in which such Account or subaccount was then invested, plus the unpaid principal amount of any loan made to the Participant from such Account or subaccount that was outstanding at the close of such day, and any cash amount standing to the Participant’s credit in such Account or subaccount as of the close of such day.

For purposes of the foregoing, the value of a Unit in any Investment Fund, as of any Business Day, shall be the value thereof at the close of such day, as determined by the Trustee in accordance with the applicable provisions of the Trust Agreement.

6.4-A Voting Rights. Each Participant shall have the right to direct the Trustee as to how to vote the shares of Company Stock attributable to the Units in the FirstEnergy Common Stock Fund credited to his or her Accounts in accordance with Section 17.2, the right to direct the Trustee as to how to exercise all other rights pertaining to such shares of Company Stock, including the right to direct the Trustee as to the manner in which to respond to a tender or exchange offer with respect to any such shares of Company Stock in accordance with Section 17.1, and the right to direct the Trustee as to the manner in which to vote and exercise other rights with respect to the securities held in his or her Self-Managed Brokerage Account. A Participant shall be treated as a Named Fiduciary for the purpose of giving such directions to the Trustee.

The Investment Committee shall vote and exercise all rights of the shares and Units of all other Investment Funds credited to the Accounts of Participants. The Investment Committee may, in its discretion, pass through such rights to the Participants.

ARTICLE 7-A

Distributions, Withdrawals and Loans

7.1-A Distributions. A Participant’s Account balances shall become distributed to him or her upon his or her Severance from Employment for any reason other than his or her death. Distributions to the Participant shall be made in accordance with the following rules:

(a) Amount of Distribution. A distribution to a Participant with respect to his or her Account balances shall consist of such portion of such balances as the Participant may elect, up to the aggregate value of such balances. For purposes of this Section, the value of a Participant’s Account balances shall be determined as of the close of the day on which the distribution is made, except that for purposes of applying the rule set forth in the preceding sentence, such value shall be determined as of the close of the last Business Day immediately preceding the day on which the distribution is made.

(b) Form of Distribution. At the election of the Participant, the distribution shall be made in the form of:

(i) All or a portion, in a single sum, as soon as practicable following the date of his or her Severance from Employment;

(ii) In a single sum as specified by the Participant, in any calendar month subsequent to the date of his or her Severance from Employment but not later than the calendar month next following the date he or she attains age 70 1⁄2; or

(iii) In an installment distribution.

(c) Installment Distribution. If an installment distribution is elected, a Participant may elect to receive monthly, quarterly, or annual installment payments in a specified dollar amount. After making such election, a Member may change the frequency and dollar amount of the installment distribution including a change in the dollar amount that causes the remaining balances of all his or her Accounts to be distributed in a single sum. Until such time as the balances of all his or her Accounts are exhausted, however, a Member may not change his or her installment distribution so as to completely stop or suspend installment payments. Installment distributions pursuant to this Section are subject to the minimum distribution requirements of Section 12.7 and Section 12.8 of this Plan.

(d) Distribution in Company Stock. Notwithstanding subsections (a) and (b), but subject to the requirements of Section 12.5(c), if the aggregate amount, or the aggregate remaining amount, of a Participant’s Account balances is otherwise distributable to him or her in the form of a single lump-sum cash payment, and if, at the date on which such distribution is to be made, the Participant’s Account balances are invested in whole or in part in Units of the FirstEnergy Common Stock Fund, the Participant may elect to have the Participant’s Account balances distributed in the form of the two payments described below:

(i) A single lump-sum payment in kind consisting of the number of whole shares of Company Stock that the Participant elects to receive, up to the number of whole shares of Company Stock determined by dividing the aggregate value of the Units in the FirstEnergy Common Stock Fund credited to the Participant’s Accounts by the per share value of Company Stock, and if the result is other than a whole number, rounding down the result to the nearest whole number; and

(ii) A single lump-sum cash payment, made on the same day as the payment in paragraph (i) above, in an amount equal to the excess of (1) the aggregate value of the Participant’s Account balances (prior to the payment in paragraph (i) over (2) the aggregate value of the shares of Company Stock distributed under paragraph (i).

For the purpose of paragraphs (i) and (ii) above, the aggregate value of the Participant’s Units in the FirstEnergy Common Stock Fund, the per share and aggregate values of the Company Stock and the aggregate value of the Participant’s Account balances shall be determined as of the close of the Business Day as of which the payments are to be made; and, for the purpose of making such determinations, the per share value of Company Stock shall be the New York Stock Exchange closing price of Company Stock for such day.

(e) Participant’s Elections. As soon as practicable following a Participant’s Severance from Employment, the Recordkeeper shall send to the Participant a notice (hereinafter referred to as the “Notice”) which describes his or her right to elect (1) to receive a distribution with respect to all or a portion of his or her Account balances, (2) to have all or a portion of such distribution, to the extent the applicable conditions of subsection (b) above are satisfied, paid in shares of Company Stock, (3) to have all or a portion of such distribution, to the extent it is an Eligible Rollover Distribution, paid as a direct rollover pursuant to Section 7.6-A and (4) the consequences of failing to defer receipt of a distribution. After receiving the Notice, the Participant may make such elections by using the Electronic Media to communicate such elections directly to the Recordkeeper. The Participant must make such elections within thirty (30) days after the date on which he or she receives the Notice; provided, however, that if, during such 30-day period, the Participant informs the Recordkeeper, by using the Electronic Media, that he or she wishes to make such elections at a later time, then he or she may make such elections within sixty (60) days after the date on which he or she receives the Notice. If the Participant makes such elections in a timely manner, then distribution will be made to the Participant, in accordance with such elections, within sixty (60) days after the date on which he or she makes such elections, or if he or she informs the Recordkeeper that he or she wishes to make such elections at a later time, within sixty (60) days after the date on which he or she so informs the Recordkeeper.

In the case of a Participant who fails to make the foregoing elections in a timely manner, or who elects (in a timely manner) to receive a distribution of less than the aggregate value of his or her Account balances, and who subsequently wishes to receive a distribution, or another distribution, as applicable, the Participant must obtain a copy of the Notice from the Administrator, and then make the applicable elections under the provisions in the preceding paragraph in the same manner, and within the same period of time, as if he or she had received the Notice from the Recordkeeper upon his or her Severance from Employment.

(f) Special Rules for Distributions of Less than the Entire Account Balances. If a Participant elects to receive a distribution with respect to his or her Account balances which will consist of less than the aggregate value of such balances, the amounts withdrawn from the Accounts, subaccounts and the Investment Funds within each Account and subaccount used to make the distribution shall be determined in the order of priority as provided in written uniform rules and procedures established by the Administrator.

(g) Required Distributions. Required distributions from the Local 180 Plan shall be made in accordance with the provisions of Sections 12.7 and 12.8 of the Plan.

(h) Automatic Cash-Outs. Notwithstanding any contrary provisions of this Local 180 Plan, in the event that the balance of a Participant’s Accounts is not greater than one thousand dollars ($1,000) at the time the Participant incurs a Severance from Employment, the Participant shall receive a distribution of all amounts in the Accounts. If a Participant who would have received a distribution under the preceding sentence but for the fact that his or her Accounts exceeded one thousand dollars ($1,000) when the Participant incurred a Severance from Employment and, if at a later time, the balance of his or her Accounts is reduced such that it is not greater than one thousand dollars ($1,000), the Participant shall receive a distribution of such balance.

7.2-A Distributions to and Designation of Beneficiaries. Distributions to the Participant’s beneficiary shall be made in accordance with Section 12.2. Designation of beneficiary shall be made in accordance with Article 14.

7.3-A Withdrawals. A Participant whose employment has not incurred a Severance from Employment may make withdrawals from his or her Accounts in accordance with the following rules:

(a) In-Service Withdrawal. A Participant may, at any time, withdraw any part or all of the balance of his or her Employee After-Tax Contribution Account or his or her Tax Deductible Contribution Account at any time and such withdrawal shall not be subject to any restrictions regarding age, service, Disability or the existence of an Immediate and Heavy Financial Need but shall be subject to Section 7.5-A.

(b) Disability Withdrawal. A Participant who incurs a Disability may, at any time, withdraw any part or all of the balance of his or her Employer Contribution Account.

(c) Age 59 1⁄2. A Participant who has attained age 59 1⁄2 may, at any time, withdraw any part or all of the balance of his or her Employer Contribution Account, subject to Section 7.5-A.

(d) Hardship Withdrawals. Withdrawals to relieve an Immediate and Heavy Financial Need may be requested and shall be made in accordance with Section 11.3. In addition, the distribution shall be subject to Section 7.5-A.

(e) Special Rules. The following special rules shall apply in connection with withdrawals made pursuant to this Section:

(i) The amount to be withdrawn from any Account or subaccount, and from any Investment Fund in which an Account or subaccount is invested, shall be determined in accordance with the rules set forth in Section 7.1-A (f).

(ii) All withdrawals made by a Participant hereunder shall be in the form of cash. However, in the case of a Participant who makes a withdrawal (other than a disability withdrawal or a hardship withdrawal) of the aggregate value of his or her Account balances, and whose Account balances are invested in whole or in part in Units in the FirstEnergy Common Stock Fund, the Participant may elect to have the withdrawal distributed to him or her in the manner described in
Section 7.1-A (d).

(f) Requests for Withdrawal. Withdrawals shall be elected and made in accordance with Section 11.6 of the Plan.

7.4-A Loans. Loans shall be made to Participants in accordance with Article 13 of the Plan.

7.5-A Special Rules for Accumulated Payments Portion. Notwithstanding any provision to the contrary, any distribution or withdrawal from the Accumulated Payments Portion of a Participant’s Employee After-Tax Contribution Account shall be subject to the following special rules if the Participant is married at the time of such distribution or withdrawal:

(a) Any amount to be distributed or withdrawn from the Accumulated Payments Portion of such Account under Section 7.1-A or 7.3-A shall be distributed or withdrawn in the form of a Qualified Joint and Survivor Annuity (“QJSA”) unless either:

(i) the balance of the Accumulated Payments Portion of such Account does not exceed $5,000 on the date of distribution; or

(ii) the Participant has elected to waive distribution in the form of a QJSA in accordance with subsection (d) below.

To provide the QJSA, the amount to be distributed or withdrawn from the Accumulated Payments Portion of such Account will be applied, as of the date on which the distribution of the QJSA hereunder is to commence (such date is hereinafter referred to as the Participant’s “Annuity Starting Date”), to purchase an annuity payable to the Participant for his or her life, with a survivor’s annuity payable to the Participant’s surviving Spouse for her life, in an amount equal to 50% of the amount of the annuity that was payable to the Participant. For this purpose, an individual shall not be treated as the surviving Spouse of the Participant unless such individual was married to the Participant on the Participant’s Annuity Starting Date. If both paragraph (i) and (ii) of this subsection are not applicable, the Participant may elect that the distribution or withdrawal from the Accumulated Payments Portion Subaccount shall be paid in the form of a Qualified Optional Survivor Annuity (“QOSA”). To provide the QOSA, the distribution or withdrawal amount shall be applied as of the Participant’s Annuity Starting Date to purchase an annuity payable to the Participant for his or her life, with a survivor’s annuity payable to the Participant’s surviving Spouse for the Spouse’s life, in an amount equal to 75% of the amount of the annuity that was payable to the Participant. For this purpose, an individual shall not be treated as the surviving Spouse of the Participant unless such individual was married to the Participant on the Participant’s Annuity Starting Date.

(b) Any amount to be distributed from the Accumulated Payments Portion of such Account upon the Participant’s death prior to his or her Annuity Starting Date shall be distributed in the form of a Qualified Pre-retirement Survivor’s Annuity (“QPSA”) unless either:

(i) the balance of the Accumulated Payments Portion of such Account does not exceed, $5,000 on the date of distribution or

(ii) the Participant has elected to waive distribution in the form of a QPSA in accordance with subsection (e) below.

To provide the QPSA, the balance of the Accumulated Payments Portion of such Account will be applied to purchase an annuity payable to the Participant’s surviving Spouse for the Spouse’s life. The surviving Spouse shall be permitted to elect to begin receiving payments under the QPSA within a reasonable time after the Participant’s death. For this purpose, an individual shall not be treated as the surviving Spouse of the Participant unless such individual was married to the Participant throughout the one-year period ending on the date of the Participant’s death. If either paragraph (i) or (ii) of this subsection is applicable, distribution from the Accumulated Payments Portion of such Account shall be made as provided in Section 12.2. In addition, if the Accumulated Payments Portion of such Account is otherwise distributable as a QPSA, the Participant’s surviving Spouse may elect to have the Accumulated Payments Portion of such Account distributed, instead, in a single lump sum, payment of which shall be made within the time provided for in Section 12.2. Any such consent or election shall be made on the form or in accordance with the procedures established by the Administrator and at the same time that the Member’s surviving Spouse makes any of the elections available to him or her under Section 12.2.

(c) Each Participant to whom this Section is applicable shall be given a written explanation (hereinafter referred to as the “Written Explanation”) of the terms and conditions of the QJSA and QPSA, the Participant’s right to make, and the effect of, an election to waive distribution in such forms, the rights of the Participant’s Spouse with respect to any such election, and the right to make, and the effect of, a revocation of any such election made by the Participant. The Written Explanation shall also contain such other information as required under Section 417(a)(3) of the Code and Federal income tax regulations and IRS rulings and notices issued thereunder.

(d) In the case of a Participant who requests a distribution under Section 7.1-A, or a withdrawal under Section 7.3-A to which this Section applies, the Recordkeeper shall furnish such Participant with the Written Explanation as to the QJSA, a copy of the notice described in Section 7.1-A (c) or 7.3-A (f), as applicable, and such forms as the Recordkeeper shall require the Participant to complete no less than thirty (30) days and no more than one hundred eighty (180) days before the Annuity Starting Date. A Participant may elect to waive distribution in the form of a QJSA on such forms. If he or she makes such election, the written consent of the Participant’s Spouse under subsection (g) below shall be provided on such forms. In any event, notwithstanding any provision of Section 7.1-A or 7.3-A to the contrary, the Participant shall make on such forms the elections which he or she would otherwise make over the Electronic Media under Section 7.1-A (e) or 7.3-A (e), as applicable. Also, notwithstanding any such provisions, the Participant may file such forms with the Recordkeeper at any time prior to the close of the Applicable Election Period, and any distribution or withdrawal to be paid to the Participant hereunder shall be so paid, in accordance with any elections that the Participant makes on such forms, on, or starting on, to the extent applicable, the Participant’s Annuity Starting Date.

(e) The Administrator shall provide the Written Explanation as to the QPSA to each Participant to whom this Section is applicable, at such time as required under Section 417(a)(3) of the Code and the Federal Income Tax Regulations and IRS rulings and notices issued thereunder. A Participant may elect to waive distribution in the form of a QPSA by filing with the Administrator, within the Applicable Election Period, a designation of beneficiary form pursuant to Section 14.1, in which the Participant designates a person other than his or her Spouse as the Participant’s beneficiary with respect to his or her Employer Contribution Account, his or her Employee After-Tax Contribution Account, and his or her Tax Deductible Employee Contribution Account balances, and which is accompanied by the written consent of the Participant’s Spouse to the designation of such other person as the Participant’s beneficiary with respect to such Account balances.

(f) The Applicable Election Period for an election to waive the QJSA form of distribution shall be the 180-day period ending on the Participant’s Annuity Starting Date. The Applicable Election Period for an election to waive the QPSA form of distribution shall be the period that ends on the date of the Participant’s death, and that begins on the latest of (i) the first day of the Plan Year in which the Participant attains age 35 (or, if earlier, the date of the Participant’s Severance from Employment), (ii) the date (on or after January 1, 1985) as of which an amount is credited to the Accumulated Payments Portion of the Participant’s Employee After-Tax Contribution Account, or (iii) the date of the Participant’s marriage (as described in Section 2.61 of the Plan). Any election so made may be revoked, and a new election may be so made, at any time within the Applicable Election Period. Any such revocation shall be made in a written statement signed by the Participant and filed with the Administrator.

(g) The consent of the Participant’s Spouse to an election by the Participant to waive the QJSA or QPSA form of distribution shall be made in writing, shall acknowledge the effect of such election, shall (in the case of a waiver of the QPSA) acknowledge and consent to the designation of another person as beneficiary, and shall be witnessed by a Plan representative or a notary public. The consent of a Spouse to any election so made by a Participant shall be irrevocable as to that election. Any consent by a Spouse shall be effective only with respect to that Spouse. Notwithstanding any of the previous provisions of this Section, the consent of a Participant’s Spouse to an election by the Participant under any of such provisions shall not be required if it is established to the satisfaction of the Administrator that such consent cannot be obtained because there is no Spouse, because the Spouse cannot be located, or because of such other circumstances as may be prescribed in the applicable Federal income tax regulations or in rulings or notices issued by the IRS.

7.6-A Direct Rollovers. This Section applies to any distribution or withdrawal made under this Article which is an Eligible Rollover Distribution. Notwithstanding any provision of the Local 180 Plan to the contrary, the “Payee” of any Eligible Rollover Distribution made under this Article may elect, at the time and in the manner set forth in this Article, and as otherwise prescribed by the Administrator, to have all or any portion of such distribution paid as a “Direct Rollover” to an Eligible Retirement Plan specified by the Payee.

For the purpose of this Section, the following definitions shall apply. A “Payee” is any person who is entitled to receive a distribution or withdrawal from the Local 180 Plan, and who is a Participant, the surviving Spouse or any other beneficiary of a Participant. A “Direct Rollover” is a direct payment of a distribution or withdrawal by the Local 180 Plan to the Eligible Retirement Plan specified by the Payee, made in accordance with Section 401(a)(31) of the Code and the Treasury regulations and the rulings and notices issued by the Internal Revenue Service thereunder, and made in such manner as prescribed by the Administrator.

7.7-A Divestiture Provisions. Notwithstanding any other provisions in this Local 180 Plan to the contrary, the following provisions shall apply with respect to each Participant who is a “Transferred Employee” as defined in any agreement (“Purchase Agreement”) to which the Participant’s Company is a party and which provides for the sale of generation assets of such Company or any other Company that was a corporation included as a member of the affiliated group of corporations (as defined in Section 1504 of the Code regulations thereunder) that included GPU, Inc., to the entity defined in such agreement as the “Buyer.”

(a) The termination of a Transferred Employee’s employment with his or her Company in connection with such sale shall be treated as a Severance from Employment for purposes of this Local 180 Plan, effective as of the “Closing Date” as defined in the applicable Purchase Agreement.

(b) Except as provided in subsection (c) below, a Transferred Employee’s Account shall become distributable to him or her as of the applicable Closing Date.

(c) In the case of any Transferred Employee who has not attained age 59 1⁄2 prior to the applicable Closing Date, the 401(k) Portion of his or her Employer Contribution Account shall become distributable to the Transferred Employee or his or her beneficiary upon the earliest to occur of the following:

(i) the issuance by the Internal Revenue Service of a private letter ruling, or the receipt by the Administrator of an opinion of counsel satisfactory to it, to the effect that the distribution of the 401(k) portion of the Transferred Employee’s Employment Contribution Account is permissible under the applicable provisions of the Code, or

(ii) the Transferred Employee’s death or separation from service with the Buyer.

If so required by the ruling or opinion referred to in paragraph (i) of this subsection, any distribution permitted to be made to a Transferred Employee pursuant to paragraph (i) of this subsection shall be made at such time, and in such form, as specified in such ruling or opinion.

(d) In the case of any Transferred Employee described in subsection (c) above, until the 401(k) Portion Subaccount of such Transferred Employee’s Employer Contribution Account becomes distributable pursuant to paragraph (i) or (ii) of subsection (c) above, the transferred Employee may make withdrawals from the 401(k) Portion of his or her Employer Contribution Account for hardship or disability, or after attaining age 59 1⁄2, in accordance with the provisions of Section 7.3-A, and in the case of a hardship withdrawal, subject to such additional conditions as the Administrator may require in its discretion.

(e) In the case of any Transferred Employee who has an outstanding loan for the Local 180 Plan as of the applicable Closing Date, the unpaid amount of principal and interest on the loan shall not become immediately payable upon the Transferred Employee’s Severance from Employment as of such Closing Date if the Transferred Employee has agreed to repay the outstanding amount of principal and interest on the loan over the remaining period of the term of the loan in accordance with such repayment schedule as the Administrator in its discretion may determine. Such loan repayment schedule shall be consistent with the requirements of Section 7.4-A and all loan repayments required to be made in accordance with such schedule shall be made by the Transferred Employee remitting such payments directly to the Trustee.

ARTICLE 8-A

Administration of Local 180 Plan

Provisions regarding administration are contained in Article 15, Administration of the Plan, and all provisions of the Article apply to this Constituent Plan.

ARTICLE 9-A

Trustee

Provisions regarding the Trustee are contained in Article 16, Trustee and Trust Fund and all provisions of the Article apply to this Constituent Plan.

ARTICLE 10-A

Amendment and Termination

Provisions regarding amendment are contained in Article 18, Amendments and Supplements, and all provisions of the Article apply to this Constituent Plan. Provisions regarding termination are contained in Article 19, Termination of the Plan, and all provisions of the Article apply to this Constituent Plan.

SUPPLEMENT B

FIRSTENERGY CORP. SAVINGS PLAN

CONSTITUENT PLAN

FOR

EMPLOYEES REPRESENTED BY

IBEW LOCAL 777

Effective as of January 7, 2003 unless otherwise provided

TABLE OF CONTENTS

Article	Title	Page

Foreword		1
1	Definitions	2
2	Purpose, Eligibility and Participation	5
3	Contributions	7
4	Limitations on Contributions	9
5	Accounts, Transfers and Rollovers	9
6	Investments and Earnings	12
7	Distributions, Withdrawals and Loans	15
8	Administration of Plan	21
9	Trustee	21
10	Amendment and Termination	21

B-i

FIRSTENERGY CORP. SAVINGS PLAN

CONSTITUENT PLAN

FOR

EMPLOYEES REPRESENTED BY

IBEW LOCAL 777

Foreword

Prior to January 1, 1999, Metropolitan Edison Company, a corporate subsidiary of GPU, Inc., maintained the Metropolitan Edison Company Employee Savings Plan for Bargaining Unit Employees to provide benefits for its bargaining unit employees, all of whom were represented by IBEW Local 777.

Effective as of January 1, 1999, the plan was restated as the GPU Companies Employee Savings Plan for Employees Represented by IBEW Local 777. On November 7, 2001, GPU, Inc. was merged into FirstEnergy Corp. with FirstEnergy Corp. being the surviving and successor corporation.

Effective as of January 7, 2003, the GPU Companies Employee Savings Plan for Employees Represented by IBEW Local 777 was merged into the FirstEnergy Corp. Savings Plan. The benefit provisions for employees covered by the GPU Companies Employee Savings Plan for Employees Represented by IBEW Local 777 continued to be provided under the terms and conditions of the plan document restated as of January 1, 1999. The separate benefit arrangements for these employees were set forth in this Constituent Plan document.

This document attached to the Plan as Supplement B and the following provisions of the Plan constitute the Constituent Plan document for 777 Participants:

(1)	Article 2—Definitions;

(2)	Section 4.7—Rollover Contributions;

(3)	Article 6—Limitations on Contributions;

(4)	Section 8.1—Investment Funds;

(5)	Section 8.6—Dividends on Shares of Company Stock;

(6)	Section 11.3—Withdrawal Because of Immediate and Heavy Financial Need;

(7)	Section 11.6—Manner of Effecting Withdrawal;

(8)	Section 12.2—Distributions upon Death;

(9)	Section 12.7—Minimum Distribution Timing Requirement;

(10)	Section 12.8—Minimum Distribution Requirements;

(11)	Article 13—Loans to Members;

(12)	Article 14- Designation of Beneficiaries in the Event of Death;

(13)	Article 15—Administration of the Plan;

(14)	Article 16—Trustee and Trust Fund;

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(15)	Article 17—Tendering and Voting of Common Stock;

(16)	Article 18—Amendments and Supplements;

(17)	Article 19—Termination of the Plan;

(18)	Article 20—Top-heavy Provisions;

(19)	Article 21—Participating Companies; and

(20)	Article 22—General Provisions.

The Participants shall only receive, and shall only be entitled to, the contributions and benefits specifically provided for in the Local 777 Plan and shall not share in any other benefits of the Plan. Participants of the Local 777 Plan shall not receive Cafeteria Plan Amounts.

This Constituent Plan covers only employees employed pursuant to a collective bargaining agreement between a Company and IBEW Local 777 where such collective bargaining agreement provides for participation in this Constituent Plan. Benefits of such employees shall be determined solely by the terms and provisions of the Constituent Plan and not by any other terms and provisions of the Plan except those referenced in this Constituent Plan.

ARTICLE 1-B

Definitions

As used in this Constituent Plan, all nouns and pronouns shall be construed in the singular or plural and in such gender as the context requires. Capitalized words and phrases in this Constituent Plan shall be defined as set forth or referenced in this Article or, if not defined in this Article, as set forth or referenced in Article 2. If a capitalized word or phrase is defined in both in this Article and Article 2, the definition in this Article shall supersede the definition in Article 2 and shall be controlling with regard to this Constituent Plan.

1.1-B “Accounts” shall mean the separate accounts (including any subaccounts thereof) established and maintained for a Participant pursuant to Section 5.1-B or 5.2-B.

1.2-B “Benefit Compensation” of a Participant for any period shall mean the base wage or salary payable to him or her by his or her Company during such period, Differential Wage Payments, plus any amount payable to him or her by his or her Company during such period under any incentive compensation program or bonus program maintained for bargaining unit employees, in each case prior to any reduction which the Employee has elected in accordance with a (i) “cafeteria” plan pursuant to Section 125 of the Code, including amounts not available to an Employee in lieu of group health plan coverage and deemed to be contributions under Section 125 of the Code because the Employee is unable to certify that he or she has other health coverage (ii) a “cash or deferred arrangement” pursuant to Section 401(k) of the Code, and a “qualified transportation fringe plan” pursuant to Section 132(f)(4) of the Code. Benefit Compensation shall not include any amounts payable to the Participant for any period during which he or she is not treated as a Participant by virtue of the first sentence of Section 2.2-B or 2.5-B.

1.3-B “Business Day” shall mean any day on which securities are traded on the New York Stock Exchange.

1.4-B “Collective Bargaining Agreement” shall mean the collective bargaining agreement between the Companies and IBEW Local 777.

1.5-B “Company or Companies” shall mean Metropolitan Electric Company or any other FirstEnergy Company that has adopted the Local 777 Plan and has employees covered by the Collective Bargaining Agreement.

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1.6-B “Compensation Limit” shall mean $265,000, as increased by the cost-of-living adjustment, as prescribed by the Secretary of the Treasury under Section 401(a)(17)(B) of the Code.

1.7-B “Current Balance” shall mean, with respect to any Account, the existing balance of such Account.

1.8-B “Earnings” shall mean, with respect to any Account or subaccount thereof, the earnings and losses attributable to the investment of such Account or subaccount, as determined under Section 6.3-B.

1.9-B “Electronic Media” shall mean the toll-free telephone service the Recordkeeper is to make available to receive notice of salary deferral elections, investment elections and changes of such elections, and requests for distributions, withdrawals and loans, from Participants and the Administrator, and to furnish information to Participants, in accordance with the provisions of any recordkeeping services agreement. The term “Electronic Media” shall include any other means of electronic communication, including the Internet, that the Administrator and the Recordkeeper may agree, in writing, may be used to receive such notices and requests, and to furnish such information.

1.10-B “Employee” shall mean any individual who now or hereafter is employed by a Company as a common law employee and who is covered by a Collective Bargaining Agreement between any Company and IBEW Local 777.

The term “Employee” shall not include any individual who is a Contract Worker as hereinafter defined. The term “Contract Worker” shall mean any person who provides services to any Company pursuant to a written agreement between the Company and any entity that is not one of the FirstEnergy Companies (including the person providing the services) unless the agreement pursuant to which such person provides services to the Company specifically provides for such person to be covered under this Local 777 Plan or under a program of employee benefits maintained by the Company that includes this Local 777 Plan. The term Contract Worker shall include any person who is a Leased Employee. A person who is a Contract Worker shall be treated as a Contract Worker for purposes of this Local 777 Plan, notwithstanding any determination by any court or administrative agency that such person is properly classified as a common law employee of a Company, rather than as an independent contractor or a leased employee.

The term “Leased Employee” shall mean any individual who is not a common law employee of any of the FirstEnergy Companies, and who provides services to a Company if (a) such services are provided pursuant to an agreement between such Company and any other person, (b) such individual has performed such services for such Company or any of the other FirstEnergy Companies on a substantially full-time basis for a period of at least one (1) year, and (c) such services are performed under the primary direction of, or primary control by, such Company.

1.11-B “Employee Contributions Stock Fund” shall mean the FirstEnergy Common Stock Fund described in Section 8.1(a) of the Plan.

1.12-B “Employer Contributions” shall mean the aggregate amount of the 401(k) Contributions and Company Matching Contributions made by the Company to the Local 777 Plan on behalf of a Participant pursuant to Sections 3.2-B and 3.4-B.

1.13-B “FirstEnergy” shall mean FirstEnergy Corp., or any successor thereto.

1.14-B “FirstEnergy Companies” shall mean all of the corporations that are included as members of the affiliated group of corporations (as defined in Section 1504 of the Code and the regulations thereunder) that includes FirstEnergy.

1.15-B “Hours of Service”—an Employee shall be credited with hours of service in accordance with the following rules:

(a) An Employee shall be credited with one (1) hour of service for each hour for which he or she is paid, or entitled to payment, for the performance of duties for any of the FirstEnergy Companies during the applicable Plan Year.

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(b) An Employee shall be credited with one (1) hour of service for each hour for which he or she is paid, or entitled to payment, by any of the FirstEnergy Companies for a period of time during which no duties are performed by him or her (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), lay-off, jury duty, military duty or leave of absence. For this purpose, a payment shall be deemed to be made by or due from the applicable FirstEnergy Company regardless of whether such payment is made by or due from such Company directly, or indirectly through, among others, a trust fund, or insurer, to which the Company contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate. However, no hours of service shall be credited hereunder with respect to (i) hours for which an Employee receives payment under a plan maintained solely for the purpose of complying with applicable workmen’s compensation, unemployment compensation, or disability insurance laws, or (ii) hours for which an Employee receives a payment which solely reimburses him or her for medical or medically related expenses incurred by him or her. No more than 501 hours of service shall be credited hereunder to an Employee on account of any single continuous period during which he or she performs no duties whether or not such period occurs within a single Plan Year.

(c) An Employee shall be credited with one (1) hour of service for each hour for which back pay, irrespective of mitigation of damages, is awarded or agreed to by any of the FirstEnergy Companies. However, no hours of service shall be credited hereunder if they are credited to the Employee under subsection (a) or subsection (b) above. Furthermore, crediting of hours of service hereunder for periods described in subsection (b) above shall be subject to the limitations therein set forth.

(d) Hours of service shall be computed and credited in accordance with paragraphs (b) and (c) of Section 2530.200b-2 of the Department of Labor Regulations.

1.16-B “Local 777 Plan” shall mean this Constituent Plan for Employees represented by IBEW Local 777, as set forth in this instrument.

1.17-B“New Money” shall mean, with respect to any Account as of any date, any contributions, and any repayments of principal and interest on any loan from the Local 777 Plan, that are to be credited to such Account after such date.

1.18-B “Participant” shall mean any Employee who commenced participation in the Local 777 Plan in accordance with the provisions hereinafter set forth, and who has not ceased to be a Participant by virtue of the first sentence of Section 2.5-B. Where the context requires, Participant shall include any former Employee who continues to have any amount to his or her credit in any Account maintained for him or her under this Local 777 Plan. Each Participant shall be a Member of the Plan but a Participant shall be entitled to only those rights and benefits provided by this Constituent Plan document.

1.19-B “Plan for Retirement Annuities” shall mean the Metropolitan Electric Company Bargaining Unit Retirement Plan, a constituent plan of the FirstEnergy Corp. Master Pension Plan, as amended from time to time, and any predecessor thereto.

1.20-B “Recordkeeper” shall mean the entity that performs participant recordkeeping and related services for the Local 777 Plan.

1.21-B “Other Terms Defined.” Other terms are defined elsewhere in this Constituent Plan. Such terms and the locations of their definitions are:

(a)	Accumulated Payments Portion Subaccount—Section 5.2-B(b)(i)

(b)	Annuity Starting Date—Section 7.5-B(a)

(c)	Applicable Percentage—Section 3.4-B

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(d)	Catch-up Contributions—Section 3.2-B

(e)	Company Matching Contribution Portion Subaccount—Section 5.2-B(a)(ii)

(f)	Company Matching Contributions—Section 3.4-B

(g)	Contract Worker—Section 1.10-B

(h)	Employee After-Tax Contribution Account—Section 5.1-B(b)

(i)	Employee After-Tax Contributions—Section 3.3-B

(j)	Employer Contribution Account—Section 5.1-B(a)

(k)	Leased Employee—Section 1.10-B

(l)	Notice—Section 7.1-B(e)

(m)	QJSA—Section 7.5-B(a)

(n)	QOSA—Section 7.5-B(a)

(o)	QPSA—Section 7.5-B(b)

(p)	Rollover Portion Subaccount—Section 5.2-B(a)(iii)

(q)	Separate Contract Portion Subaccount—Section 5.2-B(b)(ii)

(r)	Tax Deductible Employee Contribution Account—Section 5.1-B(c)

(s)	Transferred Amount—Section 6.2-B(b)

(t)	Vacation Carryover Contributions Portion Subaccount—Section 5.2-B(a)(iv)

(u)	Written Explanation—Section 7.5-B(c)

(v)	Year of Service—Section 2.2-B

(w)	401(k) Contributions—Section 3.2-B

(x)	401(k) Portion Subaccount—Section 5.2-B(a)(i)

ARTICLE 2-B

Purpose, Eligibility and Participation

2.1-B Purpose. This Local 777 Plan is part of the FirstEnergy Corp. Savings Plan. It is not a separate plan under the Code or ERISA. The Local 777 Plan contains employer contribution and employee savings features including cash or deferral features under Code Section 401(k).

2.2-B Eligibility. Subject to Section 2.5-B, any Employee shall become eligible to participate in the Local 777 Plan (a) on his or her employment commencement date with any Company, if he or she is employed to perform services for a Company as a regular full-time employee, a “reduced hour full-time employee” or a “regular nonfull-time employee,” as those terms are defined in the applicable procedures of a Company or (b), if (a) is not applicable to the Employee, on the date on which he or she has completed at least one Year of Service. A “Year of Service” shall

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mean a consecutive 12-month computation period during which an Employee has completed at least 1,000 Hours of Service. For purposes of determining an Employee’s eligibility for participation, a computation period shall begin on the Employee’s employment commencement date with any of the FirstEnergy Companies. However, if an Employee fails to complete at least 1,000 Hours of Service during the first computation period, then the second computation period shall be the Plan Year that includes the first anniversary of the Employee’s employment commencement date with any of the FirstEnergy Companies; and the subsequent computation periods (if needed) shall be the subsequent Plan Years.

In the event that any question arises concerning the eligibility of any Employee to participate in the Local 777 Plan, the decision of the Administrator as to such Employee’s eligibility shall be final and binding upon the Companies, the Employees, the Participants, their beneficiaries and any and all other persons having any interest hereunder

2.3-B Participation.

(a) An Employee who becomes eligible to participate in the Local 777 Plan prior to January 1, 2010 in accordance with Section 2.2-B shall automatically commence participation in the Local 777 Plan and shall be automatically enrolled in the Local 777 Plan for 401(k) Contributions in the amount of two percent (2%) of his or her Benefit Compensation.

(b) An Employee who becomes eligible to participate in the Local 777 Plan on or after January 1, 2010 in accordance with Section 2.2-B shall have his Automatic Contribution made as follows:

(i) two percent (2%) for the period beginning on the date he or she becomes eligible and ending on the March 31 of the Plan Year following such eligibility date;

(ii) three percent (3%) for the twelve-month period beginning on the April 1 following the period for which the Automatic Contribution is two percent (2%); provided, however, if the increase to three percent (3%) is to otherwise occur within six (6) months of the first day of his or her automatic enrollment, such increase to three percent (3%) shall not be made until the second April 1 following the period described in paragraph (i) above;

(iii) four percent (4%) for the twelve-month period beginning on the April 1 following the period for which the Automatic Contribution is three percent (3%), and four percent (4%) for all periods thereafter.

(c) Such Automatic Contributions shall commence as soon as administratively practicable thereafter but not earlier than thirty (30) days after the date he becomes eligible to participate (as described in Section 2.2-B) and shall be invested in the Default Investment Fund. An Employee shall be notified in advance of his or her automatic enrollment and may elect out of the automatic enrollment by notifying the Administrator within a time period established by the Administrator. The Participant may elect not to contribute to the Local 777 Plan or elect to contribute a different contribution amount in accordance with the provisions of Section 3.5-B. A Participant may make a different investment election in accordance with the provisions of Section 6.2-B(a).

2.4-B Resumption of Participation. In the event that a Participant becomes employed after a Severance from Employment, he or she shall resume participation in the Local 777 Plan on the date he or she returns to the employ of any Company, subject, however, to Section 2.5-B, and shall be automatically enrolled in the Local 777 Plan for 401(k) Contributions in the amount of two percent (2%) of his or her Benefit Compensation. Such Automatic Contributions shall commence as soon as administratively practicable thereafter but not earlier than thirty (30) days after the date he resumes participation and shall be invested in the Default Investment Fund. The Automatic Contribution percentage shall increase as provided in Section 2.3-B(b). An Employee shall be notified in advance of his or her automatic enrollment and may elect out of the automatic enrollment by notifying the Administrator within a time period established by the Administrator. The Participant may elect not to contribute to the Local 777 Plan or elect to contribute a different contribution amount in accordance with the provisions of Section 3.5-B. The Participant may make a different investment election in accordance with the provisions of Section 6.2-B(a).

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2.5-B Status as Bargaining Unit Employee. Notwithstanding any other provision to the contrary, an Employee shall not be a Participant in this Local 777 Plan as of any date on which, or for any period during which, he or she either (a) is not covered under a Collective Bargaining Agreement or (b) is covered under a Collective Bargaining Agreement that specifically provides for coverage of such Employee under a plan other than this Local 777 Plan. Any Employee who ceases to be a Participant by virtue of the preceding sentence shall automatically resume participation under the Local 777 Plan as of the first date on which he or she is no longer ineligible to participate hereunder pursuant to said sentence. Any Employee who, by virtue of the first sentence of this Section, fails to become a Participant upon the date he or she first meets the requirements set forth in the first paragraph of Section 2.2-B, shall commence participation hereunder as of the first date thereafter on which he or she is no longer ineligible to participate hereunder pursuant to said sentence.

ARTICLE 3-B

Contributions

3.1-B In General. Contributions may be made by or on behalf of a Participant as provided in Sections 3.2-B, 3.3-B and 3.4-B, subject to the rules set forth in Section 3.5-B. Notwithstanding the foregoing or any other provision of this Article to the contrary, the amount of any contribution that may otherwise be made by or on behalf of a Participant pursuant to the provisions of this Article shall be subject to the applicable limitations set forth in Article 4-B.

3.2-B 401(k) Contributions. A Participant may elect to have his or her Benefit Compensation for any pay period within the Plan Year reduced by an amount equal to any percentage thereof that is an integral multiple of 1%, and that does not exceed 75%, and to have such amount contributed by his or her Company to the Local 777 Plan on the Participant’s behalf. In addition, a Participant who has attained age fifty (50) before the end of his or her taxable year shall be eligible to make 401(k) Contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code (“Catch-up Contributions”). Catch-up Contributions are 401(k) Contributions made to the Local 777 Plan that are made by Participants in excess of an “otherwise applicable plan limit.” An “otherwise applicable plan limit” is a limit in the Plan that applies to 401(k) Contributions without regard to Catch-up Contributions, such as limits on Annual Additions, the dollar limitation on Elective Deferrals under Code Section 402(g) and the limit imposed by the Actual Deferral Percentage test under Section 6.2. Catch-up Contributions are not counted in determining the minimum allocation under Code Section 416 but Catch-up Contributions made in prior years are counted in determining whether the Plan is a Top-heavy Plan. Catch-up Contributions may not exceed the lesser of the “applicable dollar amount,” or ninety-nine percent (99%) of the Participant’s compensation (as defined in Code Section 415(c)(3)) for the Plan Year reduced by any other Elective Deferrals of the Member for the taxable year. The “applicable dollar amount” is $6,000 for tax years beginning in 2015. For tax years after 2015, the applicable dollar amount shall be an amount determined by the Secretary of the Treasury in accordance with Code Section 414(v)(2)(C). In accordance with the provisions of Sections 2.3-B and 2.4-B hereof, each Participant who becomes eligible for the Local 777 Plan shall be automatically enrolled in the Local 777 Plan for 401(k) Contributions in the amount of two percent (2%) of his or her Benefit Compensation as provided in Section 2.3-B and 2.4-B unless the Participant elects otherwise. Such 401(k) Contributions shall commence as soon as administratively practicable thereafter and such amount shall be contributed by his or her Company to the Local 777 Plan on the Participant’s behalf. The automatic contribution shall be at two percent (2%) for the period beginning on the most recent date of hire and ending on the March 31 of the Plan Year following such date of hire. The automatic contribution shall be increased to three percent (3%) for the twelve-month period beginning on the April 1 following the period for which the automatic contribution was two percent (2%). Beginning on the April 1 immediately following the twelve-month period for which the automatic contribution is three percent (3%), the automatic contribution shall be increased to four percent (4%) and shall remain at four percent (4%) unless otherwise elected by the Participant. A Participant may elect a contribution percentage different than the automatic contribution percentage at any time. The contributions made to the Plan on behalf of a Participant under this Section are pre-tax contributions under Code Section 401(k) and shall be referred to as “401(k) Contributions.” For purposes of limitations and testing under the Plan, 401(k) Contributions are Deferred Contributions.

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3.3-B Employee After-Tax Contributions. A Participant may elect to contribute to the Local 777 Plan, by payroll deduction, any percentage of his or her Benefit Compensation that is an integral multiple of 1%, and that does not exceed 10% and, when aggregated with the percentage elected under Section 3.2-B, does not exceed 21%. The contributions that a Participant elects to make to the Local 777 Plan under this Section shall be referred to as “Employee After-Tax Contributions.” For purposes of limitations and testing under the Plan, Employee After-Tax Contributions are Non-deferred Contributions.

3.4-B Company Matching Contributions. For each Plan Year, the Companies shall make contributions to the Local 777 Plan (which contributions shall be referred to as “Company Matching Contributions”) on behalf of Participants, as described in this Section. The contributions made by the Companies shall be referred to as “Company Matching Contributions.” For purposes of limitations and testing under the Plan, Company Matching Contributions are Matching Contributions. Each Company shall make Company Matching Contributions as follows:

(a) In the case of each Participant, his or her Company shall contribute to the Local 777 Plan, for each of the Participant’s pay periods within the Plan Year, an amount equal to the Applicable Percentage of so much of the aggregate amount of the 401(k) Contributions and the Employee After-Tax Contributions made to the Local 777 Plan for such pay period by the Participant or on his or her behalf, as does not exceed four percent (4%) of the Participant’s Benefit Compensation for such pay period. Catch-up Contributions made under Section 3.2-B shall not be taken into account for purposes of determining Company Matching Contributions.

The Applicable Percentage for any pay period shall be eighty percent (80%).

(b) If (i) the amount of the 401(k) Contributions elected by the Participant under Section 3.2-B for the Plan Year cannot be contributed for one (1) or more pay periods during such Plan Year because of the dollar limitation applicable for such Plan Year under Section 6.1, and (ii) the aggregate amount of the 401(k) Contributions and Employee After-Tax Contributions made by or on behalf of the Participant for any prior pay periods during such Plan Year, exceeded four percent (4%) of the Participant’s Benefit Compensation for such prior pay periods, the Participant’s Company shall contribute to the Local 777 Plan, as a supplemental Company Matching Contribution on the Participant’s behalf, an amount equal to the Applicable Percentage of the excess amount so contributed for each such prior pay period by or on behalf of a Participant. Notwithstanding the foregoing, the amount to be so contributed on behalf of any Participant with respect to any Plan Year pursuant to the preceding sentence, when added to the total amount of Company Matching Contributions made on behalf of the Participant for such Plan Year under subsection (a) above, shall not exceed the percentage of the Participant’s total Benefit Compensation for all pay periods within such Plan Year determined in accordance with the following table:

Period	Participants	Percentage
May 1, 2002 and subsequent Plan Years until otherwise negotiated with IBEW Local 777	All Participants	3.20%

(c) For any Plan Year, the aggregate amount of Benefit Compensation of any Participant that may be taken into account for purposes of determining the maximum amount of Company Matching Contributions that may be made on behalf of such Participant for such Plan Year shall not exceed the Compensation Limit in effect for such Plan Year.

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3.5-B Election Rules. The elections that a Participant may make under Sections 3.2-B and 3.3-B shall be subject to the following rules:

(a) A Participant shall make any such election by using the Electronic Media to communicate such election directly to the Recordkeeper. Any election shall become effective as soon as practicable after it has been so communicated to the Recordkeeper.

(b) Any election made by a Participant under Section 3.2-B or 3.3-B may be revoked by the Participant at any time, or may be modified by him or her at any time so as to increase or decrease the amount to be contributed to the Local 777 Plan by the Participant or on his or her behalf. Any revocation or modification of an election shall be made in the same manner, and shall become effective as of the same date, as provided in subsection (a) above in the case of an initial election.

(c) Any election made by a Participant under Section 3.2-B or 3.3-B shall cease to be effective upon, and no contributions shall be made by or on behalf of a Participant after, the date on which the Participant’s Severance from Employment occurs.

3.6-B Manner and Time of Contribution. All contributions to be made by a Company or by Participants shall be made in the form of payments to the Trustee.

All 401(k) Contributions and Employee After-Tax Contributions to be made hereunder shall be remitted to the Trustee as soon as practicable after, but in any event by no later than the 15th Business Day of the month following the month in which, such contributions would have been paid to the Participant but for his or her election under Section 3.2-B or 3.3-B. All other contributions to be made by a Company for any Plan Year shall be made by no later than the due date (including any extensions) for filing the Federal income tax return of the applicable Company or the consolidated Federal income tax return for FirstEnergy for the taxable year corresponding with such Plan Year.

ARTICLE 4-B

Limitations on Contributions

Provisions regarding limitations on contributions are contained in Article 6, Limitations on Contributions, and all provisions of the Article apply to this Local 777 Plan.

ARTICLE 5-B

Accounts, Transfers and Rollovers

5.1-B Accounts. For each Participant, there shall be established and maintained the following separate Accounts:

(a) An Account with respect to all of the contributions made on behalf of the Participant under Sections 3.2-B and 3.4-B and any rollover amount transferred to the Local 777 Plan by the Participant under Section 5.6-B (such Account is hereinafter referred to as the Participant’s “Employer Contribution Account”). A Participant’s Employer Contribution Account shall also include any amounts which, pursuant to the terms of the GPU PAYSOP, were transferred from such plan, to this Local 777 Plan and which, under the provisions of this Local 777 Plan in effect as of the date of such transfer, were required to be credited to this Account.

(b) An Account with respect to all of the contributions made by the Participant under Section 3.3-B (such Account is hereinafter referred to as the Participant’s “Employee After-Tax Contribution Account”). A Participant’s Employee After-Tax Contribution Account shall also include any amounts representing the Participant’s Accumulated Payments under the Plan for Retirement Annuities, or representing any portion of his or her account balances under the GPU PAYSOP, which, pursuant to the terms of such plans, were transferred from such plans to this Local 777 Plan and which, under the provisions of this Local 777 Plan in effect as of the date of such transfer, were required to be credited to this Account.

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(c) An Account with respect to the Tax Deductible Employee Contributions made by the Participant under the Local 777 Plan as in effect prior to January 1, 1987 (such Account is hereinafter referred to as the Participant’s “Tax Deductible Employee Contribution Account”). A Participant’s Tax Deductible Employee Contribution Account shall also include any amounts which, under the terms of the Local 777 Plan for Retirement Annuities, were transferred from such plan to this Local 777 Plan and which, under the provisions of this Local 777 Plan in effect as of the date of such transfer, were required to be credited to this Account.

5.2-B Subaccounts. The Administrator shall cause to be established and maintained, within any Account, such subaccounts as may be necessary or desirable to comply with the requirements of the Code or to otherwise effect the purposes of the Local 777 Plan. Without limiting the foregoing, separate subaccounts shall be established and maintained as follows:

(a) Within each Participant’s Employer Contribution Account, a separate subaccount shall be established and maintained for each of the following:

(i) for all 401(k) Contributions made on behalf of the Participant (such subaccount is referred to as the “401(k) Portion Subaccount”);

(ii) for all Company Matching Contributions made on behalf of the Participant (such subaccount is referred to as the “Company Matching Contribution Portion Subaccount”);

(iii) for any rollover amount transferred to the Local 777 Plan by the Participant under Section 5.6-B (such subaccount is referred to as the “Rollover Portion Subaccount”); and

(iv) for any vacation carryover contribution amounts made to this Local 777 Plan as earlier in effect (such subaccount is referred to as the “Vacation Carryover Contributions Portion Subaccount”).

(b) Within each Participant’s Employee After-Tax Contribution Account, a separate subaccount shall be established and maintained for each of the following:

(i) for all amounts transferred (directly or indirectly) to this Local 777 Plan with respect to such Participant’s “accumulated payments” under the Plan for Retirement Annuities or the GPU Companies Employee Pension Plan or any “predecessor plan,” as therein defined (such subaccount is referred to as the “Accumulated Payments Portion Subaccount”); and

(ii) for (A) all Employee After-Tax Contributions made by the Participant, and (B) all other employee contributions made by the Participant, under the Plan for Retirement Annuities or the GPU Companies Employee Pension Local 777 Plan or any “predecessor plan,” as therein defined (and any earnings attributable to such contributions) that have been transferred to this Local 777 Plan (such subaccount is referred to as the “Separate Contract Portion Subaccount”; and such subaccount, including any Earnings credited thereto, shall constitute a “separate contract” for purposes of Section 72(d) of the Code).

5.3-B Adjustment of Accounts. Each Account and, where appropriate, each subaccount, shall be adjusted from time to time as follows:

(a) such Account or subaccount shall be credited with the amounts contributed to the Local 777 Plan by or on behalf of the Participant under Sections 3.2-B, 3.3-B and 3.4-B, and with any payments of principal and interest made by the Participant on any loan made to him or her from such Account or subaccount;

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(b) such Account or subaccount shall be credited or charged, as the case may be, with the Earnings attributable to the investment thereof, and with any amounts transferred to or from such Account or subaccount as provided in Sections 5.4-B, 5.5-B and 5.6-B;

(c) such Account or subaccount shall be charged with the amount of any distributions or withdrawals made therefrom pursuant to Article 7-B, with the amount of any adjustment to, or distribution from, such Account or subaccount required pursuant to Article 4-B, with any amount required to be charged to such Account pursuant to a domestic relations order determined to be qualified in accordance with procedure adopted by the Administrator under Section 12.14, and with the portion of any fees, expenses or taxes paid out of the Trust Fund that is allocated to such Account or subaccount pursuant to the applicable provisions of the Trust Agreement and Section 15.9 (but such Account or subaccount shall be so charged only to the extent such portion of the fees, expenses and taxes so paid is not otherwise reflected in the Earnings credited or charged to the Account or subaccount pursuant to subsection (b) above); and

(d) such Account or subaccount shall also reflect the number of Units or shares, as applicable, in the Investment Funds in which the balance of such Account or subaccount is invested. The number of Units or shares to be so reflected shall include both fractions of a Unit or share, as well as whole Units or shares.

5.4-B Transfer upon Change of Status. In the case of any Employee who ceases to be a Participant by virtue of the first sentence of Section 2.5-B, the balances to the Participant’s credit in his or her Employer Contribution Account, his or her Employee After-Tax Contribution Account (including the Accumulated Payments Portion Subaccount, and the Separate Contract Portion Subaccount thereof, if any), and his or her Tax Deductible Employee Contribution Account, under this Local 777 Plan shall automatically be transferred and credited, respectively, to the Participant’s Company Contribution Account (except that the 401(k) Portion Subaccount shall be transferred and credited to the Deferred Basic and Supplementary Contributions Subaccount), to his or her Non-deferred Basic and Supplementary Contributions Subaccount (and to the Accumulated Payments Portion Subaccount, if applicable) and to his or her Tax Deductible Employee Contribution Account, effective as of the first date on which he or she so ceases to be a Participant.

In the case of any Employee who resumes participation or commences participation under this Local 777 Plan pursuant to the second or third sentence of Section 2.5-B, the balances transferred as such Accounts and subaccounts are defined in Section 9.1, and credited together with additional contributions to and Earnings, shall automatically be transferred and credited, respectively, to the Participant’s Employer Contribution Account, to his or her Employee After-Tax Contribution Account (and to the Accumulated Payments Portion, and the Separate Contract Portion thereof, if applicable), to his or her Tax Deductible Employee Contribution Account under this Local 777 Plan and to such other Accounts and subaccounts that the Administrator, in its discretion, may be necessary to accommodate the transfer effective as of the first date on which the Participant so resumes or commences participation hereunder.

5.5-B Transfer of Employment. If an Employee’s participation in this Local 777 Plan terminates by reason of a transfer of his or her employment to any of the FirstEnergy Companies that maintains or participates in an employee savings plan comparable to this Local 777 Plan (including the Plan and any other Constituent Plan) for its bargaining unit employees, the balances to such Participant’s credit in his or her Employer Contribution Account, his or her Employee After-Tax Contribution Account (including the Accumulated Payments Portion, and the Separate Contract Portion thereof, if any) and his or her Tax Deductible Employee Contribution Account under this Local 777 Plan shall automatically be transferred to such other plan as of the effective date of the Participant’s transfer of employment; and, as of such date, shall be credited to the appropriate accounts and subaccounts under such other plan as determined by the administrator of such plan.

If, immediately prior to becoming a Participant in this Local 777 Plan, an Employee was a participant in an employee savings plan comparable to this Local 777 Plan that is maintained by any of the FirstEnergy Companies for its bargaining unit employees(including the Plan and any other Constituent Plan), the balances to such Participant’s credit in his or her accounts and subaccounts under such other plan shall automatically be transferred to this

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Local 777 Plan as of the date on which he or she becomes a Participant hereunder, and, as of such date, shall be credited, respectively, to the appropriate Accounts and subaccounts as determined by the Administrator under this Local 777 Plan; except that no Roth Elective Contributions or Earnings thereon shall be transferred to this Local 777 Plan.

5.6-B Rollovers. Pursuant to the rules established by the Administrator, a Participant may make a Rollover Contribution to the Local 777 Plan. The Rollover Contribution must meet the requirements of Section 4.7.

Any amount rolled over to this Local 777 Plan shall be credited to the Participant’s Rollover Portion Subaccount as of the date such amount is received by the Trustee of this Local 777 Plan.

5.7-B Vesting. A Participant’s interest in each of his or her Accounts shall be fully vested and nonforfeitable at all times.

ARTICLE 6-B

Investments and Earnings

6.1-B Investment of Accounts. The balance of each Account maintained for a Participant hereunder shall be invested, as the Participant shall from time to time elect in accordance with Section 6.2-B, in any one or more of the Investment Funds.

Notwithstanding the foregoing, each Participant who fails to make an election or who is automatically enrolled in the Local 777 Plan and in accordance with the provisions of Sections 2.3-B and 2.4-B shall have his or her Account balances automatically invested in the Default Investment Fund unless the Participant directs otherwise. The Participant may make a different investment election in accordance with the provisions of Section 6.2-B(c). If a Participant directs that his or her contributions be invested in Company Stock, such contributions shall be made to the FirstEnergy Common Stock Fund.

All dividends and other distributions payable with respect to the shares or Units of any Investment Fund in which any Account or subaccount thereof is invested shall be reinvested in additional shares or Units of such Investment Fund, and the number of additional shares acquired as a result of such reinvestment shall be credited to such Account or subaccount; except that, dividends payable with respect to shares of Company Stock held in the FirstEnergy Common Stock Fund shall be paid in accordance with Section 8.6.

To the fullest extent permissible under Section 404(c) of ERISA, the Trustee, the Administrator, members of the Investment Committee, and any other fiduciary of the Local 777 Plan shall not be liable for any loss, or by reason of any breach of duty, that results from any election made, or deemed to have been made, by a Participant under Section 6.2-B with respect to the investment of his or her Account balances.

6.2-B Investment Elections. Elections with respect to the investment of a Participant’s Accounts shall be made in accordance with the following rules:

(a) Initial Investment Election. Each Participant shall make an initial investment election with respect to each Account that is established for him or her hereunder by no later than the close of the last Business Day immediately preceding the date on which an amount is first credited to such Account pursuant to Section 5.3-B. Such election shall be made in the manner set forth in subsection (d) below. If a Participant fails to make an investment election with respect to any of his or her Accounts by the time required under the first sentence hereof, the Participant shall be deemed to have elected to have the entire balance of such Account invested in the Default Investment Fund.

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(b) Election for Transferred Amounts. If any Rollover Contribution is transferred to this Local 777 Plan with respect to a Participant pursuant to Section 5.6-B (any amount so transferred is hereinafter referred to as a “Transferred Amount”), the Participant shall make a separate election as to the investment of the Transferred Amount. The election shall be made in the manner set forth in subsection (d) below, and shall be made by no later than the close of the last Business Day immediately preceding the date on which the Transferred Amount is received by the Trustee of this Plan. If a Participant fails to make an investment election with respect to any Transferred Amount by the time required under the preceding sentence, the Participant shall be deemed to have elected to have the entire Transferred Amount invested in the Default Investment Fund.

(c) Investment Election Changes. Subject to the limitations set forth below, a Participant may change his or her investment election with respect to any of his or her Accounts, by making a new investment election with respect to such Account in accordance with the provisions of subsection (d) below. A Participant may so change his or her investment election just with respect to the Current Balance of any Account, or just with respect to the New Money that is to be credited to any Account on or after the effective date of such change; or with respect to both the Current Balance of, and New Money to be credited to, any Account.

(d) Procedure for Making Elections. An investment election under subsection (a) above shall be made by communicating such election directly to the Recordkeeper by using the Electronic Media. During such communication, the Participant shall indicate, by percentage (which shall be an integral multiple of 1%), the portion of the Participant’s Account balance to be invested in each Investment Fund. In the case of an investment election under subsection (a) above, the Participant shall designate his or her investment choices, in the manner described in the preceding sentence, separately for each of his or her Accounts. A Participant’s election with respect to any Account shall apply proportionately to each subaccount established and maintained under such Account, except the Rollover Portion Subaccount. An investment election under subsection (b) above shall be made on a form provided by and filed with the Recordkeeper. On such form, the Participant shall indicate his or her investment election for the Transferred Amount by indicating, by percentage (which shall be an integral multiple of 1%), the portion of the Transferred Amount to be invested in each Investment Fund. Any change in a Participant’s investment election under subsection (c) above shall be made in the same manner as herein described in the case of an election under subsection (a) above; except that, to make any election to transfer amounts to, within or out of a Self-Managed Brokerage Account, the Participant must take such additional or other steps as are required by the Recordkeeper.

(e) Restrictions on Elections. Notwithstanding the foregoing, a Participant’s right to make investment elections, or changes thereof, shall be subject to the following limitations:

(i) A Participant may not make an initial investment election for any Account under subsection (a) above under which any portion of such Account will be invested through a Self-Managed Brokerage Account. In addition, a Participant may not elect to have New Money for any Account invested through a Self-Managed Brokerage Account.

(ii) A Participant may change his or her investment election with respect to New Money to be credited to any of his or her Accounts on a daily basis and such election shall be implemented as soon as administratively practicable.

(iii) In the case of an investment election change made with respect to the Current Balance of any Account, a Participant may not elect to have any portion of such balance invested through a Self-Managed Brokerage Account to the extent the restrictions of the Investment Fund held in the Account prohibit such transfer.

(iv) In the case of an investment election change made with respect to the Current Balance of any Account, a Participant may not elect to have any portion of such balance invested in any other Investment Fund to the extent the restrictions of the Investment Fund to be sold or to be purchased prohibit such transfer.

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(v) In the case of an investment election change made with respect to the Current Balance of any Account, a Participant may not elect to have a portion of such balance transferred to investment in a Self-Managed Brokerage Account, unless (i) the total amount invested by the Participant in the Self-Managed Brokerage Account, immediately following such transfer, does not exceed 100% of the value of the Participant’s Account balances, determined at the close of the last Business Day immediately preceding the day on which such transfer is completed, and (ii) the amount of the initial transfer is at least $1,000.

(f) Effect of Election. An investment election made by a Participant, or deemed to have been made by him or her, with respect to any of his or her Accounts under subsection (a) above, or with respect to any Transferred Amount under subsection (b) above, shall remain in effect until the Participant changes his or her investment election with respect to such Account, or with respect to the Account to which such Transferred Amount was credited, in accordance with subsection (c) above. Any investment election change made by a Participant under subsection (c) above with respect to any Account shall remain in effect until the Participant again changes his or her investment election with respect to such Account in accordance with subsection (c) above.

(g) Implementation. All transactions necessary to implement any investment elections and changes therein that are made by Participants pursuant to this Section shall be executed at such times, and in such manner, as required by the Recordkeeper. Notwithstanding the foregoing or any other provision of this Section to the contrary, if a Participant communicates an investment election, or an investment election change, pursuant to subsection (d) above that cannot be implemented with respect to any portion of the balance of any of the Participant’s Accounts because of any of the restrictions set forth in subsection (e) above, the investment election, or investment election change, so communicated will be treated as invalid in its entirety; and such investment election, or such investment election change, will not be given effect or implemented as to any portion of the balance of any of the Participant’s Accounts.

6.3-B Determination of Earnings. The Earnings attributable to the investment of any Account or subaccount thereof shall mean the amount (positive or negative) by which (a) the aggregate value, as of the close of the last Business Day of such period, of all Investment Funds in which such Account or subaccount is then invested, plus the unpaid principal amount of any loan made to the Participant from such Account or subaccount that is outstanding at the close of such day, and any cash amount standing to the Participant’s credit in such Account or subaccount as of the close of such day, as reduced by (b) the amount of all contributions, and all amounts transferred to the Local 777 Plan, that were credited to such Account or subaccount during the period, and as increased by (c) the amount of all distributions, withdrawals and amounts transferred from the Local 777 Plan that were charged to such Account or subaccount during the period, exceeds, or is less than, (d) the aggregate value, as of the close of the last Business Day immediately preceding the start of such period, of all Investment Funds in which such Account or subaccount was then invested, plus the unpaid principal amount of any loan made to the Participant from such Account or subaccount that was outstanding at the close of such day, and any cash amount standing to the Participant’s credit in such Account or subaccount as of the close of such day.

For purposes of the foregoing, the value of a Unit in any Investment Fund, as of any Business Day shall be the value thereof at the close of such day, as determined by the Trustee in accordance with the applicable provisions of the Trust Agreement.

6.4-B Voting Rights. Each Participant shall have the right to direct the Trustee as to how to vote the shares of Company Stock attributable to the Units in the FirstEnergy Common Stock Fund credited to his or her Accounts in accordance with Section 17.2, the right to direct the Trustee as to how to exercise all other rights pertaining to such shares of Company Stock, including the right to direct the Trustee as to the manner in which to respond to a tender or exchange offer with respect to any such shares of Company Stock in accordance with Section 17.1, and the right to direct the Trustee as to the manner in which to vote and exercise other rights with respect to the securities held in his or her Self-Managed Brokerage Account. A Participant shall be treated as a Named Fiduciary, for the purpose of giving such directions to the Trustee.

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The Investment Committee shall vote and exercise all rights of the shares and Units of all other Investment Funds credited to the Accounts of Participants. The Investment Committee may, in its discretion, pass through such rights to the Participants.

ARTICLE 7-B

Distributions, Withdrawals and Loans

7.1-B Distributions. A Participant’s Account balances shall become distributed to him or her upon his or her Severance from Employment for any reason other than his or her death. Distributions to the Participant shall be made in accordance with the following rules:

(a) Amount of Distribution. A distribution to a Participant with respect to his or her Account balances shall consist of such portion of such balances as the Participant may elect, up to the aggregate value of such balances. For purposes of this Section, the value of a Participant’s Account balances shall be determined as of the close of the day on which the distribution is made, except that for purposes of applying the rule set forth in the preceding sentence, such value shall be determined as of the close of the last Business Day immediately preceding the day on which the distribution is made.

(b) Form of Distribution. At the election of the Participant, the distribution shall be made in the form of:

(i) All or a portion, in a single sum, as soon as practicable following the date of his or her Severance from Employment;

(ii) In a single sum as specified by the Participant, in any calendar month subsequent to the date of his or her Severance from Employment but not later than the calendar month next following the date he or she attains age 70 1⁄2; or

(iii) In an installment distribution.

(c) Installment Distribution. If an installment distribution is elected, a Participant may elect to receive monthly, quarterly, or annual installment payments in a specified dollar amount. After making such election, a Member may change the frequency and dollar amount of the installment distribution including a change in the dollar amount that causes the balances of all his or her Accounts to be distributed in a single sum. Until such time as the balances of all his or her Accounts are exhausted, however, a Member may not change his or her installment distribution so as to completely stop or suspend installment payments. Installment distributions pursuant to this Section are subject to the minimum distribution requirements of Section 12.7 and Section 12.8 of this Plan.

(d) Distribution in Company Stock. Notwithstanding subsections (a) and (b), but subject to the requirements of Section 12.5(c), if the aggregate amount, or the aggregate remaining amount, of a Participant’s Account balances is otherwise distributable to him or her in the form of a single lump-sum cash payment, and if, at the date on which such distribution is to be made, the Participant’s Account balances are invested in whole or in part in Units of the FirstEnergy Common Stock Fund (in the Employee Contributions Stock Fund prior to January 1, 2014), the Participant may elect to have the Participant’s Account balances distributed in the form of the two payments described below:

(i) A single lump-sum payment in kind consisting of the number of whole shares of Company Stock that the Participant elects to receive, up to the number of whole shares of Company Stock determined by dividing the aggregate value of the Units in the FirstEnergy Common Stock Fund credited to the Participant’s Accounts by the per share value of Company Stock, and if the result is other than a whole number, rounding down the result to the nearest whole number; and

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(ii) A single lump-sum cash payment, made on the same day as the payment in paragraph (i) above, in an amount equal to the excess of (1) the aggregate value of the Participant’s Account balances (prior to the payment in paragraph (i) over (2) the aggregate value of the shares of Company Stock distributed under paragraph (i).

For the purpose of paragraphs (i) and (ii) above, the aggregate value of the Participant’s Units in the FirstEnergy Common Stock Fund, the per share and aggregate values of the Company Stock and the aggregate value of the Participant’s Account balances shall be determined as of the close of the Business Day as of which the payments are to be made; and, for the purpose of making such determinations, the per share value of Company Stock shall be the New York Stock Exchange closing price of Company Stock for such day.

(e) Participant’s Elections. As soon as practicable following a Participant’s Severance from Employment, the Recordkeeper shall send to the Participant a notice (hereinafter referred to as the “Notice”) which describes his or her right to elect (1) to receive a distribution with respect to all or a portion of his or her Account balances, (2) to have all or a portion of such distribution, to the extent the applicable conditions of subsection (b) above are satisfied, paid in shares of Company Stock, (3) to have all or a portion of such distribution, to the extent it is an Eligible Rollover Distribution, paid as a direct rollover pursuant to Section 7.7-B and (4) the consequences of failing to defer receipt of a distribution. After receiving the Notice, the Participant may make such elections by using the Electronic Media to communicate such elections directly to the Recordkeeper. The Participant must make such elections within thirty (30) days after the date on which he or she receives the Notice; provided, however, that if, during such 30-day period, the Participant informs the Recordkeeper, by using the Electronic Media, that he or she wishes to make such elections at a later time, then he or she may make such elections within sixty (60) days after the date on which he or she receives the Notice. If the Participant makes such elections in a timely manner, then distribution will be made to the Participant, in accordance with such elections, within sixty (60) days after the date on which he or she makes such elections, or if he or she informs the Recordkeeper that he or she wishes to make such elections at a later time, within sixty (60) days after the date on which he or she so informs the Recordkeeper.

In the case of a Participant who fails to make the foregoing elections in a timely manner, or who elects (in a timely manner) to receive a distribution of less than the aggregate value of his or her Account balances, and who subsequently wishes to receive a distribution, or another distribution, as applicable, the Participant must obtain a copy of the Notice from the Administrator, and then make the applicable elections under the provisions in the preceding paragraph in the same manner, and within the same period of time, as if he or she had received the Notice from the Recordkeeper upon his or her Severance from Employment.

(f) Special Rules for Distributions of Less than the Entire Account Balances. If a Participant elects to receive a distribution with respect to his or her Account balances which will consist of less than the aggregate value of such balances, the amounts withdrawn from the Accounts, subaccounts and the Investment Funds within each Account and subaccount used to make the distribution shall be determined in the order of priority as provided in written uniform rules and procedures established by the Administrator.

(g) Required Distributions. Required distributions from the Local 777 Plan shall be made in accordance with the provisions of Sections 12.7 and 12.8 of the Plan.

(h) Automatic Cash-Outs. Notwithstanding any contrary provisions of this Local 777 Plan, in the event that the balance of a Participant’s Accounts is not greater than one thousand dollars ($1,000) at the time the Participant incurs a Severance from Employment, the Participant shall receive a distribution of all amounts in the Accounts. If a Participant who would have received a distribution under the preceding sentence but for the fact that his or her Accounts exceeded one thousand dollars ($1,000) when the Participant incurred a Severance from Employment and, if at a later time, the balance of his or her Accounts is reduced such that it is not greater than one thousand dollars ($1,000), the Participant shall receive a distribution of such balance.

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7.2-B Distributions to and Designation of Beneficiaries. Distributions to the Participant’s beneficiary shall be made in accordance with Section 12.2. Designation of beneficiary shall be made in accordance with Article 14.

7.3-B Withdrawals. A Participant whose employment has not incurred a Severance from Employment may make withdrawals from his or her Accounts in accordance with the following rules:

(a) In-Service Withdrawal. A Participant may, at any time, withdraw any part or all of the balance of his or her Employee After-Tax Contribution Account or his or her Tax Deductible Contribution Account at any time and such withdrawal shall not be subject to any restrictions regarding age, service, Disability or the existence of an Immediate and Heavy Financial Need but shall be subject to Section 7.5-B.

(b) Disability Withdrawal. A Participant who incurs a Disability may, at any time, withdraw any part or all of the balance of his or her Employer Contribution Account.

(c) Age 59 1⁄2. A Participant who has attained age 59 1⁄2 may, at any time, withdraw any part or all of the balance of his or her Employer Contribution Account, subject to Section 7.5-B.

(d) Hardship Withdrawals. Withdrawals to relieve an Immediate and Heavy Financial Need may be requested and shall be made in accordance with Section 11.3. In addition, the distribution shall be subject to Section 7.5-B:

(e) Special Rules. The following special rules shall apply in connection with withdrawals made pursuant to this Section:

(i) The amount to be withdrawn from any Account or subaccount, and from any Investment Fund in which an Account or subaccount is invested, shall be determined in accordance with the rules set forth in Section 7.1-B(f).

(ii) All withdrawals made by a Participant hereunder shall be in the form of cash. However, in the case of a Participant who makes a withdrawal (other than a disability withdrawal or a hardship withdrawal) of the aggregate value of his or her Account balances, and whose Account balances are invested in whole or in part in Units in the FirstEnergy Common Stock Fund, the Participant may elect to have the withdrawal distributed to him or her in the manner described in
Section 7.1-B(d).

(f) Requests for Withdrawal. Withdrawals shall be elected and made in accordance with Section 11.6 of the Plan.

7.4-B Loans. Loans shall be made to Participants in accordance with Section Article 13 of the Plan.

7.5-B Special Rules for Accumulated Payments Portion. Notwithstanding any provision to the contrary, any distribution or withdrawal from the Accumulated Payments Portion of a Participant’s Employee After-Tax Contribution Account shall be subject to the following special rules if the Participant is married at the time of such distribution or withdrawal:

(a) Any amount to be distributed or withdrawn from the Accumulated Payments Portion of such Account under Section 7.1-B or 7.3-B shall be distributed or withdrawn in the form of a Qualified Joint and Survivor Annuity (“QJSA”) unless either:

(i) the balance of the Accumulated Payments Portion of such Account does not exceed $5,000 on the date of distribution; or

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(ii) the Participant has elected to waive distribution in the form of a QJSA in accordance with subsection (d) below.

To provide the QJSA, the amount to be distributed or withdrawn from the Accumulated Payments Portion of such Account will be applied, as of the date on which the distribution of the QJSA hereunder is to commence (such date is hereinafter referred to as the Participant’s “Annuity Starting Date”), to purchase an annuity payable to the Participant for his or her life, with a survivor’s annuity payable to the Participant’s surviving Spouse for her life, in an amount equal to 50% of the amount of the annuity that was payable to the Participant. For this purpose, an individual shall not be treated as the surviving Spouse of the Participant unless such individual was married to the Participant on the Participant’s Annuity Starting Date. If both paragraph (i) and (ii) of this subsection are not applicable, the Participant may elect that the distribution or withdrawal from the Accumulated Payments Portion Subaccount shall be paid in the form of a Qualified Optional Survivor Annuity (“QOSA”). To provide the QOSA, the distribution or withdrawal amount shall be applied as of the Participant’s Annuity Starting Date to purchase an annuity payable to the Participant for his or her life, with a survivor’s annuity payable to the Participant’s surviving Spouse for the Spouse’s life, in an amount equal to 75% of the amount of the annuity that was payable to the Participant. For this purpose, an individual shall not be treated as the surviving Spouse of the Participant unless such individual was married to the Participant on the Participant’s Annuity Starting Date.

(b) Any amount to be distributed from the Accumulated Payments Portion of such Account upon the Participant’s death prior to his or her Annuity Starting Date shall be distributed in the form of a Qualified Pre-retirement Survivor’s Annuity (“QPSA”) unless either:

(i) the balance of the Accumulated Payments Portion of such Account does not exceed $5,000 on the date of distribution or

(ii) the Participant has elected to waive distribution in the form of a QPSA in accordance with subsection (e) below.

To provide the QPSA, the balance of the Accumulated Payments Portion of such Account will be applied to purchase an annuity payable to the Participant’s surviving Spouse for the Spouse’s life. The surviving Spouse shall be permitted to elect to begin receiving payments under the QPSA within a reasonable time after the Participant’s death. For this purpose, an individual shall not be treated as the surviving Spouse of the Participant unless such individual was married to the Participant throughout the one-year period ending on the date of the Participant’s death. If either paragraph (i) or (ii) of this subsection is applicable, distribution from the Accumulated Payments Portion of such Account shall be made as provided in Section 12.2. In addition, if the Accumulated Payments Portion of such Account is otherwise distributable as a QPSA, the Participant’s surviving Spouse may elect to have the Accumulated Payments Portion of such Account distributed, instead, in a single lump sum, payment of which shall be made within the time provided for in Section 12.2. Any such consent or election shall be made on the form or in accordance with the procedures established by the Administrator and at the same time that the Member’s surviving Spouse makes any of the elections available to him or her under Section 12.2.

(c) Each Participant to whom this Section is applicable shall be given a written explanation (hereinafter referred to as the “Written Explanation”) of the terms and conditions of the QJSA and QPSA, the Participant’s right to make, and the effect of, an election to waive distribution in such forms, the rights of the Participant’s Spouse with respect to any such election, and the right to make, and the effect of, a revocation of any such election made by the Participant. The Written Explanation shall also contain such other information as required under Section 417(a)(3) of the Code and Federal income tax regulations and IRS rulings and notices issued thereunder.

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(d) In the case of a Participant who requests a distribution under Section 7.1-B, or a withdrawal under Section 7.3-B to which this Section applies, the Recordkeeper shall furnish such Participant with the Written Explanation as to the QJSA, a copy of the notice described in Section 7.1-B(c) or 7.3-B(f), as applicable, and such forms as the Recordkeeper shall require the Participant to complete no less than thirty (30) days and no more than one hundred eighty (180) days before the Annuity Starting Date. A Participant may elect to waive distribution in the form of a QJSA on such forms. If he or she makes such election, the written consent of the Participant’s Spouse under subsection (g) below shall be provided on such forms. In any event, notwithstanding any provision of Section 7.1-B or 7.3-B to the contrary, the Participant shall make on such forms the elections which he or she would otherwise make over the Electronic Media under Section 7.1-B(c) or 7.3-B(f), as applicable. Also, notwithstanding any such provisions, the Participant may file such forms with the Recordkeeper at any time prior to the close of the Applicable Election Period, and any distribution or withdrawal to be paid to the Participant hereunder shall be so paid, in accordance with any elections that the Participant makes on such forms, on, or starting on, to the extent applicable, the Participant’s Annuity Starting Date.

(e) The Administrator shall provide the Written Explanation as to the QPSA to each Participant to whom this Section is applicable, at such time as required under Section 417(a)(3) of the Code and the Federal Income Tax Regulations and IRS rulings and notices issued thereunder. A Participant may elect to waive distribution in the form of a QPSA by filing with the Administrator, within the Applicable Election Period, a designation of beneficiary form pursuant to Section 14.1, in which the Participant designates a person other than his or her Spouse as the Participant’s beneficiary with respect to his or her Employer Contribution Account, his or her Employee After-Tax Contribution Account, and his or her Tax Deductible Employee Contribution Account balances, and which is accompanied by the written consent of the Participant’s Spouse to the designation of such other person as the Participant’s beneficiary with respect to such Account balances.

(f) The Applicable Election Period for an election to waive the QJSA form of distribution shall be the 180-day period ending on the Participant’s Annuity Starting Date. The Applicable Election Period for an election to waive the QPSA form of distribution shall be the period that ends on the date of the Participant’s death, and that begins on the latest of (i) the first day of the Plan Year in which the Participant attains age 35 (or, if earlier, the date of the Participant’s Severance from Employment), (ii) the date (on or after January 1, 1985) as of which an amount is credited to the Accumulated Payments Portion of the Participant’s Employee After-Tax Contribution Account, or (iii) the date of the Participant’s marriage (as described in Section 2.61 of the Plan). Any election so made may be revoked, and a new election may be so made, at any time within the Applicable Election Period. Any such revocation shall be made in a written statement signed by the Participant and filed with the Administrator.

7.6-B The consent of the Participant’s Spouse to an election by the Participant to waive the QJSA or QPSA form of distribution shall be made in writing, shall acknowledge the effect of such election, shall (in the case of a waiver of the QPSA) acknowledge and consent to the designation of another person as beneficiary, and shall be witnessed by a Plan representative or a notary public. The consent of a Spouse to any election so made by a Participant shall be irrevocable as to that election. Any consent by a Spouse shall be effective only with respect to that Spouse. Notwithstanding any of the previous provisions of this Section, the consent of a Participant’s Spouse to an election by the Participant under any of such provisions shall not be required if it is established to the satisfaction of the Administrator that such consent cannot be obtained because there is no Spouse, because the Spouse cannot be located, or because of such other circumstances as may be prescribed in the applicable Federal income tax regulations or in rulings or notices issued by the IRS.

7.7-B Direct Rollovers. This Section applies to any distribution or withdrawal made under this Article which is an “Eligible Rollover Distribution.” Notwithstanding any provision of the Local 777 Plan to the contrary, the “Payee” of any Eligible Rollover Distribution made under this Article may elect, at the time and in the manner set forth in this Article, and as otherwise prescribed by the Administrator, to have all or any portion of such distribution paid as a “Direct Rollover” to an “Eligible Retirement Plan” specified by the Payee.

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For the purpose of this Section, the following definitions shall apply. A “Payee” is any person who is entitled to receive a distribution or withdrawal from the Local 777 Plan, and who is a Participant, the surviving Spouse or any other beneficiary of a Participant. A “Direct Rollover” is a direct payment of a distribution or withdrawal by the Local 777 Plan to the Eligible Retirement Plan specified by the Payee, made in accordance with Section 401(a)(31) of the Code and the Treasury regulations and the rulings and notices issued by the Internal Revenue Service thereunder, and made in such manner as prescribed by the Administrator.

7.8-B Divestiture Provisions. Notwithstanding any other provisions in this Local Plan to the contrary, the following provisions shall apply with respect to each Participant who is a “Transferred Employee” as defined in any agreement (“Purchase Agreement”) to which the Participant’s Company is a party and which provides for the sale of generation assets of such Company or any other Company that was a corporation included as a member of the affiliated group of corporations (as defined in Section 1504 of the Code regulations thereunder) that included GPU, Inc., to the entity defined in such agreement as the “Buyer.”

(a) The termination of a Transferred Employee’s employment with his or her Company in connection with such sale shall be treated as a Severance from Employment for purposes of this Local 777 Plan, effective as of the “Closing Date” as defined in the applicable Purchase Agreement.

(b) Except as provided in subsection (c) below, a Transferred Employee’s Account shall become distributable to him or her as of the applicable Closing Date.

(c) In the case of any Transferred Employee who has not attained age 59 1⁄2 prior to the applicable Closing Date, the 401(k) Portion of his or her Employer Contribution Account shall become distributable to the Transferred Employee or his or her beneficiary upon the earliest to occur of the following:

(i) the issuance by the Internal Revenue Service of a private letter ruling, or the receipt by the Administrator of an opinion of counsel satisfactory to it, to the effect that the distribution of the 401(k) portion of the Transferred Employee’s Employment Contribution Account is permissible under the applicable provisions of the Code, or

(ii) the Transferred Employee’s death or separation from service with the Buyer.

If so required by the ruling or opinion referred to in paragraph (i) above, any distribution permitted to be made to a Transferred Employee pursuant to paragraph (i) above shall be made at such time, and in such form, as specified in such ruling or opinion.

(d) In the case of any Transferred Employee described in subsection (c) above, until the 401(k) Portion Subaccount of such Transferred Employee’s Employer Contribution Account becomes distributable pursuant to paragraph (i) or (ii) of subsection (c) the transferred Employee may make withdrawals from the 401(k) Portion of his or her Employer Contribution Account for hardship or disability, or after attaining age 59 1⁄2, in accordance with the provisions of 7.3-B, and in the case of a hardship withdrawal, subject to such additional conditions as the Administrator may require in its discretion.

(e) In the case of any Transferred Employee who has an outstanding loan for the Local 777 Plan as of the applicable Closing Date, the unpaid amount of principal and interest on the loan shall not become immediately payable upon the Transferred Employee’s Severance from Employment as of such Closing Date if the Transferred Employee has agreed to repay the outstanding amount of principal and interest on the loan over the remaining period of the term of the loan in accordance with such repayment schedule as the Administrator in its discretion may determine. Such loan repayment schedule shall be consistent with the requirements of Section 7.4-B and all loan repayments required to be made in accordance with such schedule shall be made by the Transferred Employee remitting such payments directly to the Trustee.

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ARTICLE 8-B

Administration of Local 777 Plan

Provisions regarding administration are contained in Article 15, Administration of the Plan and all provisions of the Article apply to this Constituent Plan.

ARTICLE 9-B

Trustee

Provisions regarding the Trustee are contained in Article 16, Trustee and Trust Fund, and all provisions of the Article apply to this Constituent Plan.

ARTICLE 10-B

Amendment and Termination

Provisions regarding amendment are contained in Article 18, Amendments and Supplements and all provisions of the Article apply to this Constituent Plan. Provisions regarding termination are contained in Article 19, Termination of the Plan and all provisions of the Article apply to this Constituent Plan.

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